Exhibit 10.1

EXECUTION VERSION

AMENDED AND RESTATED MASTER AGREEMENT

This AMENDED AND RESTATED MASTER AGREEMENT dated the 12th day of January, 2010,

BETWEEN:

COMPAÑÍA MINERA TECK CARMEN DE ANDACOLLO, a contractual mining company organized under the laws of Chile
(“Operator”),

AND:

ROYAL GOLD, INC., a corporation organized under the laws of the State of Delaware, Unites States of America (“Royal Gold”).

WHEREAS:

A.           Operator (formerly known as Compañía Minera Carmen de Andacollo) and Royal Gold are parties to that certain Master Agreement dated April 3, 2009, amended by Amendment No. 1 to the Master Agreement dated August 12, 2009 (together the “Original Master Agreement”).

B.           Operator and Royal Gold wish to amend and restate the Original Master Agreement upon the terms and conditions of this Agreement.

C.           Operator owns and operates a mining project located near the town of Andacollo, Chile, known as “Carmen de Andacollo” and as part of such project is developing the hypogene copper-gold project (the “Project”) on the Mining Properties.

D.           In consideration of payment of the Purchase Price, Operator has agreed to sell, transfer and assign to Royal Gold a Royalty related to the gold produced from the Project, subject to the terms and conditions set forth herein and in the Royalty Agreement.

E.           Operator and Royal Gold have entered into the Stockholder Agreement and desire to enter into a Registration Rights Agreement in connection with the issuance of shares of Royal Gold Common Stock to Operator in exchange for the Royalty, subject to the terms and conditions set forth herein.

F.           Operator and Royal Gold acknowledge that the Royalty Agreement is an aleatory agreement (contrato aleatorio), and thus payments thereunder are contingent on the proceeds obtained from the exploitation of the Subject Properties as provided in this Agreement.

G.           Royal Gold acknowledges that copper is the main mineral exploited from the Subject Properties.

NOW, THEREFORE, in consideration of the respective covenants, agreements, representations, warranties and indemnities contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties covenant and agree as follows:

1.      Certain Defined Terms and Construction.

(a)	As used in this Agreement, the following capitalized terms shall have the following meanings:

(i)	“Affiliate” means, with respect to any Person, any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

(ii)	“Agent” means the Persons to be appointed pursuant to the Royalty Agreement, each acting on behalf of either Royal Gold or Operator.

(iii)	“Agreement” means this Amended and Restated Master Agreement with all Exhibits and Schedules hereto.

(iv)
“Ancillary Property Rights” mean any land and water rights owned, controlled, leased, mined or operated by or on behalf of Operator or any Affiliate of Operator on or after April 3, 2009 that are not included in the Mining Properties or the Subject Properties, but which are required for the development and operation of the Project.

(v)
“Approvals” mean any authorizations, licenses, permits, consents, waivers, grant notices, approvals, rulings, orders, certifications, exemptions, filings, variances, decrees, registrations, or other action, whether written or oral, of, by, from or on behalf of any Governmental Authority or any other third party, together with all easements, rights-of-way and other rights to access or use property.

(vi)
“Avío” means a contrato aleatorio regulated in the Chilean Mining Code and defined in article 206 therein as a contract by means of which a person commits to give or to do something for the benefit of the exploitation of an exploitation mining concession (pertenencia), to be paid only with the products obtained therefrom or with an ownership quota of such mining concession.

(vii)	“Capital Reorganization” has the meaning set forth in Section 2(f).

(viii)	“Cash Portion” has the meaning set forth in Section 2(b).

(ix)
“Charter Documents” mean articles, articles of incorporation, certificate of incorporation, notice of articles, memorandum, constitutions, bylaws or any similar constating document of a corporation or other legal entity.

(x)	“Circular Boundary” means the circular boundary illustrated in bold black on the map in Part II of Exhibit B and described by the Universal Transverse Mercator coordinates in Part III(a) of Exhibit B.

(xi)	“Closing” has the meaning set forth in Section 2(i).

(xii)	“Closing Date” has the meaning set forth in Section 2(i).

(xiii)	“Closing Time” has the meaning set forth in Section 2(i).

(xiv)	“Condiciones Suspensivas” mean the conditions precedent for effectiveness (condiciones suspensivas) set forth in Schedule C of the Royalty Agreement.

(xv)	“Confidentiality Agreement” means the confidentiality agreement between Teck Resources Limited (formerly known as Teck Cominco Limited) and Royal Gold dated October 28, 2008.

(xvi)	“Convertible Securities” has the meaning set forth in Section 2(d)(i).

(xvii)
“Current Market Price” means the weighted average trading price of the Royal Gold Common Stock on the NASDAQ Global Select Market, during the ten consecutive Trading Days ending on a date which is the fifth Trading Day before such date; provided that the weighted average trading price shall be determined by dividing that aggregate sale price of all Royal Gold Common Stock sold on the said exchange, as the case may be, during the said ten consecutive Trading Days by the total number of Royal Gold Common Stock so sold; and provided further that, if the Royal Gold Common Stock are not listed and posted for trading on any stock exchange in Canada or the United States or traded in the over-the-counter market, the Current Market Price shall be determined by the good faith judgment of the board of directors of Royal Gold.

(xviii)	“Dayton” means Compañía Minera Dayton.

(xix)
“Dayton Concessions” means: (A) Río Elqui Uno 1 to 5 and Río Elqui Uno 8; (B) Bárbara Tercera; (C) Jazmín; (D) Rosario 142, Rosario 143, Rosario 149 and Rosario 150; (E) Nanita 1 to 7, Nanita 9 to 11, Nanita 13 to 23, Nanita 28 to 32 and Nanita 47 to 50; (F) Rosario 54 to 61; (G) Sylvia; (H) Claudia 1 and 2; (I) Mercedes 4, Mercedes 5 and Mercedes 6; (J) Rosario 113 to 115, Rosario 120 to 123 and Rosario 127 to 129; (K) Cautín; (L) Río Elqui Dos 5 to 7, Río Elqui Dos 14 and Río Elqui Dos 15; (M) Río Elqui Tres 1; and (N) Vicky 1 and 2.

(xx)
“Deed of Cancellation” means the Chilean public deed or deeds to be entered into by the Agent and Operator or Royal Gold, as applicable, declaring that the Royalty Agreement has terminated because the Condiciones Suspensivas have failed.

(xxi)	“Disclosure Documents” mean:

(A)
Annual Report of Royal Gold on Form 10-K/A for the year ended June 30, 2008, filed on November 6, 2008, and Annual Report of Royal Gold on Form 10-K for the year ended June 30, 2009, filed on August 21, 2009;

(B)
Quarterly Reports of Royal Gold on Form 10-Q for the quarters ended (1) December 31, 2008, filed February 6, 2009, (2) March 31, 2009, filed May 11, 2009, and (3) September 30, 2009, filed on November 6, 2009;

(C)
Current Reports of Royal Gold on Form 8-K filed on August 5, 2008, September 2, 2008, September 17, 2008, September 19, 2008, September 25, 2008, October 7, 2008, October 31, 2008, November 4, 2008, November 6, 2008, November 7, 2008, January 5, 2009, February 24, 2009, March 4, 2009, March 27, 2009, April 6, 2009, April 8, 2009, April 16, 2009, May 7, 2009, June 3, 2009, July 28, 2009, August 13, 2009, August 24, 2009, August 27, 2009, September 28, 2009, October 19, 2009, November 5, 2009, November 6, 2009, November 18, 2009, November 20, 2009, November 23, 2009, December 18, 2009, December 21, 2009 and December 23, 2009;

(D)	Definitive Proxy Statement, dated and filed October 9, 2009, for Royal Gold’s 2009 Annual Meeting of Stockholders that was held on November 18, 2009;

(E)
the description of the Preferred Stock Purchase Rights contained in the registration statement of Royal Gold on Form 8-A under the Exchange Act filed on September 12, 1997, as amended by the registration statement of Royal Gold on Form 8-A/A filed September 10, 2007, together with any amendment or report filed with the SEC for the purpose of updating such description;

(F)
(1) the full text of the MJDS Canadian prospectus of Royal Gold dated and filed January 20, 2009 and attaching the full text of the United States prospectus of Royal Gold dated December 19, 2008 and the United States registration statement dated December 19, 2008 and (2) the full text of the MJDS Canadian prospectus supplement of Royal Gold dated April 7, 2009 and filed April 8, 2009 and attaching the full text of the United States prospectus supplement of Royal Gold dated April 7, 2009 and the United States prospectus dated December 19, 2008; and

(G)
all other documents filed by Royal Gold pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the MJDS prospectus of Royal Gold dated and filed January 20, 2009 and before the Closing Time.

(xxii)	“Dispute” means a dispute arising out of or connected with this Agreement or any legal relationship associated with or derived from this Agreement.

(xxiii)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(xxiv)
“Environmental Laws” mean Governmental Requirements relating to pollution or protection of the environment, including, without limitation, Governmental Requirements relating to emissions, discharges, releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, aquifers, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes which are applicable to the Subject Properties, the Project , the other assets owned, controlled or managed by Operator which are used on or in connection with the Subject Properties, the Ancillary Property Rights or the Project or to the activities of Operator on or in connection with the Subject Properties, the Ancillary Property Rights or the Project.

(xxv)	“Force Majeure” has the meaning set forth in Section 9(i).

(xxvi)
“Governmental Authority” means (A) with respect to Operator, the government of Chile or of any state, provincial, territorial, divisional, county, regional, city or other political subdivision of Chile and any entity, court, arbitrator or arbitration panel, agency, department, commission, board, bureau or regulatory authority or other instrumentality of any of them exercising executive, legislative, judicial, regulatory or administrative functions that exercises valid jurisdiction, including over the Project, the Ancillary Property Rights or the Subject Properties; and (B) with respect to Royal Gold, the government of any nation, state, provincial, territorial, divisional, county, regional, city or other political subdivision thereof and any entity, court, arbitrator or arbitration panel, agency, department, commission, board, bureau or regulatory authority or other instrumentality of any of them exercising executive, legislative, judicial, regulatory or administrative functions that exercises valid jurisdiction.

(xxvii)
“Governmental Requirement” means any law, statute, code, ordinance, treaty, order, rule, regulation, judgment, ruling, decree, injunction, franchise, permit, certificate, license, authorization, approval or other direction or requirement of any Governmental Authority.

(xxviii)	“ICC” has the meaning set forth in Section 9(b)(ii).

(xxix)	“Intermediary Period” has the meaning set forth in Section 2(d).

(xxx)	“Irrevocable Mandate” means the Irrevocable Mandate to be executed pursuant to the Royalty Agreement.

(xxxi)
“Knowledge” means:  (A) in respect of Operator, the knowledge of Tim Watson, Andrew Stonkus, Pierro Venturini, Javier Esuti Muñoz, Claudio Canut de Bon Lagos, Marcelo Bustos Collao, Victor Velasquez Valenzuela, Marcelo Godoy Muñoz, Hernando Pavez Garcia, Fernando Gonzalez Briones, Claudio Bustos Alarcon or Robert Biehl, after reasonable inquiry, in their respective capacities as employees, officers and/or directors of Operator or its Affiliates, as the case may be, and not in their respective personal capacities; and (B) in respect of Royal Gold, the knowledge of Tony Jensen or William H. Heissenbuttel, after reasonable inquiry, in their respective capacities as employees of Royal Gold or its Affiliate, as the case may be, and not in their respective personal capacities.  For greater certainty, where the phrase “to the Knowledge” qualifies a particular representation or warranty in the Agreement, such representation or warranty shall not be breached as a result of any fact or state of affairs that is not within the Knowledge of such Party.

(xxxii)
“Lien” means, as to any property or asset owned or held by a Person, any mortgage, deed of trust, lien, pledge, charge, security interest, preferential right, assignment, option, production payment or royalty (which for greater certainty excludes any Metal Sales Contract), Avío or other encumbrance in, on or to, or any interest or title of any vendor, lessor, purchaser or other secured party to, or interest or title of any Person under any conditional sale or other title retention agreement or capital lease with respect to, such property or asset, the signing of any mortgage, deed of trust, pledge, charge, security agreement, assignment or similar instrument with respect to such property or asset, or the signing or filing of a financing statement with respect to such property or asset which names such Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement with respect to such property or asset.

(xxxiii)	“Losses” has the meaning set forth in Section 9(f)(i).

(xxxiv)
“Material Adverse Effect” means with respect to Operator, any change, effect, event, or occurrence that, either individually or in the aggregate, is, or would reasonably be expected to be, material and adverse to the Project, or the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise), capitalization, operations or results of operations of Operator, each either considered as a whole or collectively in their entirety, as the case may be, other than any change, effect, event or occurrence in or relating to:

(A)
changes in general political, economic or financial conditions, whether domestic or international in either case, including changes or disruptions in securities, currency exchange, real property, labour or commodities markets (including without limitation gold or copper prices), except to the extent that such changes adversely affect the Project or the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise), capitalization, operations or results of operations of Operator, as the case may be, in a manner distinct from and with a materially disproportionate effect than it affects other operators of a similar business in Chile;

(B)
acts of God, any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism or civil unrest, except to the extent that such acts of God, hostilities, war, terrorism or civil unrest adversely affect the Project or the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise), capitalization, operations or results of operations of Operator, as the case may be, in a manner distinct from and with a materially disproportionate effect than it affects other operators of a similar business in Chile;

(C)
changes in applicable law or changes in generally accepted accounting principles, except to the extent that such changes in applicable law or changes in generally accepted accounting principles affect the Project or the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise), capitalization, operations or results of operations of Operator, as the case may be, in a manner distinct from and with a materially disproportionate effect than it affects other operators of a similar business in Chile;

(D)
changes due to disruption of power, labour, utilities, water, supply and transportation systems, except to the extent that such changes affect the Project or the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise), capitalization, operations or results of operations of Operator, as the case may be, in a manner distinct from and with a materially disproportionate effect than it affects other operators of a similar business in Chile;

(E)
the announcement or pendency of the transactions contemplated by this Agreement or other communication by Royal Gold, Operator or any of their Affiliates of its plans or intentions with respect to the Project or any elements of the Project, specifically; or

(F)	the consummation of the transactions contemplated by this Agreement or any actions by Royal Gold, Operator or their Affiliates taken pursuant to or in light of this Agreement.

With respect to Royal Gold, any change, effect, event, or occurrence that, either individually or in the aggregate, is, or would reasonably be expected to be, material and adverse to the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise), capitalization, operations or results of operations of Royal Gold and its Subsidiaries (taken together as a whole), each either considered as a whole or collectively in their entirety, as the case may be, other than any change, effect, event or occurrence in or relating to:

(A)
changes in general political, economic or financial conditions, whether domestic or international in either case, including changes or disruptions in securities, currency exchange, real property, labour or commodities markets (including without limitation gold prices), except to the extent that such changes adversely affect the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise), capitalization, operations or results of operations of Royal Gold and its Subsidiaries (taken together as a whole), as the case may be, in a manner distinct from and with a materially disproportionate effect than it affects other companies of a similar size operating in the industry in which Royal Gold and its Subsidiaries operate;

(B)
acts of God, any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism or civil unrest, except to the extent that such acts of God, hostilities, war, terrorism or civil unrest adversely affect the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise), capitalization, operations or results of operations of Royal Gold and its Subsidiaries (taken together as a whole), as the case may be, in a manner distinct from and with a materially disproportionate effect than it affects other companies of a similar size operating in the industry in which Royal Gold and its Subsidiaries operate;

(C)
changes in applicable law or changes in generally accepted accounting principles, except to the extent that such changes in applicable law or changes in generally accepted accounting principles affect the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise), capitalization, operations or results of operations of Royal Gold and its Subsidiaries (taken together as a whole), as the case may be, in a manner distinct from and with a materially disproportionate effect than it affects other companies of a similar size operating in the industry in which Royal Gold and its Subsidiaries operate;

(D)
the announcement or pendency of the transactions contemplated by this Agreement or other communication by Royal Gold, Operator or any of their Affiliates of its plans or intentions with respect to the Project or any elements of the Project, specifically;

(E)	the consummation of the transactions contemplated by this Agreement or any actions by Royal Gold, Operator or their Affiliates taken pursuant to or in light of this Agreement; or

(F)	any change in the market price or trading volume of any of the securities of Royal Gold.

(xxxv)
“Material Agreements” mean (A) with respect to Operator, all Metal Sales Contracts, and all other material contracts, agreements, leases, instruments and other material binding commitments and undertakings of Operator necessary for the development and operation of the Project, and (B) with respect to Royal Gold, all material contracts, agreements, leases, instruments and other material binding commitments and undertakings of Royal Gold.

(xxxvi)
“Metal Sales Contract” means any contract between Operator and any smelter, refiner or other processor or purchaser for the sale, refining or other beneficiation of Subject Minerals in any form, including concentrates, that have been produced from the Subject Properties.

(xxxvii)
“Mining Properties” has the meaning set forth in Part I of Exhibit B as such list of exploration and exploitation mining concessions is amended in accordance with the provisions set forth in Section 5(c)(x) other than any Dayton Concession or any Overlapping Dayton Concession transferred to Dayton in accordance with this Agreement and not thereafter reacquired.

(xxxviii)	“Offered Royal Gold Common Stock” has the meaning set forth in Section 2(e).

(xxxix)	“Operator” has the meaning set forth in the introductory paragraph of this Agreement.

(xl)	“Original Master Agreement” has the meaning set forth in Recital A to this Agreement.

(xli)	“Outside Date” has the meaning set forth in Section 8(b).

(xlii)	“Overlapping Dayton Concession” has the meaning set forth in Section 5(c)(ix).

(xliii)	“Overlapping Third-Party Concession” and “Overlapping Third-Party Concessions” have the meanings set forth in Section 5(c)(xiv).

(xliv)	“Parties” mean Operator and Royal Gold.

(xlv)	“Person” means an individual, partnership, corporation (including a business trust), joint venture, limited liability company or other legal entity, or a Governmental Authority.

(xlvi)	“Pre-Closing” has the meaning set forth in Section 5(p)(i).

(xlvii)	“Pre-Closing Date” has the meaning set forth in Section 5(p)(i).

(xlviii)	“Project” has the meaning set forth in Recital C to this Agreement.

(xlix)	“Project Studies” has the meaning set forth in Section 3(g).

(l)	“Purchase Price” has the meaning set forth in Section 2(b).

(li)	“Registration Rights Agreement” has the meaning set forth in Section 7(a)(iv).

(lii)	“Registration Statement” has the meaning set forth in Section 5(e).

(liii)	“Representative” has the meaning set forth in Section 5(a).

(liv)	“Rights Offering” has the meaning set forth in Section 2(e).

(lv)	“Royal Gold” has the meaning set forth in the introductory paragraph of this Agreement.

(lvi)	“Royal Gold Common Stock” means shares of Royal Gold’s common stock having a par value of $0.01 per share.

(lvii)	“Royalty” means an interest in the Subject Minerals when produced from the Subject Properties and created pursuant to the terms of the Royalty Agreement.

(lviii)
“Royalty Agreement” means the agreement to be entered into at Pre-Closing between Royal Gold and Operator, substantially in the form attached hereto as Exhibit C, subject to the translation of such agreement from the English language to the Spanish language as contemplated by Section 5(c)(iii).

(lix)	“SEC” means the United States Securities and Exchange Commission.

(lx)	“Securities Act” means the United States Securities Act of 1933, as amended.

(lxi)	“Shaded Area” means the area shaded with dotted-lines on the map in Part II of Exhibit B.

(lxii)
“Shaded Area Boundary” means the boundary around the area shaded with dotted-lines on the map in Part II of Exhibit B described by the Universal Transverse Mercator Coordinates in Part III(b) of Exhibit B.

(lxiii)	“Share Portion” has the meaning set forth in Section 2(b).

(lxiv)	“Share Reorganization” has the meaning set forth in Section 2(d).

(lxv)	“Side Letter Agreement” means the letter agreement to be entered into at Pre-Closing between Royal Gold and Operator, substantially in the form attached hereto as Exhibit H.

(lxvi)
“Stockholder Agreement” means the Stockholder Agreement executed by Operator, Royal Gold and Teck Resources Limited (formerly known as Teck Cominco Limited) dated April 3, 2009, as amended by Amendment No. 1 to the Stockholder Agreement of the date hereof and attached hereto as Exhibit D.

(lxvii)	“Subject Minerals” mean all gold in whatever form, including in concentrates, produced from the Subject Properties.

(lxviii)	“Subject Properties” mean:

(A)	the Mining Properties; and

(B)	any other exploration or exploitation mining concessions that are acquired or constituted by Operator or any Affiliate of Operator that are or may be in the future located wholly or partially within the Universal Transverse Mercator coordinates in Part III(b) of Exhibit B. Exhibit B, Part II contains a map to facilitate the visual identification of the coordinates set forth in Exhibit B, Part III(b).  In case of any discrepancy between the map in Exhibit B, Part II and the coordinates set forth in Exhibit B, Part III(b), the coordinates set forth in Exhibit B, Part III(b) shall prevail. For greater certainty, the mining concessions that meet the aforementioned requirements are or will from time to time be part of the Mining Properties and the Subject Properties and therefore are or will from time to time be subject to this Agreement, and for further certainty exclude any exploration or exploitation mining concessions located wholly outside the Universal Transverse Mercator coordinates in Part III(b) of Exhibit B; provided however such Subject Properties will not include any Dayton Concession or any Overlapping Dayton Concession transferred to Dayton in accordance with this Agreement and not thereafter reacquired.

(lxix)	“Subsidiary” means any corporation, association or other business entity more than 50% of each class of equity or voting securities of which is owned, directly or indirectly, by any Person.

(lxx)
“Taxes” mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by or on behalf of any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

(lxxi)	“Trading Days” mean days on which shares of Royal Gold Common Stock are traded on the NASDAQ Global Select Market.

(lxxii)	“Transaction Documents” mean this Agreement, the Royalty Agreement, the Stockholder Agreement, the Registration Rights Agreement and the Side Letter Agreement.

(lxxiii)	“Transaction Expenses” has the meaning set forth in Section 9(g).

(lxxiv)	“Transactions” has the meaning set forth in Section 2(a).

(lxxv)	“U.S. GAAP” means United States generally accepted accounting principles.

(b)	In this Agreement:

(i)
unless the context otherwise clearly requires, (A) references to the plural include the singular, and references to the singular include the plural; (B) the words “include,” “includes,” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”; (C) the terms “hereof,” “herein,” “hereunder,” “hereto,” and similar terms refer to this entire Agreement and not to any particular provision of this Agreement; (D) “or” is used in the inclusive sense of “and/or”; (E) if a word or phrase is defined, then its other grammatical or derivative forms have a corresponding meaning; (F) unless otherwise specified, the terms “day” and “days” mean and refer to calendar day(s); (G) the terms “business day” and “business days” mean and refer to any day other than a Saturday, Sunday, or federal statutory holiday in the United States of America, provincial statutory holiday in British Columbia or statutory holiday in Chile; and (H) if any action, including a payment hereunder, is required to be taken pursuant to this Agreement on or by a specified date that is not a business day, the action is valid if taken on or by the next business day.

(ii)	unless otherwise specified, all references to articles, sections, and exhibits are to the Articles, Sections, and Exhibits of this Agreement;

(iii)	the headings of the Sections and Subsections of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement;

(iv)	except where otherwise expressly provided, all monetary amounts are stated and shall be paid in the currency of United States of America;

(v)
for purposes of Sections 3(b), 3(c), 3(e), 3(j), and 5(m) the terms “material” or “materially” shall mean any change, effect, event, or occurrence that, either individually or in the aggregate, would, or would reasonably be expected to, (A) result in damages to, or expenditures by, Operator that exceed $5,000,000 or (B) prevent, significantly hinder or significantly delay the construction, development or operation of the Project;

(vi)
for purposes of Sections 3(l), 6(a)(vii), 6(b)(ix), and 9(f)(i)(E), the terms “material” or “materially” shall mean any change, effect, event, or occurrence that, either individually or in the aggregate, would, or would reasonably be expected to, prevent, significantly hinder or significantly delay the construction, development or operation of the Project; and

(vii)
for purposes of Sections 4(b), 4(c), 4(e), 4(h) and 4(j), the terms “material” or “materially” shall mean any change, effect, event, or occurrence that, either individually or in the aggregate, would, or would reasonably be expected to, result in damages to, or expenditures by, Royal Gold that exceed $5,000,000.

(c)           This Agreement shall be construed according to its fair meaning, taken as a whole, as if the Parties had prepared it jointly, not as if prepared by one of the Parties.

2.      The Transactions; Closings.

(a)           Effective as of and from the Closing Date, Operator shall grant, sell, assign, transfer and convey to Royal Gold, and Royal Gold shall purchase from Operator, the Royalty free and clear of any Lien (other than any Lien created by the Royalty Agreement) in accordance with and subject to the terms and conditions set forth in this Agreement (the “Transactions”).

(b)           As consideration for the Royalty, Royal Gold shall on Closing: (i) pay to Operator $217,942,500 in cash or other immediately available funds (the “Cash Portion”); and (ii) issue and deliver to Operator 1,204,136 shares of Royal Gold Common Stock, as such number of shares of Royal Gold Common Stock may be adjusted pursuant to Sections 2(d) through (h) (the “Share Portion,” and together with the Cash Portion, the “Purchase Price”).

(c)           [Intentionally deleted.]

(d)           The number of shares to be issued and delivered to Operator at Closing that constitutes the Share Portion shall be adjusted proportionately as necessary if, during the period beginning when the number of shares of Royal Gold Common Stock that constitutes the Share Portion is calculated and ending on the Closing Date (the “Intermediary Period”), Royal Gold:

(i)
fixes the record date for the issue, or issues to, all or substantially all of the holders of Royal Gold Common Stock by way of a stock dividend or otherwise shares of Royal Gold Common Stock or other securities of Royal Gold or any other issuer convertible into or exchangeable for or otherwise carrying the right to acquire Royal Gold Common Stock (the “Convertible Securities”), other than (A) the issue from time to time of Royal Gold Common Stock or Convertible Securities by way of stock dividend to holders who elect to receive Royal Gold Common Stock or Convertible Securities in lieu of cash dividends in the ordinary course or pursuant to a dividend reinvestment plan or (B) as dividends paid in the ordinary course; or

(ii)	subdivides or redivides the issued and outstanding shares of Royal Gold Common Stock into a greater number of shares of Royal Gold Common Stock; or

(iii)	combines, consolidates or reduces the issued and outstanding shares of Royal Gold Common Stock into a smaller number of shares of Royal Gold Common Stock

(any of those events being herein called a “Share Reorganization”),

effective immediately after the record date at which the holders of Royal Gold Common Stock are determined for the purposes of the Share Reorganization or the effective date of the Share Reorganization if no record date is fixed, to a number that is the product of (1) the Share Portion in effect on the record date, or the effective date if no record date is fixed, and (2) a fraction:

(A)	the numerator of which shall be the number of Royal Gold Common Stock outstanding after giving effect to the Share Reorganization; and

(B)	the denominator of which shall be the number of Royal Gold Common Stock outstanding on the record date, or effective date if no record date is fixed, before giving effect to the Share Reorganization.

For the purposes of determining the number of Royal Gold Common Stock outstanding at any particular time for the purpose of this Section 2(d) there shall be included that number of Royal Gold Common Stock which would have resulted from the conversion at that time of all outstanding Convertible Securities.

(e)           If during the Intermediary Period Royal Gold fixes a record date for the issuance of rights, options or warrants to all or substantially all the holders of Royal Gold Common Stock pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Royal Gold Common Stock or Convertible Securities within a period of not more than 45 days from such record date at a price per share, or at a conversion price per share, of less than 95% of the Current Market Price on such record date (any such issuance being herein called a “Rights Offering” and Royal Gold Common Stock that may be acquired on exercise of the Rights Offering, or upon conversion of the Convertible Securities offered by the Rights Offering, being herein called the “Offered Royal Gold Common Stock”), the Share Portion shall be adjusted effective immediately after the applicable record date to a Share Portion that is the product of (1) the Share Portion in effect on the record date and (2) a fraction:

(i)
the numerator of which shall be the sum of (A) the number of Royal Gold Common Stock outstanding on the record date plus (B) the number of Offered Royal Gold Common Stock offered pursuant to the Rights Offering or the maximum number of Offered Royal Gold Common Stock into which the Convertible Securities so offered pursuant to the Rights Offering may be converted, as the case may be; and

(ii)	the denominator of which shall be the sum of:

(A)	the number of Royal Gold Common Stock outstanding on the record date; and

(B)
the number arrived at when (I) either the product of (a) the number of Offered Royal Gold Common Stock so offered and (b) the price at which such Offered Royal Gold Common Stock are offered, or the product of (c) the conversion price of the Offered Royal Gold Common Stock so offered and (d) the maximum number of Offered Royal Gold Common Stock for or into which the Convertible Securities so offered pursuant to the Rights Offering may be converted, as the case may be, is divided by (II) the Current Market Price of Royal Gold Common Stock on the record date for the Rights Offering.

If by the terms of the rights, options, or warrants referred to in this Section 2(e), there is more than one purchase, conversion or exchange price per Offered Royal Gold Common Stock, the aggregate price of the total number of additional Offered Royal Gold Common Stock offered for subscription or purchase, or the aggregate conversion or exchange price of the Convertible Securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Offered Royal Gold Common Stock, as the case may be.  Any Offered Royal Gold Common Stock owned by or held for the account of Royal Gold or a Subsidiary of Royal Gold shall be deemed not to be outstanding for the purpose of any such computation; if all the rights, options or warrants are not so issued or if all rights, options or warrants are not exercised prior to the expiration thereof, the Share Portion shall be readjusted to the Share Portion in effect immediately prior to the record date, and the Share Portion shall be further adjusted based upon the number of Offered Royal Gold Common Stock (or Convertible Securities that are convertible into Offered Royal Gold Common Stock ) actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after that record date.

(f)           If during the Intermediary Period there is a reorganization of Royal Gold not otherwise provided for in Sections 2(d) and 2(e) or a consolidation, merger, arrangement, amalgamation or acquisition of Royal Gold by, with or into another body corporate including a transaction whereby all or substantially all of Royal Gold’s assets become the property of any other Person through sale, lease, exchange or otherwise (any such event being herein called a “Capital Reorganization”), Operator, shall be entitled to receive and shall accept, in lieu of the Share Portion to which it was theretofore entitled upon Closing, the aggregate amount of cash and/or the aggregate number of Royal Gold Common Stock or other securities or property of Royal Gold, or the continuing, successor or purchasing Person, as the case may be, under the Capital Reorganization that Operator would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, Operator had been the holder of the number of Royal Gold Common Stock to which immediately before the transaction it was entitled.  No Capital Reorganization shall be carried into effect unless all necessary steps have been taken so that Operator shall thereafter be entitled to receive the requisite amount of cash and/or the number of Royal Gold Common Stock or other securities or property of Royal Gold or of the continuing, successor or purchasing Person, as the case may be, under the Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 2.

(g)           If during the Intermediary Period Royal Gold reclassifies or otherwise changes the issued and outstanding shares of Royal Gold Common Stock, the Share Portion shall be adjusted effective immediately upon the reclassification becoming effective so that if Operator thereafter shall be entitled to receive such Share Portion as it would have received had the Share Portion been issued immediately prior to the effective date, subject to adjustment thereafter in accordance with provisions the same, as nearly as may reasonably be possible, as those contained in this Sections 2(d) through (f).

(h)           The adjustments and readjustments provided for in Sections 2(d) through 2(g) are cumulative and, apply (without duplication) to successive issues, subdivisions, combinations, consolidations, distributions and any other events that require adjustment of the Share Portion.

(i)           Subject to terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Urenda, Rencoret, Orrego y Dorr, Abogados, Av. Costanera Andrés Bello 2711, Piso 16 Las Condes - Santiago, Chile, at 10:00 a.m. local time (the “Closing Time”) on the later of the date (the “Closing Date”):

(i)	to be designated by Royal Gold, which date shall be no later than the fifth business day after Royal Gold and its Chilean counsel have received, to their reasonable satisfaction:

(A)	for each of the Mining Properties, the following certificates from the relevant Mining Register: (X) mortgages and encumbrances, (Y) interdictions and prohibitions, and (Z) ownership; and

(B)	authorized copies of the registrations made evidencing the mortgages and grant of prohibition under the Royalty Agreement;

(ii)	that is mutually agreed to in writing by the Parties; and

(iii)
that is ten business days after the date designated by Royal Gold pursuant to Section 2(i)(i) or mutually agreed by the Parties pursuant to Section 2(i)(ii), as the case may be; provided that the Operator has delivered written notice to Royal Gold pursuant to Section 6(a)(vii)(A), and Royal Gold has delivered written notice to Operator of its intention to postpone the Closing Date by ten business days, provided, however that each of the other conditions set forth in Section 6 and Section 7 (other than the conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions) shall have been satisfied or waived as of the designated or agreed date.

3.      Representations and Warranties of Operator.  Operator hereby represents and warrants to Royal Gold, and acknowledges that Royal Gold is relying on such representations and warranties in entering this Agreement, that:

(a)           Organization and Qualification; Subsidiaries.  Operator is a contractual mining company duly incorporated, validly existing and in good standing under the laws of Chile and has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.  Operator is otherwise duly qualified to do business as a foreign corporation or other entity in each jurisdiction where the nature of its business or properties requires such qualification.  Operator does not have any Subsidiaries.

(b)           Authorization; No Conflict.  The execution, delivery and performance by Operator of this Agreement and of the other Transaction Documents to which it is a party have been duly authorized by all necessary shareholder and corporate action on the part of Operator  and do not and will not (i) contravene Operator’s Charter Documents; (ii) materially violate any provision of any Governmental Requirement, order, judgment, injunction, decree, determination or award presently in effect; (iii) result in a material breach of or constitute a material default under or require the consent of any Person pursuant to any indenture or loan, credit agreement, debenture or any other agreement, lease or instrument to which Operator is a party or by which it or its properties may be bound or affected; or (iv) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned by Operator (other than the Liens created under the Royalty Agreement), and (v) to the Knowledge of Operator, Operator is not in material default under any such Governmental Requirement, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

(c)           Governmental and Other Approvals.  No Approval of any Governmental Authority or other third party is required for the due execution and delivery of, and the due performance of all obligations of, Operator under this Agreement or any other Transaction Document to which it is a party, except for Approvals as have been obtained or for which application has been made, for notices or filings necessary to be made by Operator with the Central Bank of Chile in connection with the acquisition of the Share Portion by Operator, and registration of the mortgages referred to in Section 6(o) of the Royalty Agreement.  Except as set out in Schedule 3(c), all Approvals which are necessary to carry out the activities contemplated by Operator with respect to the Project in the Project Studies have been obtained by Operator and are in full force and effect in accordance with their terms, free of material defaults (except those Approvals that are not necessary or obtainable prior to the Closing Date or which have been applied for but not yet received), and except as set out in Schedule 3(c), Operator has not received any notice alleging a material breach or default under any of the Approvals received to date or challenging or questioning the validity of such Approvals.  With respect to Approvals applied for but not yet received or to be applied for, Operator knows of no reason why such Approvals should not be timely received as and when required.

(d)           Binding Obligations.  This Agreement is, and the other Transaction Documents to which Operator is a party when delivered hereunder will be, the legal, valid and binding obligations of Operator, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws or equitable principles affecting enforcement of creditors’ rights generally at the time in effect.

(e)           Litigation.  Except as set forth in Schedule 3(e), there is no claim, action, lawsuit, proceeding, arbitration, mediation or investigation pending, or to the Knowledge of Operator threatened, against or involving Operator, the Project or any portion of the Ancillary Property Rights or the Subject Properties, which alleges the material violation of any Governmental Requirement, or which questions the validity of this Agreement or any of the other Transaction Documents, or any action taken or to be taken pursuant to this Agreement, or any of the Transaction Documents, or which questions or challenges the nature or extent of the rights of Operator to the Subject Properties, the Ancillary Property Rights or the Project, or which involves any Material Agreement, or which could reasonably be expected to result, either in any case or in the aggregate, in a Material Adverse Effect on Operator.

(f)           No Material Adverse Change.  Since December 31, 2008, neither the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise), capitalization, operation or results of operations of Operator, have been affected by any change, effect, event or occurrence (whether or not insured against) which could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect on Operator.

(g)           Data and Information.  Operator has heretofore made available to Royal Gold all feasibility studies and all geological, reserve, engineering, metallurgical and financial data and evaluations of the Project, the Ancillary Property Rights and the Subject Properties prepared by or for the benefit of Operator or otherwise in the possession and control of Operator which would reasonably be expected to be material to Royal Gold (the “Project Studies”).  The Project Studies have been prepared in good faith based on reasonable assumptions, and Operator is not aware to its Knowledge of any fact or state of affairs related thereto, or any defect or deficiency therein, which would cause it to be unable to complete the Project consistent with the most current capital cost estimates and construction schedule in the Project Studies.  Since the date of the most recent capital cost estimates and construction schedule in the Project Studies, to the Knowledge of Operator, there has been no material change in the assumptions underlying such estimates, or the basis therefor.

(h)         Title; Liens.

(i)
Except as set out in Schedule 3(h), Operator has good and marketable title to its owned real property, easements, and concessions, and has valid rights in and to its leased property and other property interests, necessary or desirable for the construction and operation of the Project in each case free and clear of Liens (except for statutory Liens such as patentes), royalties, production payments and other rights and interests of third parties.

(ii)	Except as set out in Schedule 3(h), Operator owns all water rights necessary or desirable for the conduct of the operations at the Project.

(iii)
Except as set out in Schedule 3(h), Operator owns all surface, exploration and exploitation concessions, mineral, leasehold, access and other interests in real property, or has valid and outstanding Approvals granted by the registered owners, necessary or desirable for the construction and operation of the Project.

(i)         Capital Structure.  Teck Resources Limited, a corporation organized under the laws of British Columbia, Canada, owns indirectly through one or more of its wholly-owned Subsidiaries, 90% of the issued and outstanding shares of capital stock of Operator.  Empresa Nacional de Mineria, a Chilean State-owned company organized under the laws of Chile, owns 10% of the issued and outstanding shares of capital stock of Operator.  All such issued and outstanding shares of capital stock are duly and validly issued and are fully paid and non-assessable.

(j)         Material Agreements; Absence of Default; Other Agreements.  The Material Agreements of Operator made available to Royal Gold include all material contracts, agreements, leases, instruments and other binding commitments of Operator which are necessary for the development and operation of the Project and any contract, agreement, lease, instrument or other binding commitment where an alternative, replacement or substitution is readily available on comparable terms as an existing contract, agreement, lease, instrument or other binding commitment.  Except as set out in Schedule 3(j), all Material Agreements of Operator are in full force and effect in accordance with their terms.  Operator is not in material default under any of its Material Agreements, it has not received any notice of an asserted default thereunder from any other Person, and Operator has no Knowledge of a material breach by any counterparty thereto or the inability of any counterparty thereto to perform its obligations thereunder.  Operator is not a party to any contract, agreement, lease, instrument or other binding commitment (other than its Material Agreements) or subject to any charter or other corporate restriction which could reasonably be expected, upon a default thereunder or otherwise, to result in a Material Adverse Effect on Operator or to materially impair the ability of Operator to carry out its obligations under this Agreement or any of the other Transaction Documents.

(k)           Taxes.  Operator has filed all Tax returns and reports required by law to have been filed by it and has paid all Taxes and no claim for the same exists except as permitted hereunder, except any such Taxes, charges or amounts which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Canadian generally accepted accounting principles have been set aside on the books of Operator.

(l)           Compliance with Laws.

(i)
Except as set out in Schedule 3(l), the Subject Properties and the Ancillary Property Rights have been, and continue to be, owned, operated, leased or utilized by Operator in material compliance with all applicable Governmental Requirements, including Environmental Laws and Approvals.

(ii)
Except as set out in Schedule 3(l), with respect to the Subject Properties, the Ancillary Property Rights and the Project, there have been no past, and there are no pending or threatened, material claims, complaints, notices or requests for information or notices of investigation received by Operator with respect to any violation or alleged violation of any Governmental Requirements, including Environmental Laws and Approvals, nor does Operator have Knowledge or reason to believe that any such notice or action will be received or is being threatened.

(iii)
Except as set out in Schedule 3(1), no judicial or investigatory proceeding by a Governmental Authority under any Governmental Requirements, including Environmental Laws and Approvals, is pending or, to the Knowledge of Operator, is threatened, against Operator, the Ancillary Property Rights or the Subject Properties.  Except as set out in Schedule 3(l), there are no material consent decrees or other clean-up orders, mitigation orders, compliance orders, remediation orders, decrees, consent orders, administrative orders or other orders or requirements outstanding or arising under any Environmental Laws with respect to Operator, the Ancillary Property Rights, the Subject Properties or the Project.

(m)           Financial Statements.  The consolidated historical financial statements of Operator for the period ended December 31, 2008 and the unaudited financial statements of Operator for the nine months ended September 30, 2009 present fairly in all material respects the consolidated financial condition, results of operations and cash flows and the changes in financial position of Operator as of the date and for the periods indicated, comply as to form with the applicable Governmental Requirements and in the case of the financial statements for the period ended December 31, 2008 have been prepared in conformity with Canadian generally accepted accounting principles applied on a basis consistent with prior periods (except as noted therein and unaudited financial statements do not contain all footnotes required by Canadian generally accepted accounting principles) and in the case of the unaudited financial statements for the nine months ended September 30, 2009 have been prepared in conformity with Chilean generally accepted accounting principles applied on a basis consistent with prior periods (except as noted therein and unaudited financial statements do not contain all footnotes required by Chilean generally accepted accounting principles).  Except as otherwise disclosed in the unaudited financial statements for the period ended September 30, 2009, since December 31, 2008, Operator has not effected any change in its accounting methods, principles or practice and has carried on its business in the ordinary and usual course.

(n)           Information. Operator has received a copy of the Prospectus of Royal Gold dated July 6, 2004, that is part of the Registration Statement filed by Royal Gold with the SEC on July 7, 2004, and Operator has had the opportunity to review the Prospectus and all of the documents incorporated by reference into such Prospectus.  No representations or warranties have been made to Operator by Royal Gold or any of its officers, employees or other agents other than as set forth in this Agreement.

4.      Representations and Warranties of Royal Gold.  Royal Gold hereby represents and warrants to Operator, and acknowledges that Operator is relying on such representations and warranties in entering this Agreement, that:

(a)           Organization and Qualification. Royal Gold is a corporation duly incorporated, validly existing and in good standing under the General Corporation Law of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.  Royal Gold is duly qualified to do business as a foreign corporation or other entity in each jurisdiction where the nature of its business or properties requires such qualification.

(b)           Authorization; No Conflict.  The execution, delivery and performance by Royal Gold of this Agreement and of the other Transaction Documents to which it is a party have been duly authorized by all necessary shareholder and corporate action on the part of Royal Gold  and do not and will not (i) contravene Royal Gold’s Charter Documents; (ii) materially violate any provision of any Governmental Requirement, order, writ, judgment, injunction, decree, determination or award presently in effect; (iii) result in a material breach of or constitute a material default under or require the consent of any Person pursuant to any indenture or loan, credit agreement, debenture or any other agreement, lease or instrument to which Royal Gold is a party or by which it or its properties may be bound or affected; or (iv) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned by Royal Gold, and to the Knowledge of Royal Gold, Royal Gold is not in material default under any such Governmental Requirement, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

(c)           Governmental and Other Approvals.  Except as set forth in Schedule 4(c), no Approval of any Governmental Authority or other third party is required for the due execution and delivery of, and the due performance of all obligations of, Royal Gold under this Agreement or any other Transaction Document to which it is a party, except for Approvals as have been obtained or for which application has been made.

 (d)           Binding Obligations.  This Agreement is, and the other Transaction Documents to which Royal Gold is a party when delivered hereunder will be, the legal, valid and binding obligations of Royal Gold, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws or equitable principles affecting enforcement of creditors’ rights generally at the time in effect.

(e)           Litigation.  Except as set forth in Schedule 4(e), there is no claim, action, lawsuit, proceeding, arbitration, mediation or investigation pending or to the Knowledge of Royal Gold threatened against or involving Royal Gold which alleges the material violation of any Governmental Requirement, or which questions the validity of this Agreement or any of the other Transaction Documents, or any action taken or to be taken pursuant to this Agreement, or any of the Transaction Documents or which involves any Material Agreement, or which could reasonably be expected to result, either in any case or in the aggregate, in a Material Adverse Effect on Royal Gold.

(f)           No Material Adverse Change.  Since December 31, 2008, neither the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise), capitalization, operation or results of operations of Royal Gold, have been affected by any change, effect, event or occurrence (whether or not insured against) which could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect on Royal Gold.

(g)           Validity of Issuance of Royal Gold Common Stock.  The shares of Royal Gold Common Stock that constitute the Share Portion to be issued and delivered pursuant to this Agreement, will, when issued, be duly authorized, validly issued, fully paid and non-assessable, and issued in compliance with all applicable federal and state securities laws.  The authorized capital stock of Royal Gold consists of 100,000,000 shares of Royal Gold Common Stock, of which 41,006,170 shares of Royal Gold Common Stock were issued and outstanding as of December 31, 2009, all of which are duly authorized, validly issued, fully paid and non-assessable.  As of December 31, 2009, there were 900,380 shares of Royal Gold Common Stock subject to issuance upon the exercise of outstanding options, warrants, and other rights to issue, sell or acquire shares of Royal Gold Common Stock or upon the settlement of outstanding performance shares or stock appreciation rights. Except as described in the preceding sentence, pursuant to Royal Gold’s shareholder rights plan or as otherwise described in the Disclosure Documents, as of December 31, 2009, there are no other options, warrants, conversion privileges, calls or other rights, agreements, arrangements, commitments or obligations of Royal Gold to issue, sell or acquire any securities of Royal Gold (including any pre-emptive or similar rights granted by Royal Gold) or securities or obligations of any kind convertible into or exchangeable for any securities of Royal Gold or any other person, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the share price, book value, income or any other attribute of Royal Gold.  Upon their issue, the Share Portion will not be subject to any pre-emptive right or other similar contractual right except as provided in the Transaction Documents.

(h)           Material Agreements; Absence of Default; Other Agreements.  The Material Agreements of Royal Gold are in full force and effect in accordance with their terms.  Royal Gold is not in material default under any of its Material Agreements, it has not received any notice of an asserted default thereunder from any other Person, and except as set forth on Schedule 4(h) Royal Gold has no Knowledge of a material breach by any counterparty thereto or the inability of any counterparty thereto to perform its obligations thereunder.  Royal Gold is not a party to any contract, agreement, lease, instrument or other binding commitment (other than the Material Agreements) or subject to any charter or other corporate restriction which could reasonably be expected, upon a default thereunder or otherwise, to result in a Material Adverse Effect or to materially impair the ability of Royal Gold to carry out its obligations under this Agreement or any of the other Transaction Documents.

(i)           Taxes.  Royal Gold has filed all Tax returns and reports required by law to have been filed by it and has paid all Taxes and no claim for the same exists except as permitted hereunder, except any such Taxes, charges or amounts which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with U.S. GAAP have been set aside on the books of Royal Gold.

(j)           Compliance with Laws.

(i)
The properties, assets and business of Royal Gold and its Subsidiaries have been, and continue to be, owned, operated, leased or utilized by Royal Gold in material compliance with all applicable Governmental Requirements, including Environmental Laws and Approvals.

(ii)
There have been no past, and there are no pending or threatened, material claims, complaints, notices or requests for information or notices of investigation received by Royal Gold and its Subsidiaries with respect to any violation or alleged violation of any Governmental Requirements, including Environmental Laws and Approvals.

(iii)
No judicial or investigatory proceeding by a Governmental Authority under any Governmental Requirements, including Environmental Laws and Approvals, is pending or, to the Knowledge of Royal Gold, is threatened, against Royal Gold or its properties, assets or business.  Except as set forth on Schedule 4(j)(iii), there are no material consent decrees or other clean-up orders, mitigation orders, compliance orders, remediation orders, decrees, consent orders, administrative orders or other orders or requirements outstanding or arising under any Environmental Laws with respect to Royal Gold, its properties, assets and business.

(k)           Financial Statements.  The consolidated historical financial statements of Royal Gold and its Subsidiaries included or incorporated by reference in the Disclosure Documents present fairly in all material respects the consolidated financial condition, results of operations and cash flows and the changes in financial position of Royal Gold and its Subsidiaries as of the date and for the periods indicated, comply as to form with the applicable Governmental Requirements and have been prepared in conformity with U.S. GAAP applied on a basis consistent with prior periods (except as noted therein and the interim and unaudited financial  statements are subject to normal year-end audit adjustments and do not contain all footnotes required by U.S. GAAP).  Since June 30, 2008, Royal Gold and its Subsidiaries have not effected any change in accounting methods, principles or practices not fully disclosed in the Disclosure Documents and have carried on their respective businesses in the ordinary and usual course.

(l)           Disclosure Documents. The Disclosure Documents do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Disclosure Documents comply in all material respects with the Governmental Requirements.

(m)          Credit Facilities.  As of the date of this Agreement, Royal Gold is entitled to drawdown and knows of no reason in the future why it would not be entitled to drawdown all advances under Royal Gold’s committed credit facilities existing as of the date of this Agreement that Royal Gold may need to drawdown upon in order to pay the Cash Portion and consummate the Transactions contemplated by this Agreement.

(n)           Listing. The Royal Gold Common Stock is listed for trading on the NASDAQ Global Select Market and the Toronto Stock Exchange.

5.      Covenants of the Parties.

(a)           Access to Information.  Prior to the Closing Date, to the extent permitted by this Section 5(a) and any applicable Governmental Requirements, Royal Gold shall be entitled, through its officers, employees and representatives (including its legal advisors and accountants) (collectively, the “Representatives”) to make and continue such investigation of the properties, businesses and operations of Operator (including the Project, the Ancillary Property Rights and the Subject Properties) and such examination of the books and records of Operator as Royal Gold reasonably requests and to make extracts and copies of such books and records.  Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances and shall be subject to restrictions under applicable Governmental Requirement.  Operator shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of Operator to cooperate with Royal Gold and its Representatives in connection with such investigation and examination, and Royal Gold and its Representatives shall cooperate with Operator and their representatives and shall use their commercially reasonable efforts to minimize any disruption to the business.  No investigation pursuant to this Section 5(a) shall affect any representation or warranty in this Agreement of any Party or any condition to the obligations of the Parties.

(b)           Exclusivity.  Prior to the Closing Date, Operator shall not, other than pursuant to Metal Sales Contracts in respect of concentrates including Subject Minerals, (i) sell, assign, lease, license, transfer or otherwise dispose of, or agree to sell, assign, lease, license, transfer or otherwise dispose of, any interest in the production of Subject Minerals from the Project or the Subject Properties (including entering into an Avío) or any other direct or indirect transfer of an interest in the Project, the Ancillary Property Rights, the Subject Properties or Operator’s other assets that would be inconsistent with, or would reasonably be expected to impede or delay the consummation of the Transactions, (ii) initiate, solicit, knowingly encourage or knowingly facilitate (including by way of furnishing non-public information or assistance) any inquiries or the making of any proposal or other action that constitutes, or may reasonably be expected to lead to, any sale, assignment, lease, license, transfer or other disposition of any interest in the production of Subject Minerals from the Project or the Subject Properties (including entering into an Avío) or any other direct or indirect transfer of an interest in the Project, Subject Properties or Operator’s other assets that would be inconsistent with, or would reasonably be expected to impede or delay the consummation of the Transactions, or (iii) enter into discussions or negotiate with any Person in furtherance of such inquiries or otherwise with respect to any sale, assignment, lease, license, transfer or other disposition of any interest in the production of Subject Minerals from the Project or the Subject Properties (including entering into an Avío)  or any other direct or indirect acquisition of an interest in the Project, the Ancillary Property Rights, the Subject Properties or Operator’s assets that would be inconsistent with, or would reasonably be expected to impede or delay the consummation of the Transactions.  For the avoidance of doubt, the Parties expressly acknowledge that notwithstanding the provisions of this Section 5(b), Operator will be entitled to negotiate and enter into the Metal Sales Contracts and to provide information of Operator and the Project required in connection therewith.

(c)           Appropriate Action; Consents; Filings.

(i)
Upon the terms and subject to the conditions set forth in this Agreement, the Parties shall use their commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things required under applicable Governmental Requirements or otherwise to consummate and make effective the Transactions contemplated by this Agreement as promptly as practicable, including (A) executing and delivering any additional instruments necessary, proper or advisable to consummate the Transactions contemplated by, and to carry out fully the purposes of, this Agreement, (B) obtaining from any Governmental Authorities any Approvals required to be obtained or made by Royal Gold or Operator in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions contemplated by this Agreement and (C) making all necessary filings, and thereafter making any other required submissions, with respect to this Agreement under any applicable Governmental Requirement; provided, however that Royal Gold or Operator shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing Party and its advisors prior to filing and discussing all reasonable additions, deletions or changes suggested in connection therewith.  Royal Gold or Operator shall furnish to each other all information reasonably required for any application or other filing to be made pursuant to any applicable Governmental Requirement in connection with the Transactions contemplated by this Agreement.

(ii)
Except as the Parties may otherwise agree, Operator and Royal Gold shall give any notices required to be given by any of them, as applicable, to any third parties, and use their commercially reasonable efforts to obtain at the earliest practicable date all third party Approvals, consents, or waivers required to obtained by them, as applicable, in order to consummate the Transactions contemplated in this Agreement.

(iii)
Operator and Royal Gold shall use their commercially reasonable efforts to (x) translate the Royalty Agreement, in the form attached hereto as Exhibit C, from the English language to the Spanish language and to adapt it to comply with any legal requirements under Chilean law applicable to public deeds, and (y) agree on the final version of such translation no later than five (5) days following the date of this Agreement.

(iv)	Operator shall use its commercially reasonable efforts to continue in full force and effect those previously entered Metal Sales Contracts that satisfy the requirements set forth in Section 6(b)(viii)

(v)	[Intentionally deleted.]

(vi)	[Intentionally deleted.]

(vii)	[Intentionally deleted.]

(viii)	[Intentionally deleted.]

(ix)
Notwithstanding any other provision of this Agreement and even if a Dayton Concession falls wholly or partially within the Shaded Area, the Dayton Concessions will not be subject to the mortgages and prohibitions of the Royalty Agreement and will not be Mining Properties or Subject Properties provided, however, that if:

(A)
a Dayton Concession falls wholly or partially within the Shaded Area and is reacquired by Operator or any Affiliate of Operator; such Dayton Concession shall be subject to the mortgages and prohibitions of the Royalty Agreement and will be part of the Mining Properties and Subject Properties; or

(B)
a Dayton Concession has not been transferred to Dayton on or before March 31, 2010 such Dayton Concession shall be subject to the mortgages and prohibitions of the Royalty Agreement and will be part of the Mining Properties and Subject Properties until such time as the Dayton Concession is transferred to Dayton.

Operator shall, following consultation with Royal Gold, determine if any individual exploitation mining concession or group of exploitation mining concessions owned by Operator or any Affiliate of Operator that is wholly or partially within the Shaded Area, overlaps with any of the Dayton Concessions and is required to be transferred to Dayton in order to permit the transfer of the Dayton Concessions to Dayton free of any overlap (each an “Overlapping Dayton Concession”). To the extent that an Overlapping Dayton Concession is transferred to Dayton and not thereafter reacquired, such Overlapping Dayton Concession shall not be subject to the mortgages and prohibitions of the Royalty Agreement and shall not be Mining Properties or Subject Properties.  For greater certainty any interest in an Overlapping Dayton Concession wholly or partially within the Shaded Area that is retained by Operator following a transfer of an interest in Overlapping Dayton Concessions to Dayton in accordance with this Agreement, shall be subject to the mortgages and prohibitions of the Royalty Agreement and will be part of the Mining Properties and Subject Properties.

(x)	The Parties shall, in accordance with such determination in Section 5(c)(ix):

(A)
amend Exhibit B of this Agreement to add to the list of Mining Properties described in Part I any Dayton Concession or Overlapping Dayton Concession reacquired in accordance with Section 5(c)(ix)(A) or any Dayton Concession or Overlapping Dayton Concession not transferred on or prior to March 31, 2010 in accordance with Section 5(c)(ix)(B); and

(B)
revise the form of Royalty Agreement prior to the Pre-Closing Date or amend the Royalty Agreement after the Pre-Closing Date, as the case may be, to add to the list of Mining Properties described in Section 1(d) any Dayton Concession or Overlapping Dayton Concession reacquired in accordance with Section 5(c)(ix)(A) or any Dayton Concession or Overlapping Dayton Concession not transferred on or prior to March 31, 2010 in accordance with Section 5(c)(ix)(B);

(xi)	Notwithstanding any other provision of this Agreement and even if a Dayton Concession falls wholly or partially within the Shaded Area,

(A)
if for any reason after Closing, Operator determines, following consultation with Royal Gold, that any Overlapping Dayton Concession must be transferred to Dayton in order to permit the transfer to Dayton of the Dayton Concessions free of any overlap; or

(B)	if a Dayton Concession is subject to the mortgages and prohibitions set forth in the Royalty Agreement in accordance with Section 5(c)(ix)(B) and it shall be transferred to Dayton,

Royal Gold shall consent to the transfer, and the release and cancellation of any mortgages and prohibitions in respect of such Overlapping Dayton Concession or Dayton Concession under the Royalty Agreement and such Overlapping Dayton Concession or Dayton Concession, upon the transfer to Dayton, shall not be subject to the mortgages and prohibitions of the Royalty Agreement and shall not be Mining Properties or Subject Properties for the purposes herein or the Royalty Agreement.

(xii)	The Parties undertake to grant or execute all such further agreements, deeds, public or private instruments, or documents and do all such further actions as may be necessary to:

(A)
consent to and permit the transfer to Dayton of any Dayton Concession or Overlapping Dayton Concession, free and clear of any Liens (including the Royalty and the mortgages and prohibitions in the Royalty Agreement);

(B)	release and cancel any mortgages and prohibitions in respect of any such Dayton Concession or Overlapping Dayton Concession under the Royalty Agreement;

(C)	revise, to the extent necessary, the form of Royalty Agreement prior to the Pre-Closing Date to give effect to these matters; and

(D)	amend, to the extent necessary the Royalty Agreement on or after the Pre-Closing Date to give effect to these matters.

(xiii)
Notwithstanding any other provision of this Agreement, if for any reason after Closing, Operator or any Affiliate of Operator reacquires any Dayton Concession or Overlapping Dayton Concession wholly or partially within the Shaded Area then such Dayton Concession or Overlapping Dayton Concession will be subject to the mortgages and prohibitions of the Royalty Agreement and will be Mining Properties or Subject Properties for the purposes herein or the Royalty Agreement.  The Parties shall execute all such further agreements, deeds, instruments, or documents and do all such further actions as may be necessary to grant any mortgages and prohibitions in respect of any such Dayton Concession or Overlapping Dayton Concession under the Royalty Agreement.

(xiv)
Operator and Royal Gold acknowledge and agree that some of the exploitation mining concessions described in Part I of Exhibit B that are located wholly or partially within the Circular Boundary and the Shaded Area Boundary overlap or are overlapped by exploitation mining concessions owned by third parties (each an “Overlapping Third-Party Concession” and collectively, the “Overlapping Third-Party Concessions”). Operator represents and warrants to Royal Gold that the Overlapping Third-Party Concessions do not currently impact nor are they expected to impact in the future the activities or operations of the Project, except where such impact could not reasonably be expected to have a Material Adverse Effect.

(xv)
Royal Gold and Operator acknowledge and agree that the rights and obligations of the Parties under the Royalty Agreement shall be exercised in such a way that the Dayton Concessions or Overlapping Dayton Concessions to be transferred or are transferred by Operator to Dayton, may be exploited by Dayton as if there were no overlapping between such Dayton Concessions or Overlapping Dayton Concessions and those mining concessions owned by Operator or an Affiliate of Operator; provided that in no event shall those Dayton Concessions or Overlapping Dayton Concessions affect: (i) the exploitation mining concessions wholly or partially located within the Circular Boundary; or (ii) the exploitation mining concessions that the Operator or any Affiliate of Operator now or in the future exploits as part of the Project wholly or partially within the Shaded Area Boundary and outside the Circular Boundary.

(d)           Notice of Developments.  Each of the Parties shall promptly notify the other Party of any development or other information occurring after the date of this Agreement and prior to the Closing Date which renders any representation, warranty or statement contained in this Agreement or the Schedules hereto made by such Party inaccurate or incomplete at any time prior to the Closing, including any such development or information which first becomes known to such Party after the date hereof.  Any written notice delivered pursuant to this Section 5(d) shall not amend the Schedules in any way, nor shall it (or the information contained therein) modify, affect, limit or otherwise qualify, in any way, the representations and warranties contained in this Agreement, or be deemed to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development or information.  The delivery of any written notice pursuant to this Section 5(d) shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

(e)           Registration Statement.  Royal Gold shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action to cause the shares of Royal Gold Common Stock that constitute the Share Portion to be issued pursuant to a registration statement, which has become effective under the Securities Act (the “Registration Statement”).

(f)           Listing.  Royal Gold shall promptly prepare and file with the NASDAQ Global Select Market and the Toronto Stock Exchange any required notification for listing the shares of Royal Gold Common Stock that constitute the Share Portion to be issued and delivered to Operator pursuant to this Agreement, and Royal Gold shall use its commercially reasonable efforts to obtain, prior to the Closing Date, any approval for the listing of such shares of Royal Gold Common Stock, subject to notice to the NASDAQ Global Select Market and the Toronto Stock Exchange of issuance and customary post-issuance filings, and Operator shall reasonably cooperate with respect to such filings.

(g)           Drawdown on Credit Facilities.  Royal Gold shall use its commercially reasonable efforts to ensure that it will be entitled to draw down at Closing all advances under Royal Gold’s committed credit facilities existing as of the date of this Agreement that Royal Gold needs to drawdown upon in order to pay the Cash Portion and consummate the Transactions contemplated by this Agreement.

(h)           Publicity.  Prior to the Closing Date, no Party nor any Affiliates thereof shall issue any press release or public announcement concerning this Agreement or the Transactions contemplated in this Agreement without obtaining the prior written approval of the other Party, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of Royal Gold or Operator, as applicable, disclosure is otherwise required by Governmental Requirement or by the applicable rules of any securities exchange or marketplace on which Royal Gold or Teck Resources Limited lists its securities, provided, however that to the extent required by any Governmental Requirement or by the applicable rules of any securities exchange or marketplace, the Party intending to make such release, or whose Affiliates intends to make such release, shall use its commercially reasonable efforts consistent with such Governmental Requirement or applicable rules to consult with the other Parties with respect to the timing and content thereof.  Each Party agrees that the terms of this Agreement shall not be disclosed or otherwise made available to the public and that copies of this Agreement shall not be publicly filed or otherwise made available to the public, except where such disclosure, availability or filing is required by any Governmental Requirement or by the applicable rules of any securities exchange or marketplace and then only to the extent required by such Governmental Requirement or applicable rules.

(i)           Maintenance of Insurance.  Prior to the Closing Date, Operator will maintain, with financially sound and reputable insurance companies, property, liability, business interruption, construction and other insurance covering Operator and its operations, the Project, the Ancillary Property Rights and the Subject Properties and covering at least such risks, liabilities, damages and loss as are usually insured against at mining operations of similar size and scope in Chile.

(j)           Preservation of Existence, Etc.  Prior to the Closing Date, Operator shall preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its incorporation or formation; and, Operator will maintain the qualifications required in view of its business and operations or the ownership of its properties.  Operator shall not (i) liquidate or dissolve or (ii) enter into any consolidation, amalgamation or merger, or enter into any partnership, joint venture or other combination where such combination involves a contribution by Operator of all or substantially all of its assets, or sell, lease or dispose of its business or assets as a whole or in an amount which constitutes substantially all of such assets, or sell, lease or dispose of all or substantially all of the Subject Properties or the Ancillary Property Rights, or enter into any agreement with respect to the foregoing or agree to do or undertake any of the foregoing, unless in the case of any of the events set forth in clause (ii), (x) the transferee or surviving Person has the financial wherewithal and either has the technical wherewithal or has engaged a Person with the technical wherewithal, to assume all of Operator’s obligations under this Agreement, (y) Operator shall provide Royal Gold with at least 60 days’ prior written notice to the occurrence of such event and (z) Operator shall deliver to Royal Gold a written undertaking, in form and substance satisfactory to Royal Gold, acting reasonably, by the Person receiving the Subject Properties and enforceable by Royal Gold, that it will be bound by the terms and conditions of this Agreement.

(k)           Maintenance of the Project.  Prior to the Closing Date, Operator shall not, directly or indirectly, abandon, delay, forego or stop the exploration, development, construction or operation of the Project, or abandon, relinquish, terminate or allow the termination of any claim, lease, title or interest within or forming part of the Subject Properties or the Ancillary Property Rights, or abandon, relinquish, terminate or allow the termination of any Approval necessary for the development, construction or operation of the Project, except for cessation of operations under care and maintenance or as a result of a Force Majeure.

(l)           Material Agreements.  Prior to the Closing Date, Operator shall comply with the terms and conditions of each of the Material Agreements except where any non-compliance could not reasonably be expected to either cause a default under such Material Agreement or have a Material Adverse Effect on Operator.

(m)           Compliance with Law. Prior to the Closing Date, Operator shall materially comply with all applicable Governmental Requirements relating to Operator’s operations on or with respect to the Subject Properties or the Ancillary Property Rights, including but not limited to Environmental Laws; provided, however, Operator shall have the right to contest any of the same if such contest does not jeopardize title to or its operations on the Subject Properties or the Ancillary Property Rights or Royal Gold’s rights under this Agreement.  Operator shall timely and fully perform in all material respects all environmental protection and reclamation activities required pursuant to applicable Governmental Requirements, including but not limited to Environmental Laws, on or with respect to the Subject Properties or the Ancillary Property Rights.

(n)           Title Maintenance and Taxes.  Prior to the Closing Date, Operator shall maintain, preserve, protect and defend, at its own expense, its ownership of, title, rights or interests to the Subject Properties and the Ancillary Property Rights, including, paying when due all patentes, annual fees, Taxes, Liens and assessments, and doing all other things and making all other payments necessary or appropriate to maintain the ownership, right, title or interest of Operator in the Subject Properties and the Ancillary Property Rights and the rights of Royal Gold under this Agreement.

(o)           Operations.  Prior to the Closing Date, Operator shall engage solely in the business of developing and operating the Subject Properties, the Ancillary Property Rights and the Project and other prospective mineral properties, and in activities incidental thereto, in accordance with good mining industry practices.  Operator shall conduct all operations on or that affect the Subject Properties or the Ancillary Property Rights in a good, workmanlike, safe and efficient manner. Operator shall use all commercially reasonable efforts to diligently (i) pursue completion of construction and completion of the Project and to cause such construction and completion to occur in accordance with the Project schedules in the Project Studies and consistent with prudent Project development practices; (ii) construct and complete the mill, plant, physical facilities and infrastructure for the Project in accordance in accordance with the Project schedules in the Project Studies and consistent with prudent Project development practices; and (iii) develop, operate and manage the Project in all material respects in accordance with the Governmental Requirements, the Approvals, and in accordance with the Project schedules in the Project Studies and consistent with prudent Project development practices.  Operator shall diligently pursue all Approvals necessary for the development, construction and operation of the Project that have not been obtained prior to the date of this Agreement.  Operator shall maintain in full force and effect, and diligently comply, in all material respect with the terms and conditions of all Approvals necessary for the development, construction and operation of the Project which have been obtained prior to or after the date of this Agreement, and Operator shall diligently enforce, maintain and protect the rights and interests granted to it in connection with such Approvals.  Operator will use its reasonable commercial efforts to resolve any actual or threatened withdrawal by any Governmental Authority or actual or threatened challenge by any Person of any material Approval under Environmental Laws which is necessary for the construction or operation of the Project.

(p)          Pre-Closing.

(i)
The Parties will hold a pre-closing with respect to the Transactions (the “Pre-Closing”) at the offices of Urenda, Rencoret, Orrego y Dorr, Abogados, Av. Costanera Andrés Bello 2711, Piso 16 Las Condes - Santiago, Chile, in the presence of a Notary Public designated by Royal Gold with prior written notice to Operator:

(x)
promptly following the satisfaction or waiver of the conditions precedent set forth in Sections 6(a)(iv) and 6(b)(iv) (Governmental and Other Approvals), Sections 6(a)(v) and 6(b)(v) (Registration Statement), Section 6(a)(vi) (Listing), and Section 6(b)(viii) (Committed Metal Sales Contract), and

(y)
subject to the satisfaction of each of the other conditions precedent set forth in Section 6 (Conditions to Closing) (other than the conditions set forth in Sections 6(a)(vii) and Section 6(b)(ix) (Approvals under Environmental Laws) and such conditions precedent which by their nature may only be satisfied at Closing including the Closing deliverables set forth in Section 7 (Closing Arrangements)), in case of both clauses (x) and (y) applying each such condition precedent, mutatis mutandis, as if the Pre-Closing Date (as defined below) were the Closing Date, but in no event later than January 13, 2010 (the “Pre-Closing Date”).  For purposes of greater certainty, (A) neither of the Parties shall be obligated to proceed with the Pre-Closing if any of the conditions of the preceding sentence in favor of such Party is not satisfied prior to the Pre-Closing Date, (B) either Party may waive any condition in favor of such Party and (C) the failure to proceed with the Pre-Closing shall not otherwise relieve either of the Parties of any of its duties or obligations under this Agreement.

(ii)	At the Pre-Closing, Operator and Royal Gold shall each cause to be executed by its duly authorized representative:

(x)	the Royalty Agreement and the Irrevocable Mandate, each by means of a public deed granted before the designated Notary Public; and

(y)	the Side Letter Agreement.

Promptly following receipt of a legalized copy of the Royalty Agreement from the Notary Public, Operator and Royal Gold shall each use their commercially reasonable efforts to request the registrations applicable at the relevant Mining Register of the mortgages and grant of prohibition under the Royalty Agreement.  Following such registrations:

(A)
Operator and Royal Gold shall request that the relevant Mining Register issue for each of the Subject Properties the following certificates: (I) mortgages and encumbrances; (II) interdictions and prohibitions; and (III) ownership; and

(B)	Operator will deliver to Royal Gold a legalized copy of the registrations made evidencing the mortgages and grant of prohibition under the Royalty Agreement.

(q)           Termination of Royalty Agreement.  If the Closing has not occurred on or before the Outside Date, the Parties acknowledge and hereby agree that notwithstanding any provision of this Agreement, neither Party shall take any action, step, or proceeding that shall in any way impede, prevent, challenge, object to or otherwise delay:

(i)	the immediate termination of the Royalty Agreement and the Side Letter Agreement;

(ii)	the performance of the Agent pursuant to the Irrevocable Mandate;

(iii)	the execution and delivery by the Agent of the Deed of Cancellation;

(iv)
the cancellation pursuant to the Deed of Cancellation, the authority of the Agent under the Irrevocable Mandate or otherwise of any mortgages and prohibitions made or granted under the Royalty Agreement.

For purposes of greater certainty, the termination of the Royalty Agreement as contemplated under this Section 5(q) shall not result in a termination of this Agreement under Section 8, unless this Agreement is terminated in accordance with the terms of Section 8.

6.      Conditions of Closing.

(a)           Conditions of Closing in Favor of Operator.  The obligation of Operator to complete the Transactions contemplated by this Agreement is subject to each of the following conditions for the exclusive benefit of Operator being fulfilled or performed on or prior to the Closing Date:

(i)
Representations and Warranties.  The representations and warranties of Royal Gold contained in this Agreement shall be true and correct in all respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date (except for any representation and warranty made as of specific date, which shall have been true and correct as of such date), provided, however that for purposes of determining the accuracy of the representations and warranties of Royal Gold contained in this Agreement which have “Material Adverse Effect” qualifications and other “material” and “materiality” qualifications limiting the scope of the representations and warranties of Royal Gold contained in this Agreement or the scope of the defined terms used in the representations and warranties of Royal Gold contained in this Agreement,

(A)
all “Material Adverse Effect” qualifications and other “material” and “materiality” qualifications limiting the scope of the representations and warranties of Royal Gold contained in this Agreement shall be disregarded;

(B)
all “Material Adverse Effect” qualifications and other “material” and “materiality” qualifications limiting the scope of the defined terms used in the representations and warranties of Royal Gold contained in this Agreement shall be disregarded; and

(C)
any inaccuracies in such representations and warranties of Royal Gold will be disregarded if such inaccuracies considered collectively do not constitute, and would not reasonably be expected to have or result in, a Material Adverse Effect on Royal Gold;

(ii)
Covenants.  All of the terms, covenants, obligations and conditions of this Agreement to be performed, observed or complied with by Royal Gold on or before the Closing Date shall have been duly performed, observed or complied with by Royal Gold;

(iii)
No Orders or Proceedings.  No injunction or restraining order or other decision, ruling or order of any Governmental Authority of competent jurisdiction being in effect which prohibits, restrains, materially limits or imposes material adverse conditions on, the Transactions contemplated by this Agreement and no action or proceeding having been instituted or remaining pending or having been threatened and not resolved before any such Governmental Authority to restrain, prohibit, materially limit or impose material adverse conditions on such contemplated Transactions;

(iv)
Governmental and Other Approvals.  Any Approvals by any Governmental Authorities, shareholders of Royal Gold or any other third parties required to consummate the Transactions contemplated by this Agreement under any applicable Governmental Requirements or otherwise shall have been obtained and shall remain in full force and effect as of the Closing Date;

(v)
Registration Statement.  The appropriate Registration Statement relating to the shares of Royal Gold Common Stock that constitute the Share Portion to be issued pursuant to this Agreement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order;

(vi)
Listing.  NASDAQ Global Select Market and the Toronto Stock Exchange shall have conditionally agreed to list the shares of Royal Gold Common Stock that will constitute the Share Portion to be issued pursuant to this Agreement, subject to receipt of ordinary course post-closing filings; and

(vii)
Approvals Under Environmental Laws. As of any Closing Date (but not upon a postponed Closing Date, if Royal Gold has elected to postpone the Closing Date by ten business days in accordance with Section 2(i)(iii)), no material Approval under any Environmental Laws, which is necessary for the construction or operation of the Project, will be either: (x) withdrawn or threatened to be withdrawn by any Governmental Authority; or (y) challenged or threatened to be challenged by any Person on non-frivolous grounds; provided that (A) Operator has provided written notice to Royal Gold prior to such proposed Closing Date describing in reasonable detail the factual circumstances giving rise to the condition set out in this Section 6(a)(vii) not having been met and (B) Royal Gold has not on or prior to the Closing Time irrevocably waived its right to indemnity pursuant to Section 9(f)(i)(E) by written notice to Operator.   For purposes of greater certainty, if Royal Gold has waived its right to indemnity pursuant to Section 9(f)(i)(E), the Closing condition set forth in this Section 6(a)(vii) shall be deemed to be waived by Operator subject to the Closing occurring.

(b)           Conditions of Closing in Favor of Royal Gold.  The obligations of Royal Gold to complete the Transactions contemplated by this Agreement are subject to each of the following conditions for the exclusive benefit of Royal Gold, being fulfilled or performed on or prior to the Closing Date:

(i)
Representations and Warranties.  The representations and warranties of Operator contained in this Agreement shall be true and correct in all respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date (except for any representation and warranty made as of specific date, which shall have been true and correct as of such date), provided, however that for purposes of determining the accuracy of the representations and warranties of Operator contained in this Agreement which have “Material Adverse Effect” qualifications and other “material” and “materiality” qualifications limiting the scope of the representations and warranties of Operator contained in this Agreement or the scope of the defined terms used in the representations and warranties of Operator contained in this Agreement,

(A)
all “Material Adverse Effect” qualifications and other “material” and “materiality” qualifications limiting the scope of the representations and warranties of Operator contained in this Agreement shall be disregarded;

(B)
all “Material Adverse Effect” qualifications and other “material” and “materiality” qualifications limiting the scope of the defined terms used in the representations and warranties of Operator contained in this Agreement shall be disregarded; and

(C)
any inaccuracies in such representations and warranties of Operator will be disregarded if such inaccuracies considered collectively do not constitute, and would not reasonably be expected to have or result in, a Material Adverse Effect on Operator;

(ii)
Covenants.  All of the terms, covenants, obligations and conditions of this Agreement to be performed, observed or complied with by Operator on or before the Closing Date shall have been duly performed, observed or complied with by Operator;

(iii)
No Orders or Proceedings.  No injunction or restraining order or other decision, ruling or order of any Governmental Authority of competent jurisdiction being in effect which prohibits, restrains, materially limits or imposes material adverse conditions on, the Transactions contemplated by this Agreement and no action or proceeding having been instituted or remaining pending or having been threatened and not resolved before any such Governmental Authority to restrain, prohibit, materially limit or impose material adverse conditions on such contemplated Transactions;

(iv)
Governmental and Other Approvals.  Any Approvals by any Governmental Authorities, shareholders of Operator or any other third parties required to consummate the Transactions contemplated by this Agreement under any applicable Governmental Requirements or otherwise shall have been obtained and shall remain in full force and effect as of the Closing Date;

(v)
Registration Statement.  The appropriate Registration Statement relating to the shares of Royal Gold Common Stock that constitute the Share Portion to be issued pursuant to this Agreement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order;

(vi)	[Intentionally deleted];

(vii)
Financial Commitments. Royal Gold shall be entitled to draw down all advances under Royal Gold’s committed credit facilities existing as of the date of this Agreement that Royal Gold needs in order to pay the Cash Portion and consummate the Transactions contemplated by this Agreement;

(viii)
Committed Metals Sales Contracts.  Operator shall have entered into committed Metal Sales Contracts on terms consistent with industry practice for the sale of a minimum of 255,000 tonnes of copper concentrate per annum for a period of not less than three years, and such Metals Sales Contracts shall not have been terminated; and

(ix)
Approvals Under Environmental Laws. As of the Closing Date, no material Approval under any Environmental Laws, which is necessary for the construction or operation of the Project, will be either: (x) withdrawn or threatened to be withdrawn by any Governmental Authority; or (y) challenged or threatened to be challenged by any Person.

7.      Closing Arrangements.

(a)           Operator’s Closing Deliveries.  At the Closing, Operator shall deliver, or cause to be delivered, the following to Royal Gold:

(i)
a certificate of Operator dated as of the Closing Date, executed by an authorized senior officer of Operator, certifying that the conditions set forth in Section 6(b)(i) (Representations and Warranties) and Section 6(b)(ii) (Covenants) have been duly satisfied;

(ii)
evidence by the relevant notary public that the Royalty Agreement has been executed by Operator and recorded into the Notary’s registry  (repertorio) and authorized copies of the due registration and certificates evidencing the due registration of the mortgages and grant of prohibition under the Royalty Agreement from the Mining Registry evidencing that no Liens have been made with respect to the Mining Properties, other than those in favor of Royal Gold or as set forth in Schedule 3(h);

(iii)	[Intentionally deleted];

(iv)	a duly executed registration rights agreement, in the form attached hereto as Exhibit E (the “Registration Rights Agreement”);

(v)	a legal opinion of Carey y Cia., counsel to Operator, dated as of the Closing Date, in the form attached hereto as Exhibit F;

(vi)
certified copies of resolutions of the directors and shareholders of Operator approving the Transactions contemplated by this Agreement and the execution and delivery of this Agreement and all documents, instruments and agreements required to be executed and delivered by Operator pursuant to this Agreement and the performance by Operator of its rights and obligations thereunder;

(vii)	copies of the Metal Sales Contracts satisfying the requirements set forth in Section 6(b)(viii);

(viii)	[Intentionally deleted]; and

(ix)	such other transfers, assignments and other documentation in form and substance agreed to by the Parties, acting reasonably, required to carry out the Transactions contemplated by this Agreement.

(b)           Royal Gold’s Closing Deliveries.  At the Closing, Royal Gold shall deliver, or cause to delivered, the following to Operator:

(i)
a certificate of Royal Gold, dated as of the Closing Date, executed by an authorized senior officer of Royal Gold, certifying that certifying the conditions set forth in Section 6(a)(i) (Representations and Warranties) and Section 6(a)(ii) (Covenants) have been duly satisfied;

(ii)	evidence by the relevant notary public that the Royalty Agreement has been executed by Royal Gold and recorded into the Notary’s registry (repertorio);

(iii)	[Intentionally deleted];

(iv)	a duly executed Registration Rights Agreement;

(v)	legal opinions of Hogan & Hartson L.L.P. and Urenda, Rencoret, Orrego y Dorr, Abogados, counsel to Royal Gold dated as of the Closing Date, in the forms attached as Exhibits G-1 and G-2;

(vi)	payment of the Cash Portion, in cash or other immediately available funds, by wire transfer, in accordance with the written instructions of Operator;

(vii)
the number of shares of Royal Gold Common Stock equal to the Share Portion of the Purchase Price shall be deposited in a dematerialized form by Royal Gold's transfer agent on behalf of Royal Gold to the account of Operator or its nominee as Operator may request by written notice to Royal Gold at least two business days prior to the Closing Date and Operator shall have received written confirmation of such deposit to its account or the account of its nominee as directed; and

(viii)
certified copies of resolutions of the directors of Royal Gold approving the Transactions contemplated by this Agreement and the execution and delivery of this Agreement and all documents, instruments and agreements required to be executed and delivered by Royal Gold pursuant to this Agreement and the performance by Royal Gold of its rights and obligations thereunder.

(c)         Concurrent Delivery.  It shall be a condition of the Closing that all matters of payment and the execution and delivery of documents by any Party to the other Party pursuant to the terms of this Agreement shall be concurrent requirements and that nothing will be complete at the Closing until everything required as a condition precedent to the Closing has been paid, executed and delivered, as the case may be.

8.      Termination.  This Agreement may be terminated at any time (except where otherwise indicated) prior to the Closing, whether before or after approval of this Agreement (unless otherwise set forth below), as follows:

(a)        by mutual written consent of Royal Gold and Operator;

(b)        by Royal Gold,

(i)
if there has been a breach or failure to perform any covenant or agreement on the part of Operator that causes any of the conditions provided in Section 6(b) not to be met and such breach or failure has not been cured (if curable) within 15 days following receipt by Operator of written notice of such breach describing the extent and nature thereof in reasonable detail; or

(ii)
if there has been any event, change, occurrence or circumstance that renders the conditions set forth in Section 6(b) incapable of being satisfied by the later of January 29, 2010 or the postponed Closing Date if Royal Gold has elected on or after January 15, 2010 to postpone the Closing Date by ten business days in accordance with Section 2(i)(iii) (the “Outside Date”);

(c)        by Operator,

(i)
if there has been a breach or failure to perform any covenant or agreement on the part of Royal Gold that causes any of the conditions provided in Section 6(a) not to be met and such breach or failure has not been cured (if curable) within 15 days following receipt by Royal Gold of written notice of such breach describing the extent and nature thereof in reasonable detail; or

(ii)	if there has been any event, change, occurrence or circumstance that renders the conditions set forth in Section 6(a) incapable of being satisfied by the Outside Date;

(d)        by either:

  (i)               Royal Gold; or

(ii)             Operator,

if there shall be in effect a final, unappealable order restraining, enjoining or otherwise prohibiting the consummation of the Transactions contemplated by this Agreement; provided, however, that the Party seeking to terminate this Agreement pursuant to this Section 8(d) shall not have initiated such proceeding or taken any action in support of such proceeding (it being agreed that the Parties shall use their commercially reasonable efforts to promptly appeal any such order that is appealable and diligently pursue such appeal); or

(e)         by either:

(i)             Royal Gold; or

(ii)             Operator,

on or after the Outside Date if the Closing shall not have occurred by the close of business on such date (unless the failure to consummate the Closing is attributable to a breach of this Agreement on the part of the Party seeking to terminate this Agreement); provided, however, that the terminating Party is not in material default of any of its obligations hereunder.

In the event of termination of this Agreement by (i) Royal Gold, (ii) Operator, or (iii) the mutual agreement of all Parties pursuant to this Section 8, written notice thereof shall be given to the other Party and this Agreement shall terminate without any further action by any of the Parties.

Upon the termination of this Agreement in accordance with this Section 8, each of the Parties shall be relieved of any further duties and obligations under this Agreement after the date of such termination; provided, however that no such termination shall relieve any Party hereto from liability for any material breach of any covenant or obligation contained in this Agreement or for any intentional and material breach of any representation or warranty contained in this Agreement; provided, further that the obligations of the Parties set forth in Section 5(h), Section 8 and Sections 9(a)-(g), (m), (o) and (s) shall survive any such termination and shall be enforceable after such termination.

Neither Royal Gold nor Operator may rely on the failure of any condition set forth in Sections 6(a) or 6(b) to be satisfied as a basis for the termination of this Agreement if such failure was caused by such Party’s failure to comply with or perform any of its covenants or obligations set forth in this Agreement.

9.      Miscellaneous.

(a)           Governing Law.  This Agreement is to be governed by and construed under the laws of the State of Colorado, without giving effect to those principles of conflicts of laws that might otherwise require application of the laws of any other jurisdiction.

(b)          Dispute Resolution.

(i)
If for any reason any Dispute arising under this Agreement, either Party may deliver written notice to the other Party regarding such Dispute and the Dispute shall be determined by arbitration as provided in this Section 9(b). THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING FROM OR CONNECTED WITH THIS AGREEMENT.

(ii)
All Disputes shall be referred to and finally resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce (“ICC”). The number of arbitrators shall be three. The place of Arbitration shall be Houston, Texas, USA. The language of the Arbitration shall be English. Judgment may be entered upon an award in any court of competent jurisdiction.

(iii)
The Party referring a Dispute to arbitration hereunder shall appoint an arbitrator in the arbitration petition and the respondent Party shall appoint an arbitrator in its response. If within 30 days after the date of the arbitration petition, the respondent has not appointed an arbitrator, such arbitrator shall be appointed by the ICC. Within 30 days of their appointment, the two arbitrators so appointed shall appoint a third arbitrator who shall preside over the arbitration panel. If the two arbitrators cannot agree on a third arbitrator within such 30 day period, the third arbitrator shall be appointed by the ICC.

(iv)
Notwithstanding the provisions of Section 9(b)(i), the arbitral tribunal shall have the power to grant interim measures of protection, but, without derogating from the commitment to arbitrate or the power of the arbitral tribunal to grant such measures, it shall not be inconsistent with this Agreement for a party to apply to a court of competent jurisdiction for an interim measure of protection pending the commencement or completion of arbitration.

(v)
In any arbitration, or in any court proceeding authorized to be taken under this Agreement, the arbitral tribunal or the court, as the case may be, shall in addition to any other relief, be entitled to make an award or enter a judgment, as the case may be, for reasonable attorney’s fees and disbursements, including experts witness fees, and any other costs of the proceeding. The arbitration panel may only award damages as provided for under the terms of this Agreement and in no event may punitive, consequential or special damages be awarded.

(vi)	If contemporaneous Disputes arise under this Agreement, a single arbitration may be commenced in respect of the Disputes.

(c)           Notices.  Unless otherwise provided in this Agreement, any notice or other correspondence required or permitted by this Agreement shall be deemed to have been properly given or delivered when made in writing and hand-delivered to the Party to whom directed, or when given by facsimile transmission, with all necessary delivery charges fully prepaid (or in the case of a facsimile, upon confirmation of receipt), and addressed to the Party to whom directed at the following address:

If to Operator:

Compañía Minera Teck Carmen de Andacollo
c/o Teck Operaciones Mineras Chile Ltda.
Avenida Vitacura 2939, Piso 24
Las Condes, Santiago, Chile
Attention: Christian Arentsen
Facsimile:  (56-2) 464 5794

with a copy, which shall not constitute notice, to:

Borden Ladner Gervais LLP
1200 Waterfront Centre
200 Burrard Street, P.O. Box 48600
Vancouver, British Columbia, V7X 1T2  Canada
Attention:  Fred R. Pletcher
Facsimile:  (604) 687-1415

If to Royal Gold:

Royal Gold, Inc.
1660 Wynkoop Street, Suite 1000
Denver, CO  80202-1132  USA
Attention:  Vice President and General Counsel
Facsimile:  (303) 595-9385

with a copy, which shall not constitute notice, to:

Hogan & Hartson L.L.P.
One Tabor Center
1200 Seventeenth Street, Suite 1500
Denver, CO 80202   USA
Attention:  Paul Hilton, Esq.
Facsimile:  (303) 899-7333

Any Party may change its address for the purpose of notices or communications by furnishing notice thereof to the other Party in the manner provided in this Section 9(c).

(d)          Assignment.  This Agreement shall inure to the benefit of and shall be binding on and enforceable by the Parties and, where the context so permits, their respective permitted successors and permitted assigns.  No Party may assign all or any part of its rights, liabilities and obligations under this Agreement without the prior written consent of the other Party to this Agreement, except that Royal Gold may assign all or any part of its rights, liabilities and obligations under this Agreement, to any directly or indirectly wholly-owned Subsidiary of Royal Gold, provided that:

(i)	such Subsidiary covenants with Operator to be bound by the terms and conditions of this Agreement and any amendments hereto;

(ii)
such Subsidiary shall first have covenanted with Operator that if at any time thereafter and prior to the Closing Date it ceases or proposes to cease to be a Subsidiary of Royal Gold then such Subsidiary shall immediately, and effective prior to ceasing to be a Subsidiary of the Royal Gold, assign all or any part of its rights, liabilities and obligations under this Agreement back to Royal Gold;

(iii)
Royal Gold shall covenant that if at any time thereafter and prior to the Closing Date the Subsidiary ceases or proposes to cease to be an Affiliate of Royal Gold then such Subsidiary shall immediately, and prior to ceasing to be a Subsidiary, assign to Royal Gold all or any part of its rights, liabilities and obligations under this Agreement; and

(iv)
any assignment by Royal Gold will not release Royal Gold of its obligation to issue the shares of Royal Gold Common Stock that constitute the Share Portion to be issued and registered in the name of Operator pursuant to this Agreement.

(e)          Survival.  All covenants, agreements, and indemnities made under this Agreement shall survive the execution and delivery of this Agreement and shall survive the Closing Date until such covenants, agreements and indemnities have been performed or satisfied in accordance with the terms thereof.  All representations and warranties made under this Agreement shall survive the execution and delivery of this Agreement and shall survive the Closing Date for a period of two years from the Closing Date, except that any representation and warranty shall not terminate with respect to any item as to which a Party seeking indemnification under Section 9(f) has, prior to the expiration of such two year period, previously made a claim against the other indemnifying Party by delivering written notice in accordance this Agreement.

(f)          Indemnification.

(i)
Subject to Section 9(f)(iii), Operator agrees to indemnify Royal Gold from and against, and to hold Royal Gold harmless from any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, claims, expenses or disbursements of any kind whatsoever (collectively “Losses”) which may at any time be imposed on, incurred by or asserted against Royal Gold in any way relating to or arising out of (A) any breach by Operator or any misrepresentation or inaccuracy of any representation or warranty of Operator contained in this Agreement or in any document, instrument or agreement delivered pursuant hereto other than the Royalty Agreement; (B) any breach or non-performance by Operator of any covenant or agreement to be performed by Operator contained in this Agreement or in any document, instrument or agreement delivered pursuant hereto other than the Royalty Agreement; (C) except as set forth on Schedule 3(c), the failure of Operator on or prior to the Closing Date to comply with any Governmental Requirement, including any Governmental Requirement or Approvals relating to environmental protection and reclamation obligations, with respect to the Subject Properties or the Ancillary Property Rights; (D) the physical environmental condition of the Subject Properties or the Ancillary Property Rights and matters of health or safety related to the Subject Properties or Ancillary Property Rights on or prior to the Closing Date or any action or claim brought with respect to either; and (E) if both Parties have waived their respective conditions to Closing in Sections 6(a)(vii) and 6(b)(ix) (but not in the case where Operator has been deemed to have waived such condition to Closing pursuant to the final sentence of Section 6(a)(vii)), any actual or threatened withdrawal by any Governmental Authority, as at the Closing Date, of any material Approval under Environmental Laws which is necessary for the construction or operation of the Project, or any actual or threatened challenge by any Person, as at the Closing Date, to any material Approval under Environmental Laws which is necessary for the construction or operation of the Project.

(ii)
Subject to Sections 9(f)(iii), Royal Gold agrees to indemnify Operator from and against, and to hold Operator harmless from, any and all Losses which may at any time be imposed on, incurred by or asserted against Operator in any way relating to or arising out of (A) any breach by Royal Gold or any misrepresentation or inaccuracy of any representation or warranty of Royal Gold contained in this Agreement or in any document, instrument or agreement delivered pursuant hereto other than the Royalty Agreement; and (B) any breach or non-performance by Royal Gold of any covenant or agreement to be performed by Royal Gold contained in this Agreement or in any document, instrument or agreement delivered pursuant hereto other than the Royalty Agreement.

(iii)
In no event will either Party be liable to the other Party for any lost profits or incidental, indirect, speculative, consequential, special, punitive, or exemplary damages of any kind (whether based in contract, tort, including negligence, strict liability, fraud, or otherwise, or statutes, regulations, or any other theory) arising out of or in connection with this Agreement, even if advised of such potential damages.

(g)         Expenses.  Each of the Parties agrees to bear and pay its own costs and expenses incurred in connection with the preparation, execution, delivery and performance of this Agreement and the other Transaction Documents (“Transaction Expenses”), provided, however that Operator shall pay all of the Transaction Expenses incurred by Royal Gold if Operator terminates this Agreement in accordance with Section 8 or otherwise decides not to proceed with the Transactions unless Royal Gold is in material breach of any of its obligations under this Agreement at the time of such termination.

(h)         Further Assurances.  The Parties shall from time to time execute all such further instruments and documents and do all such further actions as may be necessary to effectuate the purposes of this Agreement.

(i)           Force Majeure.  The obligation of Operator in respect of the development, construction, and operation of the Project and shipment of copper concentrate to any smelter, refiner or other processor or purchaser under any Metal Sales Contract shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control (except for lack of funds), including, without limitation, labour disputes (however arising and whether employee demands are reasonable or within the power of the parties to grant); acts of God; laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, territorial or local environmental standards; acts of war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather conditions; delay or failure by suppliers or transporters of materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; or any other cause whether similar or dissimilar to the foregoing beyond the reasonable control of Operator (“Force Majeure”).  Operator shall promptly give notice to Royal Gold of the suspension of performance, stating therein the nature of the suspension, the reasons therefore, and the expected duration thereof.  Operator shall resume performance as soon as reasonably possible.  Except as expressly set forth in Sections 9(i) and 5(k), the obligations of Operator under this Agreement shall not be affected by any Force Majeure.

(j)           Nature of Interests.  All of the covenants, conditions, and terms of this Agreement shall (i) be of benefit to the Parties, and (ii) bind and inure to the benefit of the Parties and their permitted successors and assigns.

(k)          No Partnership.  Nothing in this Agreement shall be construed to create, expressly or by implication, a joint venture, mining partnership, commercial partnership, or other partnership of any kind or as imposing upon any Party any partnership duty, obligation or liability or any fiduciary duty, obligation or liability to any other Party at any time before or after the Closing Date.

(l)           Specific Performance.  Without limiting or waiving in any respect any rights or remedies of the Parties under this Agreement now or hereafter existing at law in equity or by statute, Royal Gold shall be entitled to such specific performance of the obligations to be performed by Operator hereto in accordance with the provisions of this Agreement and Operator shall be entitled to specific performance of the obligations of Royal Gold set forth in Sections 5(q) and 5(c)(vi) through 5(c)(xiii) of this Agreement and such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which Royal Gold or Operator may have under this Agreement or otherwise.

(m)         Business Opportunity.  Except as expressly provided in this Agreement and the other Transaction Documents, each Party shall have the right independently to engage in and receive full benefits from its business activities, whether or not competitive with the other Party, without consulting the other Party.  The doctrines of “corporate opportunity” or “business opportunity” shall not be applied to any other activity of any Party at any time before or after the Closing Date.

(n)          Time of the Essence.  Time is of the essence in this Agreement.

(o)          Entire Agreement.  This Agreement, together with the Confidentiality Agreement, and the other Transaction Documents and the Schedules and Exhibits attached hereto and thereto are the complete expression of the entire agreement of the Parties, and no oral promise, statement or representation not contained herein shall be binding on the Parties unless reduced to writing and signed by the Parties.  Subject to express covenants of the Parties contained in Section 5(q) of this Agreement, if during the period of time following the signing of the Royalty Agreement and prior to the Closing Date there are any discrepancies between the legal interpretations of either:

(i)	the adjustments to the Share Portion set forth in Sections 2(d) through 2(h) of this Agreement and the provisions of Schedule D of the Royalty Agreement, or

(ii)	the conditions of closing in Section 6 and closing arrangements in Section 7 of this Agreement and the Condiciones Suspensivas,

then the Parties hereby agree and acknowledge that (x) the provision of this Agreement shall govern; and (y) subject to the express covenants of the Parties contained in Section 5(q) of this Agreement, any Dispute with respect to such matters on or prior to Closing shall be governed by the provisions of Section 9(b) of this Agreement and not the dispute resolution provisions of the Royalty Agreement.

(p)          Waiver and Amendment.  This Agreement may not be amended, modified or changed, nor shall any waiver of any provision hereof be effective, except by means of a written instrument that has been executed by the Party or Parties to be bound.

(q)          Counterparts; Exchange by Facsimile or Electronic Delivery.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one single instrument.  This Agreement may be delivered by facsimile or electronic delivery.

(r)          Taxes.

(i)	If any Taxes are required by law to be deducted from or in respect of any amounts payable to Royal Gold hereunder:

(A)	Royal Gold will receive an amount equal to the sum it would have received if such deduction had not been made, less the amount of such deduction;

(B)	Operator will make such deductions; and

(C)	Operator will pay the full amount deducted to the relevant taxing authority in accordance with applicable law, and Operator will promptly furnish to Royal Gold written proof of such payment.

(ii)
If Operator fails to pay any Taxes when due to the appropriate taxing authority, Operator will indemnify Royal Gold for any incremental Taxes, interest or penalties that may become payable by Royal Gold as a result of any such failure.

(iii)
Operator shall be responsible for and shall pay when due any excise Taxes (goods and services Taxes), stamp duties, sales and use Taxes and similar Taxes and any registration fees payable in respect of the sale and transfer of the Royalty to Royal Gold other than Taxes assessed on Royal Gold under the law of the jurisdiction in which it is incorporated or, if different, the jurisdiction (or jurisdictions) in which Royal Gold is treated as resident for tax purposes.

(s)          No Brokers or Commissions.  Each of the Parties acknowledges, agrees and represents and warrants to the other Parties that it has not engaged any broker, agent or other intermediary to act on its behalf on connection with the Transactions contemplated by this Agreement and that it is not aware of any current or possible future claim for any brokerage, agency or finder's fee or commission in connection with the Transactions contemplated by this Agreement and that if any such claim should arise through, or under, or by virtue of any action taken by any party, such Party shall indemnify and hold harmless the others in respect thereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPAÑÍA MINERA TECK CARMEN DE ANDACOLLO

By:	/s/Christian Arentsen
Print Name:	Christian Arentsen
Title:	Director

By:	/s/Guillermo Urrutia
Print Name:	Guillermo Urrutia
Title:	Director

ROYAL GOLD, INC.

By:	/s/Tony A. Jensen
Print Name:	Tony A. Jensen
Title:	President and CEO

[Signature Page to Amended and Restated Master Agreement]

EXHIBIT A

[INTENTIONALLY DELETED]

A-1

EXHIBIT B

Mining Properties

Part I – Mining Properties

“Mining Properties” mean:

1.
Exploitation mining concession named “Aconcagua”, the measurement minute of which is registered on page 507 number 86 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

2.
Exploitation mining concession named “Adolfo” the measurement minute of which is registered on page 616 number 107 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

3.
Exploitation mining concession named “Aguada” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

4.
Exploitation mining concessions named “Aldo 1 to 50” the measurement minute of which is registered on page 441 number 79 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

5.
Exploitation mining concession named “Andrea” the measurement minute of which is registered on page 242 number 48 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 714, number 120 of the cited Registry and Registrar of 1996;

6.
Exploitation mining concessions named “Anita 1 to 15” the measurement minute of which is registered on page 260 number 52 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 714, number 120 of the cited Registry and Registrar of 1996;

7.
Exploitation mining concessions named “Antofagasta 1 to 2” the measurement minute of which is registered on page 536 number 92 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

8.
Exploitation mining concessions named “Antonio  1 to 5”; “Antonio 16”; and “Antonio 17” (of the group named “Antonio 1 to 17”) the measurement minute of which is registered on page 275 number 54 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 714, number 120 of the cited Registry and Registrar of 1996;

9.
Exploitation mining concessions named “Antonio 1 to 17” (of the group named “Antonio 1 to 23”) the measurement minute of which is registered on page 37 number 20 of the Property Registry of the Andacollo Custodian of Mines of the year 2009. The ownership of Operator over this mining concession is registered on page 44, number 21 of the cited Registry and Registrar of 2009;

10.
Exploitation mining concession named “Arica” the measurement minute of which is registered on page 527 number 90 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

11.
Exploitation mining concession named “Atacama” the measurement minute of which is registered on page 517 number 88 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

12.
Exploitation mining concessions named “Blanca 1 to 2” the measurement minute of which is registered on page 31 number 17 of the Property Registry of the Andacollo Custodian of Mines of the year 2009. The ownership of Operator over this mining concession is registered on page 34, number 18 of the cited Registry and Registrar of 2009;

13.
Exploitation mining concessions named “Blanca Estela 1 to 2” the measurement minute of which is registered on page 34 number 10 of the Property Registry of the Andacollo Custodian of Mines of the year 1994. The ownership of Operator over this mining concession is registered on page 27, number 19 of the cited Registry and Registrar of 2003;

14.
Exploitation mining concession named “Blanquita” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

15.
Exploitation mining concession named “Carmen” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

16.
Exploitation mining concession named “Carmen Bajo” the measurement minute of which is registered on page 321 number 62 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

17.
Exploitation mining concessions named “Chifute 1 to 8” the measurement minute of which is registered on page 707 number 119 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

18.
Exploitation mining concessions named “Chorrillo”, “Chorrillo Segunda” and “Chorrillo Tercera” the measurement minute of which is registered on page 629 number 110 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

19.
Exploitation mining concessions named “Churque 1 to 85”; and “Churque 95 to 100” (of the group named “Churque 1 to 100”) the measurement minute of which is registered on page 287 number 55 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 714, number 120 of the cited Registry and Registrar of 1996;

20.
Exploitation mining concessions named “Churque 1 to 4” the measurement minute of which is registered on page 566 number 98 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

21.
Exploitation mining concessions named “Churque 5 to 9” the measurement minute of which is registered on page 255 number 51 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 714, number 120 of the cited Registry and Registrar of 1996;

22.
Exploitation mining concession named “Clavel” the measurement minute of which is registered on page 521 number 89 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

23.
Exploitation mining concessions named “Cobre Morado  1 to 6” (of the group named “Cobre Morado 1 to 10”) the measurement minute of which is registered on page 15 number 9 of the Property Registry of the Andacollo Custodian of Mines of the year 1997. The ownership of Operator over this mining concession is registered on page 106, number 61 of the cited Registry and Registrar of 2006;

24.
Exploitation mining concession named “Compañia” the measurement minute of which is registered on page 331 number 67 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

25.
Exploitation mining concessions named “Complemento 1 to 10” the measurement minute of which is registered on page 266 number 53 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 714, number 120 of the cited Registry and Registrar of 1996;

26.
Exploitation mining concession named “Condella” the measurement minute of which is registered on page 623 number 109 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

27.
Exploitation mining concession named “Coquimbana” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

28.
Exploitation mining concession named “Coquimbo” the measurement minute of which is registered on page 319 number 61 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

29.
Exploitation mining concession named “Culebron” the measurement minute of which is registered on page 562 number 97 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

30.
Exploitation mining concession named “Desempeño” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

31.
Exploitation mining concession named “El Toro” the measurement minute of which is registered on page 582 number 102 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

32.
Exploitation mining concession named “Emmita” the measurement minute of which is registered on page 329 number 66 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

33.
Exploitation mining concessions named “Encarnación 1 to 5” (of the group named “Encarnación 1 to 10”) the measurement minute of which is registered on page 83 number 17 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

34.
Exploitation mining concessions named “Encarnación 6 to 10” (of the group named “Encarnación 1 to 10”) the measurement minute of which is registered on page 83 number 17 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 714, number 120 of the cited Registry and Registrar of 1996;

35.
Exploitation mining concessions named “Escondida 1 to 2” the measurement minute of which is registered on page 633 number 111 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

36.
Exploitation mining concession named “Glady” the measurement minute of which is registered on page 185 number 35 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

37.
Exploitation mining concession named “Gloria” the measurement minute of which is registered on page 149 number 29 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

38.
Exploitation mining concession named “Guanaco” the measurement minute of which is registered on page 333 number 68 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

39.
Exploitation mining concessions named “Hermosa 1 to 3” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

40.
Exploitation mining concession named “Hermosa” the measurement minute of which is registered on page 179 number 34 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

41.
Exploitation mining concession named “Huamachuco” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

42.
Exploitation mining concession named “Infante” the measurement minute of which is registered on page 327 number 65 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

43.
Exploitation mining concession named “Invierno” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

44.
Exploitation mining concession named “Las Dos Coloradas” the measurement minute of which is registered on page 315 number 59 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

45.
Exploitation mining concession named “Laura” the measurement minute of which is registered on page 237 number 47 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 714, number 120 of the cited Registry and Registrar of 1996;

46.
Exploitation mining concession named “Limari” the measurement minute of which is registered on page 541 number 93 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

47.
Exploitation mining concession named “Los Angeles” the measurement minute of which is registered on page 733 number 122 and on page 795 number 130, both of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

48.
Exploitation mining concessions named “Los Veneros 88”; “Los Veneros 89”; “Los Veneros 94 to 97; “Los Veneros 101 to 105”; “Los Veneros 108 to 110”; and “Los Veneros 113” (of the group named “Los Veneros 1 to 114”),the measurement minute of which is registered on page 10 number 4 of the Property Registry of the Andacollo Custodian of Mines of the year 2007. The ownership of Operator over this mining concession is registered on page 10, number 4 of the cited Registry and Registrar of 2007;

49.
Exploitation mining concessions named “Louisiana”, “Clarin”, “Alabama”, “Rosa”, “Colorada”, “Demasia”, “Florida”, “Tennesee” and “Maria” the measurement minute of which is registered on page 74 number 15 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

50.
Exploitation mining concessions named “Luz 1 to 4”,(of the group named “Luz 1 to 6”) the measurement minute of which is registered on page 619 number 108 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

51.
Exploitation mining concession named “Maravilla” the measurement minute of which is registered on page 499 number 84 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

52.
Exploitation mining concession named “Marta Elvira” the measurement minute of which is registered on page 317 number 60 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

53.
Exploitation mining concession named “Martina” the measurement minute of which is registered on page 231 number 46 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

54.
Exploitation mining concession named “Maruja Primera” the measurement minute of which is registered on page 335 number 69 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

55.
Exploitation mining concession named “Maruja Segunda” the measurement minute of which is registered on page 750 number 124 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

56.
Exploitation mining concession named “Miguel” the measurement minute of which is registered on page 614 number 106 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

57.
Exploitation mining concessions named “Nanita 8”; “Nanita 12”; “Nanita 24 to 27”; “Nanita 33 to 46”; and “Nanita 51 to 65” (of the group named “Nanita 1 to 65”) the measurement minute of which is registered on page 39 number 13 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

58.
Exploitation mining concession named “Negrita” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

59.
Exploitation mining concessions named “Nelly 1 to 5” the measurement minute of which is registered on page 304 number 56 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 714, number 120 of the cited Registry and Registrar of 1996;

60.
Exploitation mining concession named “Ohio” the measurement minute of which is registered on page 521 number 89 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

61.
Exploitation mining concession named “Otoño” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

62.
Exploitation mining concession named “Pelargonia” the measurement minute of which is registered on page 557 number 96 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

63.
Exploitation mining concession named “Perlita” the measurement minute of which is registered on page 325 number 64 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

64.
Exploitation mining concession named “Poderosa” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

65.
Exploitation mining concession named “Preciosa” the measurement minute of which is registered on page 217 number 41 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

66.
Exploitation mining concession named “Primavera” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

67.
Exploitation mining concession named “Protectora” the measurement minute of which is registered on page 219 number 42 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

68.
Exploitation mining concession named “Prudencio” the measurement minute of which is registered on page 221 number 43 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

69.
Exploitation mining concession named “Reforma” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

70.
Exploitation mining concession named “Relleno” the measurement minute of which is registered on page 173 number 33 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

71.
Exploitation mining concession named “Resguardo” the measurement minute of which is registered on page 311 number 57 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

72.
Exploitation mining concessions named “Rio Elqui Uno 6”; “Río Elqui Uno 7”; and “Rio Elqui Uno 9 to 33” (of the group named “Río Elqui Uno 1 to 33”), the measurement minute of which is registered on page 1160 number 229 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 1160, number 229 of the cited Registry and Registrar of 1996;

73.
Exploitation mining concessions named “Rio Elqui Dos 1 to 4”; “Río Elqui Dos 8 to 13”; and “Río Elqui Dos 16 to 95” (of the group named “Río Elqui Dos 1 to 95”) the measurement minute of which is registered on page 1169 number 230 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 1169, number 230 of the cited Registry and Registrar of 1996;

74.
Exploitation mining concessions named “Rio Elqui Tres 2 to 53” (of the group named “Río Elqui Tres 1 to 53”) the measurement minute of which is registered on page 769 number 127 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 769, number 127 of the cited Registry and Registrar of 1996;

75.
Exploitation mining concessions named “Rio Limari Dos 1 to 11” the measurement minute of which is registered on page 788 number 129 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 788, number 129 of the cited Registry and Registrar of 1996;

76.
Exploitation mining concessions named “Rio Limari Tres 1 to 70” the measurement minute of which is registered on page 1178 number 231 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 1178, number 231 of the cited Registry and Registrar of 1996;

77.
Exploitation mining concessions named “Rio Limari Cuatro 1 to 82” the measurement minute of which is registered on page 779 number 128 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 779, number 128 of the cited Registry and Registrar of 1996;

78.
Exploitation mining concession named “Roberto” the measurement minute of which is registered on page 223 number 44 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

79.
Exploitation mining concession named “Rojo Dos” the measurement minute of which is registered on page 454 number 80 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

80.
Exploitation mining concession named “Rosario” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

81.
Exploitation mining concessions named “Rosario 62 to 67”; and “Rosario 89” (of the group named “Rosario 1 to 89”) the measurement minute of which is registered on page 598 number 105 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

82.
Exploitation mining concession named “Rosario 66” the measurement minute of which is registered on page 70 number 14 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

83.
Exploitation mining concessions named “Rosario 130 to 138” the measurement minute of which is registered on page 34 number 12 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

84.
Exploitation mining concessions named “Rosario 181” and “Rosario 183” (of the group named “Rosario 171 to 185”) the measurement minute of which is registered on page 586 number 103 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

85.
Exploitation mining concessions named “Rosario 186 to 188” and “Rosario 193” (of the group named “Rosario 186 to 193”) the measurement minute of which is registered on page 591 number 104 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

86.
Exploitation mining concession named “Rosario 194” the measurement minute of which is registered on page 80 number 16 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

87.
Exploitation mining concession named “San Jose” the measurement minute of which is registered on page 733 number 122, page 755 number 125 and page 795 number 130, of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

88.
Exploitation mining concession named “San Lorenzo” the measurement minute of which is registered on page 323 number 63 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

89.
Exploitation mining concession named “San Miguel” the measurement minute of which is registered on page 578 number 101 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

90.
Exploitation mining concession named “San Pedro” the measurement minute of which is registered on page 574 number 100 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

91.
Exploitation mining concession named “Sandra 1” and “Sandra 3” (of the group named “Sandra 1 to 3”) the measurement minute of which is registered on page 387 number 74 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over these mining concessions is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

92.
Exploitation mining concession named “Sandro” the measurement minute of which is registered on page 247 number 49 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 714, number 120 of the cited Registry and Registrar of 1996;

93.
Exploitation mining concession named “Sebastopol” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

94.
Exploitation mining concession named “Soledad” the measurement minute of which is registered on page 191 number 36 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 714, number 120 of the cited Registry and Registrar of 1996;

95.
Exploitation mining concession named “Sonia Primera” the measurement minute of which is registered on page 200 number 38 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

96.
Exploitation mining concession named “Sonia Segunda” the measurement minute of which is registered on page 206 number 39 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

97.
Exploitation mining concession named “Sonia Tercera” the measurement minute of which is registered on page 212 number 40 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

98.
Exploitation mining concession named “Sussy Primera” the measurement minute of which is registered on page 108 number 22 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

99.
Exploitation mining concession named “Tarapaca” the measurement minute of which is registered on page 570 number 99 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

100.
Exploitation mining concession named “Valdivia 1” the measurement minute of which is registered on page 531 number 91 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

101.
Exploitation mining concession named “Veranito 1” the measurement minute of which is registered on page 659 number 116 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

102.
Exploitation mining concession named “Verde Bajo” the measurement minute of which is registered on page 313 number 58 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

103.
Exploitation mining concessions named “Viejo 1 to 4” the measurement minute of which is registered on page 546 number 94 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

104.
Exploitation mining concessions named “Zapallo 1 to 3” the measurement minute of which is registered on page 552 number 95 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

105.
Exploitation mining concessions named “Esperanza 1 to 3” the measurement minute of which is registered on page 19 number 12 of the Property Registry of the Andacollo Custodian of Mines of the year 2004. The ownership of Operator over these mining concessions is registered on page 19, number 05 of the cited Registry and Registrar of 2009;

106.
Exploitation mining concessions named “Fuerza 4 to 6”; “Fuerza 8”; “Fuerza 9”; “Fuerza 11 to 13”; “Fuerza 16 to 18”; and “Fuerza 22 to 24” (of the group named “Fuerza 1 to 24”) the measurement minute of which is registered on page 109 number 62 of the Property Registry of the Andacollo Custodian of Mines of the year 2003. The ownership of  Operator over this mining concession is registered on page 21, number 7 of the cited Registry and Registrar of 2009;

107.
Exploitation mining concessions named “Milla 1 to 10” the measurement minute of which is registered on page 91 number 59 of the Property Registry of the Andacollo Custodian of Mines of the year 2003. The ownership of Operator over this mining concession is registered on page 22, number 8 of the cited Registry and Registrar of 2009;

108.
Exploitation mining concessions named “Nuevo Mexico 5”; “Nuevo Mexico 10”; and “Nuevo Mexico 29” (of the group named “Nuevo Mexico 1 to 37”) the measurement minute of which is registered on page 9 number 9 of the Property Registry of the Andacollo Custodian of Mines of the year 2004. The ownership of Operator over this mining concession is registered on page 26, number 12 of the cited Registry and Registrar of 2009;

109.
Exploitation mining concessions named “Osorno 1 to 8” the measurement minute of which is registered on page 1098 number 213 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 27, number 13 of the cited Registry and Registrar of 2009;

110.
Exploitation mining concession named “Recife 1” the measurement minute of which is registered on page 104 number 61 of the Property Registry of the Andacollo Custodian of Mines of the year 2003. The ownership of Operator over this mining concession is registered on page 23, number 9 of the cited Registry and Registrar of 2009;

111.
Exploitation mining concessions named “Remanso 1 to 30” the measurement minute of which is registered on page 97 number 60 of the Property Registry of the Andacollo Custodian of Mines of the year 2003. The ownership of Operator over this mining concession is registered on page 24, number 10 of the cited Registry and Registrar of 2009;

112.
Exploitation mining concessions named “Rosa 1 to 15” the measurement minute of which is registered on page 250 number 55 of the Property Registry of the Andacollo Custodian of Mines of the year 1997. The ownership of Operator over these mining concessions is registered on page 90, number 58 of the cited Registry and Registrar of 2003; and

113.
Exploitation mining concessions named “Rosa Segunda 1 to 41” the measurement minute of which is registered on page 232 number 53 of the Property Registry of the Andacollo Custodian of Mines of the year 1997. The ownership of Operator over these mining concessions is registered on page 28, number 14 of the cited Registry and Registrar of 2009.

EXHIBIT B

Mining Properties

Part II – Map

(Attached)

EXHIBIT B

Mining Properties

Part III – Universal Transverse Mercator Coordinates

(Attached)

(a)	UTM Coordinates – Circular Boundary: (Attached)

(b)	UTM Coordinates – Shaded Area Boundary: (Attached)

EXHIBIT C

FORM OF ROYALTY AGREEMENT

In Santiago, Chile, before me, ___________________________, Notary Public of the ____Notary of Santiago, with domicile in ________, appear Mr._________ [name, nationality, marital status, profession, national identity card number] on behalf of Compañía Minera Teck Carmen de Andacollo, a company organized under the law of Chile (“Operator”), for these purposes both domiciled at _________________, and Mr. _______________ [name, nationality, marital status, profession, national identity card number], on behalf of Royal Gold, Inc., a Delaware corporation (“Royal Gold”), for these purposes both domiciled at___________________, who evidenced their identity with the referred to documents, the parties of legal age, who state as follows:

WHEREAS:

A.          Operator owns and operates a copper mining project located near the town of Andacollo, Chile, and as part of such project is developing a hypogene copper-gold project (the “Project”) on the Mining Properties.

B.           Operator and Royal Gold entered into that certain Amended and Restated Master Agreement dated as of January 12, 2010 (the “Amended and Restated Master Agreement”), whereby Operator agreed to sell, transfer and assign to Royal Gold a Royalty related to the gold produced from the Project in exchange for the Purchase Price.

C.           In consideration of payment of the Purchase Price, Operator hereby sells, transfers and assigns to Royal Gold a Royalty, on and subject to the terms and conditions set forth herein.

D.          Operator and Royal Gold acknowledge that this Agreement is an aleatory agreement (contrato aleatorio) and thus payments hereunder are contingent on the proceeds obtained from the exploitation of the Subject Properties as provided in this Agreement.

E.           Royal Gold acknowledges that copper is the main mineral exploited in the Subject Properties.

NOW, THEREFORE, the Parties covenant and agree as follows:

1.           Certain Defined Terms and Construction.

(a)           As used in this Agreement, the following capitalized terms shall have the following meanings:

(i)           “Abandonment Property” has the meaning set forth in Section 6(j).

(ii)
“Affiliate” means, with respect to any Person, any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, provided that the term “control” for purposes of this definition under this Agreement shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, and provided, further that a Person who owns greater than 50% of any outstanding class of voting securities of any other Person shall be deemed to control such other Person.

(iii)	“Agent” means Juan Luis Ossa Bulnes, Samuel Lira Ovalle or Sergio Urrejola Monckeberg, each acting on behalf of either Royal Gold or Operator.

(iv)	“Agreement” means this Royalty Agreement with all Exhibits and Schedules hereto.

(v)	“Allowable Refining Charge” has the meaning set forth in Section 3(e).

(vi)	“Amended and Restated Master Agreement” has the meaning set forth in Recital B hereto.

(vii)
“Ancillary Property Rights” mean any land and water rights owned, controlled, leased, mined or operated by or on behalf of Operator or any Affiliate of Operator on or after the date of this Agreement not included in the Mining Properties or the Subject Properties, but which are required for the development and operation of the Project.

(viii)	“Applicable Rate” has the meaning set forth in Section 3(c).

(ix)
“Approvals” mean any authorizations, licenses, permits, consents, waivers, grant notices, approvals, rulings, orders, certifications, exemptions, filings, variances, decrees, registrations, or other actions, whether written or oral, of, by, from or on behalf of any Governmental Authority or any other third party, together with all easements, rights-of-way and other rights to access or use property.

(x)
“Avío” means a contrato aleatorio regulated in the Chilean Mining Code and defined in article 206 therein as a contract by means of which a person commits to give or to do something for the benefit of the exploitation of an exploitation mining concession (pertenencia), to be paid only with the products obtained therefrom or with an ownership quota of such mining concession.

(xi)	“Cash Portion” has the meaning set forth in Section 2(b).

(xii)	“Circular Boundary” means the circular boundary illustrated in bold black on the map in Part I of Schedule B and described by the Universal Transverse Mercator Coordinates in Part II(a) of Schedule B.

(xiii)	“Closing Date” has the meaning set forth in Section 2(c).

(xiv)	“Condiciones Suspensivas” has the meaning set forth in Section 2(a).

(xv)	“Confidential Information” has the meaning set forth in Section 5(e).

(xvi)	“Dayton” means Compañía Minera Dayton.

(xvii)
“Dayton Agreement” means an Agreement of Intent (Acuerdo de Intención) between Dayton and Operator dated May 30, 2008, as amended from time to time, and any document, instrument, deed, or agreement delivered pursuant thereto.

(xviii)
“Dayton Concessions” means: (A) Río Elqui Uno 1 to 5 and Río Elqui Uno 8; (B) Bárbara Tercera; (C) Jazmín; (D) Rosario 142, Rosario 143, Rosario 149 and Rosario 150; (E) Nanita 1 to 7, Nanita 9 to 11, Nanita 13 to 23, Nanita 28 to 32 and Nanita 47 to 50; (F) Rosario 54 to 61; (G) Sylvia; (H) Claudia 1 and 2; (I) Mercedes 4, Mercedes 5 and Mercedes 6; (J) Rosario 113 to 115, Rosario 120 to 123 and Rosario 127 to 129; (K) Cautín; (L) Río Elqui Dos 5 to 7, Río Elqui Dos 14 and Río Elqui Dos 15; (M) Río Elqui Tres 1; and (N) Vicky 1 and 2.

(xix)	“Deed of Cancellation” has the meaning set forth in Section 2(a).

(xx)	“Deed of Release” has the meaning set forth in Section 2(a).

(xxi)
“Dispute” means a dispute arising out of, or connected with, this Agreement or any legal relationship associated with, or derived from, this Agreement (including any dispute related to the Deed of Release regardless of when it arises), provided, however that  any dispute arising before February 16, 2010 related to the interpretation, waiver or satisfaction of the Condiciones Suspensivas or the interpretation of the adjustment provisions of Schedule D shall not be considered a Dispute for purposes of this Agreement and shall be resolved as provided in the Amended and Restated Master Agreement.  For further clarification, any dispute under the Amended and Restated Master Agreement shall not be considered a Dispute for the purposes of this Agreement.

(xxii)
“Environmental Laws” mean Governmental Requirements relating to pollution or protection of the environment, including, without limitation, Governmental Requirements relating to emissions, discharges, or releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, aquifers, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes which are applicable to the Subject Properties, the Project , the other assets owned, controlled or managed by Operator which are used on or in connection with the Subject Properties, the Ancillary Property Rights or the Project or to the activities of Operator on or in connection with the Subject Properties, the Ancillary Property Rights or the Project.

(xxiii)	“Force Majeure” has the meaning set forth in Section 7(g).

(xxiv)
“Fundamental Process Change” means a material change in the process circuit of the Project consisting of an addition of equipment or the reconfiguration of existing equipment for the purposes of recovering additional minerals, as by-products or co-products or a similar change in the processing method by which copper is produced, provided, however, that a Fundamental Process Change shall not include changes in reagents, changes in grinding rates or media, the addition, elimination, reconfiguration or modification of pumping or piping or other flotation or support equipment, changes in concentrate grade or tailings targets, or the replacement of mill equipment, which are in any case implemented in the ordinary course of business, a shut-down of mining operations generally, or any change to the metallurgical process that is necessary or desirable to facilitate compliance with any Governmental Requirement, including any Environmental Law.

(xxv)
“Governmental Authority” means the government of Chile or any state, provincial, territorial, divisional, county, regional, city or other political subdivision of Chile and any entity, court, arbitrator or arbitration panel, agency, department, commission, board, bureau or regulatory authority or other instrumentality of any of them exercising executive, legislative, judicial, regulatory or administrative functions that exercises valid jurisdiction, including over the Project, the Ancillary Property Rights or the Subject Properties.

(xxvi)
“Governmental Requirement” means any law, statute, code, ordinance, treaty, order, rule, regulation, judgment, ruling, decree, injunction, franchise, permit, certificate, license, authorization, approval or other direction or requirement of any Governmental Authority.

(xxvii)	“ICC” has the meaning set forth in Section 7(b)(ii).

(xxviii)	“Irrevocable Mandate” means the Irrevocable Mandate executed between Royal Gold and Operator by means of a public deed granted on the date hereof.

(xxix)
“Lien” means, as to any property or asset owned or held by a Person, any mortgage, deed of trust, lien, pledge, charge, security interest, preferential right, assignment, option, production payment or royalty (which for greater certainty excludes any Metal Sales Contract), Avío or other encumbrance in, on or to, or any interest or title of any vendor, lessor, purchaser or other secured party to, or interest or title of any Person under any conditional sale or other title retention agreement or capital lease with respect to, such property or asset, the signing of any mortgage, deed of trust, pledge, charge, security agreement, assignment or similar instrument with respect to such property or asset, or the signing or filing of a financing statement with respect to such property or asset which names such Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement with respect to such property or asset.

(xxx)	“Losses” has the meaning set forth in Section 7(e)(i).

(xxxi)
“Material Adverse Effect” means any change, effect, event, or occurrence that, either individually or in the aggregate, is, or would reasonably be expected to be, material and adverse to the Project, or the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise), capitalization, operations or results of operations of Operator, each either considered as a whole or collectively in their entirety, as the case may be, other than any change, effect, event or occurrence in or relating to:

(A)
changes in general political, economic or financial conditions, whether domestic or international in either case, including changes or disruptions in securities, currency exchange, real property, labour or commodities markets (including without limitation gold or copper prices), except to the extent that such changes adversely affect the Project or the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise), capitalization, operations or results of operations of Operator, as the case may be, in a manner distinct from and with a materially disproportionate effect than it affects other operators of a similar business in Chile;

(B)
acts of God, any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism or civil unrest, except to the extent that such acts of God, hostilities, war, terrorism or civil unrest adversely affect the Project or the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise), capitalization, operations or results of operations of Operator, as the case may be, in a manner distinct from and with a materially disproportionate effect than it affects other operators of a similar business in Chile;

(C)
changes in applicable law or changes in generally accepted accounting principles, except to the extent that such changes in applicable law or changes in generally accepted accounting principles affect the Project or the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise), capitalization, operations or results of operations of Operator, as the case may be, in a manner distinct from and with a materially disproportionate effect than it affects other operators of a similar business in Chile; or

(D)
changes due to disruption of power, labour, utilities, water, supply and transportation systems, except to the extent that such changes affect the Project or the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise), capitalization, operations or results of operations of Operator, as the case may be, in a manner distinct from and with a materially disproportionate effect than it affects other operators of a similar business in Chile.

(xxxii)	“Materials” has the meaning set forth in Section 6(i).

(xxxiii)
“Material Agreements” mean all Metal Sales Contracts, and all other material contracts, agreements, leases, instruments and other material binding commitments and undertakings of Operator necessary for the development and operation of the Project.

(xxxiv)
“Metal Sales Contract” means any contract between Operator and any smelter, refiner or other processor or purchaser for the sale, refining or other beneficiation of Subject Minerals in any form, including concentrates, that have been produced from the Subject Properties.

(xxxv)	“Mining Properties” mean the exploration and exploitation mining concessions set forth in Section 1(d).

(xxxvi)	“Net Reference Price” has the meaning set forth in Section 3(f).

(xxxvii)	“Operator” has the meaning set forth in the introductory paragraph of this Agreement.

(xxxviii)	“Overlapping Third-Party Concession” and “Overlapping Third-Party Concessions” has the meaning set forth in Section 1(i).

(xxxix)	“Parties” mean Operator and Royal Gold.

(xl)	“Payable Factor” means for gold contained in copper concentrate, the then effective gold payable percentage in the Metal Sales Contract governing sales of such copper concentrate.

(xli)	“Payable Subject Minerals” has the meaning set forth in Section 3(b).

(xlii)	“Person” means an individual, partnership, corporation (including a business trust), joint venture, limited liability company or other entity, or a Governmental Authority.

(xliii)	“Purchase Price” has the meaning set forth in Section 2(b).

(xliv)	“Project” has the meaning set forth in Recital A to this Agreement.

(xlv)
“Project Studies” mean all feasibility studies and all geological, reserve, engineering, metallurgical and financial data and evaluations of the Project, the Ancillary Property Rights and the Subject Properties prepared by or for the benefit of Operator or otherwise in the possession and control of Operator which would reasonably be expected to be material to Royal Gold and made available to Royal Gold prior to April 3, 2009.

(xlvi)	“Quarterly Adjustment” has the meaning set forth in Section 4(c).

(xlvii)
“Recovery Test Completion Date” means the date on which the Operator has demonstrated to the satisfaction of Royal Gold, acting reasonably, a metallurgical recovery rate of at least 61% of the gold contained in ore milled over any period of 90 consecutive days, determined in accordance with Schedule A, which period shall not commence until at least 180 days following initial mill start-up. This Schedule A, which is duly signed by the appearing Parties, is part of the instrument herein and is recorded at the end of the registry of the Notary who legalizes this public deed, under the same number of the same.

(xlviii)	“Reference Price” has the meaning set forth in Section 3(d).

(xlix)	“Representatives” has the meaning set forth in Section 5(e).

(l)	“Royal Gold” has the meaning set forth in the introductory paragraph of this Agreement.

(li)	“Royal Gold Common Stock” means shares of Royal Gold’s common stock having a par value $0.01 per share.

(lii)	“Royalty” has the meaning set forth in Section 3(a).

(liii)	“Royalty Statement” has the meaning set forth in Section 4(b).

(liv)	“Shaded Area” means the area shaded with dotted-lines on the map in Part I of Schedule B.

(lv)
“Shaded Area Boundary” means the boundary around the area shaded with dotted-lines on the map in Part I of Schedule B described by the Universal Transverse Mercator Coordinates in Part II(b) of Schedule B.

(lvi)	“Share Portion” has the meaning set forth in Section 2(b).

(lvii)
“Subject Minerals” mean all gold mined and beneficiated from the Subject Properties and recovered in whatever form, including in concentrates, based on the actual metallurgical recovery rate, provided, however, that during the period between:

(A)	the date which is six months after the first introduction of ore to the mill; and

(B)	the Recovery Test Completion Date,

the amount of Subject Minerals shall be determined using a metallurgical recovery rate of 61% of the gold contained in ore milled, regardless of the actual metallurgical recovery rate.  For the avoidance of doubt, as an example of the manner of the determination of the Subject Minerals during this period prior to the Recovery Test Completion Date and as illustration of the intent of the Parties with respect to such determination:

If there are 1,000 troy ounces of gold contained in the ore milled during a calendar month which is more than six months after the first introduction of ore to the mill but before the Recovery Test Completion Date, the Subject Minerals for such month shall be 610 troy ounces regardless of whether the actual metallurgical recovery rate for such month is greater than or less than 61%.  For the purposes of the foregoing, the gold contained in ore milled shall be calculated in accordance with Schedule A.

and provided further, for greater certainty, any gold contained within slimes produced from the processing of oxide copper mineralization and associated copper cathode production from the supergene deposit on the Subject Properties through the Operator’s SX-EW plant will be deemed not to be Subject Minerals for the purposes of this Agreement.

(lviii)
“Subject Properties” mean: (A) the Mining Properties; and (B) any other  exploitation mining concessions that are acquired or constituted by Operator or any Affiliate of Operator, that are or may be in the future wholly or partially within the Universal Transverse Mercator coordinates in Part II(b) of Schedule B, which duly signed by the appearing Parties is part of the instrument herein and is recorded at the end of the registry of the Notary who legalizes this public deed, under number [_____].  Schedule B, Part I contains a map to facilitate the visual identification of the coordinates set forth in Schedule B, Part II(b).  In case of any discrepancy between the map in Schedule B, Part I and the coordinates set forth in Schedule B, Part II(b), the coordinates set forth in Schedule B, Part II(b) shall prevail. For greater certainty the mining concessions that meet the aforementioned requirements are or will from time to time be part of the Mining Properties and the Subject Properties and, therefore, are or will from time to time be subject to this Agreement, and for further certainty exclude any exploitation mining concessions located wholly outside the Universal Transverse Mercator coordinates in Part II(b) of Schedule B provided however such Subject Properties will not include any Dayton Concession transferred to Dayton in accordance with this Agreement and not thereafter reacquired.

(lix)	“Subsidiary” means any corporation, association or other business entity more than 50% of each class of equity or voting securities of which is owned, directly or indirectly, by any Person.

(lx)
“Taxes” mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by or on behalf of any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

(lxi)	“Transfer” has the meaning set forth in Section 6(o)(i).

(b)	In this Agreement:

(i)
unless the context otherwise clearly requires, (A) references to the plural include the singular, and references to the singular include the plural; (B) the words “include,” “includes,” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”; (C) the terms “hereof,” “herein,” “hereunder,” “hereto,” and similar terms refer to this entire Agreement and not to any particular provision of this Agreement; (D) “or” is used in the inclusive sense of “and/or”; (E) if a word or phrase is defined, then its other grammatical or derivative forms have a corresponding meaning; (F) unless otherwise specified, the terms “day” and “days” mean and refer to calendar day(s); (G) the terms “business day” and “business days” mean and refer to any day other than a Saturday, Sunday, federal statutory holiday in the United States of America, or statutory holiday in Chile; and (H) if any action, including a payment hereunder, is required to be taken pursuant to this Agreement on or by a specified date that is not a business day, the action is valid if taken on or by the next business day.

(ii)	unless otherwise specified, all references to articles, sections, and exhibits are to the Articles, Sections, and Exhibits of this Agreement;

(iii)	the headings of the Sections of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; and

(iv)	except where otherwise expressly provided, all monetary amounts are stated and shall be paid in the currency of the United States of America.

(c)         This Agreement shall be construed according to its fair meaning, taken as a whole, as if the Parties had prepared it jointly, not as if prepared by one of the Parties.

(d)         Operator owns the following exploitation mining concessions:

1.
Exploitation mining concession named “Aconcagua”, the measurement minute of which is registered on page 507 number 86 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

2.
Exploitation mining concession named “Adolfo” the measurement minute of which is registered on page 616 number 107 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

3.
Exploitation mining concession named “Aguada” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

4.
Exploitation mining concessions named “Aldo 1 to 50” the measurement minute of which is registered on page 441 number 79 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

5.
Exploitation mining concession named “Andrea” the measurement minute of which is registered on page 242 number 48 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 714, number 120 of the cited Registry and Registrar of 1996;

6.
Exploitation mining concessions named “Anita 1 to 15” the measurement minute of which is registered on page 260 number 52 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 714, number 120 of the cited Registry and Registrar of 1996;

7.
Exploitation mining concessions named “Antofagasta 1 to 2” the measurement minute of which is registered on page 536 number 92 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

8.
Exploitation mining concessions named “Antonio  1 to 5”; “Antonio 16”; and “Antonio 17” (of the group named “Antonio 1 to 17”) the measurement minute of which is registered on page 275 number 54 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 714, number 120 of the cited Registry and Registrar of 1996;

9.
Exploitation mining concessions named “Antonio 1 to 17” (of the group named “Antonio 1 to 23”) the measurement minute of which is registered on page 37 number 20 of the Property Registry of the Andacollo Custodian of Mines of the year 2009. The ownership of Operator over this mining concession is registered on page 44, number 21 of the cited Registry and Registrar of 2009;

10.
Exploitation mining concession named “Arica” the measurement minute of which is registered on page 527 number 90 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

11.
Exploitation mining concession named “Atacama” the measurement minute of which is registered on page 517 number 88 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

12.
Exploitation mining concessions named “Blanca 1 to 2” the measurement minute of which is registered on page 31 number 17 of the Property Registry of the Andacollo Custodian of Mines of the year 2009. The ownership of Operator over this mining concession is registered on page 34, number 18 of the cited Registry and Registrar of 2009;

13.
Exploitation mining concessions named “Blanca Estela 1 to 2” the measurement minute of which is registered on page 34 number 10 of the Property Registry of the Andacollo Custodian of Mines of the year 1994. The ownership of Operator over this mining concession is registered on page 27, number 19 of the cited Registry and Registrar of 2003;

14.
Exploitation mining concession named “Blanquita” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

15.
Exploitation mining concession named “Carmen” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

16.
Exploitation mining concession named “Carmen Bajo” the measurement minute of which is registered on page 321 number 62 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

17.
Exploitation mining concessions named “Chifute 1 to 8” the measurement minute of which is registered on page 707 number 119 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

18.
Exploitation mining concessions named “Chorrillo”, “Chorrillo Segunda” and “Chorrillo Tercera” the measurement minute of which is registered on page 629 number 110 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

19.
Exploitation mining concessions named “Churque 1 to 85”; and “Churque 95 to 100” (of the group named “Churque 1 to 100”) the measurement minute of which is registered on page 287 number 55 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 714, number 120 of the cited Registry and Registrar of 1996;

20.
Exploitation mining concessions named “Churque 1 to 4” the measurement minute of which is registered on page 566 number 98 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

21.
Exploitation mining concessions named “Churque 5 to 9” the measurement minute of which is registered on page 255 number 51 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 714, number 120 of the cited Registry and Registrar of 1996;

22.
Exploitation mining concession named “Clavel” the measurement minute of which is registered on page 521 number 89 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

23.
Exploitation mining concessions named “Cobre Morado  1 to 6” (of the group named “Cobre Morado 1 to 10”) the measurement minute of which is registered on page 15 number 9 of the Property Registry of the Andacollo Custodian of Mines of the year 1997. The ownership of Operator over this mining concession is registered on page 106, number 61 of the cited Registry and Registrar of 2006;

24.
Exploitation mining concession named “Compañia” the measurement minute of which is registered on page 331 number 67 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

25.
Exploitation mining concessions named “Complemento 1 to 10” the measurement minute of which is registered on page 266 number 53 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 714, number 120 of the cited Registry and Registrar of 1996;

26.
Exploitation mining concession named “Condella” the measurement minute of which is registered on page 623 number 109 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

27.
Exploitation mining concession named “Coquimbana” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

28.
Exploitation mining concession named “Coquimbo” the measurement minute of which is registered on page 319 number 61 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

29.
Exploitation mining concession named “Culebron” the measurement minute of which is registered on page 562 number 97 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

30.
Exploitation mining concession named “Desempeño” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

31.
Exploitation mining concession named “El Toro” the measurement minute of which is registered on page 582 number 102 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

32.
Exploitation mining concession named “Emmita” the measurement minute of which is registered on page 329 number 66 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

33.
Exploitation mining concessions named “Encarnación 1 to 5” (of the group named “Encarnación 1 to 10”) the measurement minute of which is registered on page 83 number 17 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

34.
Exploitation mining concessions named “Encarnación 6 to 10” (of the group named “Encarnación 1 to 10”) the measurement minute of which is registered on page 83 number 17 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 714, number 120 of the cited Registry and Registrar of 1996;

35.
Exploitation mining concessions named “Escondida 1 to 2” the measurement minute of which is registered on page 633 number 111 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

36.
Exploitation mining concession named “Glady” the measurement minute of which is registered on page 185 number 35 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

37.
Exploitation mining concession named “Gloria” the measurement minute of which is registered on page 149 number 29 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

38.
Exploitation mining concession named “Guanaco” the measurement minute of which is registered on page 333 number 68 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

39.
Exploitation mining concessions named “Hermosa 1 to 3” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

40.
Exploitation mining concession named “Hermosa” the measurement minute of which is registered on page 179 number 34 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

41.
Exploitation mining concession named “Huamachuco” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

42.
Exploitation mining concession named “Infante” the measurement minute of which is registered on page 327 number 65 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

43.
Exploitation mining concession named “Invierno” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

44.
Exploitation mining concession named “Las Dos Coloradas” the measurement minute of which is registered on page 315 number 59 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

45.
Exploitation mining concession named “Laura” the measurement minute of which is registered on page 237 number 47 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 714, number 120 of the cited Registry and Registrar of 1996;

46.
Exploitation mining concession named “Limari” the measurement minute of which is registered on page 541 number 93 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

47.
Exploitation mining concession named “Los Angeles” the measurement minute of which is registered on page 733 number 122 and on page 795 number 130, both of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

48.
Exploitation mining concessions named “Los Veneros 88”; “Los Veneros 89”; “Los Veneros 94 to 97; “Los Veneros 101 to 105”; “Los Veneros 108 to 110”; and “Los Veneros 113” (of the group named “Los Veneros 1 to 114”),the measurement minute of which is registered on page 10 number 4 of the Property Registry of the Andacollo Custodian of Mines of the year 2007. The ownership of Operator over this mining concession is registered on page 10, number 4 of the cited Registry and Registrar of 2007;

49.
Exploitation mining concessions named “Louisiana”, “Clarin”, “Alabama”, “Rosa”, “Colorada”, “Demasia”, “Florida”, “Tennesee” and “Maria” the measurement minute of which is registered on page 74 number 15 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

50.
Exploitation mining concessions named “Luz 1 to 4”,(of the group named “Luz 1 to 6”) the measurement minute of which is registered on page 619 number 108 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

51.
Exploitation mining concession named “Maravilla” the measurement minute of which is registered on page 499 number 84 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

52.
Exploitation mining concession named “Marta Elvira” the measurement minute of which is registered on page 317 number 60 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

53.
Exploitation mining concession named “Martina” the measurement minute of which is registered on page 231 number 46 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

54.
Exploitation mining concession named “Maruja Primera” the measurement minute of which is registered on page 335 number 69 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

55.
Exploitation mining concession named “Maruja Segunda” the measurement minute of which is registered on page 750 number 124 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

56.
Exploitation mining concession named “Miguel” the measurement minute of which is registered on page 614 number 106 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

57.
Exploitation mining concessions named “Nanita 8”; “Nanita 12”; “Nanita 24 to 27”; “Nanita 33 to 46”; and “Nanita 51 to 65” (of the group named “Nanita 1 to 65”) the measurement minute of which is registered on page 39 number 13 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

58.
Exploitation mining concession named “Negrita” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

59.
Exploitation mining concessions named “Nelly 1 to 5” the measurement minute of which is registered on page 304 number 56 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 714, number 120 of the cited Registry and Registrar of 1996;

60.
Exploitation mining concession named “Ohio” the measurement minute of which is registered on page 521 number 89 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

61.
Exploitation mining concession named “Otoño” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

62.
Exploitation mining concession named “Pelargonia” the measurement minute of which is registered on page 557 number 96 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

63.
Exploitation mining concession named “Perlita” the measurement minute of which is registered on page 325 number 64 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

64.
Exploitation mining concession named “Poderosa” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

65.
Exploitation mining concession named “Preciosa” the measurement minute of which is registered on page 217 number 41 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

66.
Exploitation mining concession named “Primavera” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

67.
Exploitation mining concession named “Protectora” the measurement minute of which is registered on page 219 number 42 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

68.
Exploitation mining concession named “Prudencio” the measurement minute of which is registered on page 221 number 43 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

69.
Exploitation mining concession named “Reforma” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

70.
Exploitation mining concession named “Relleno” the measurement minute of which is registered on page 173 number 33 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

71.
Exploitation mining concession named “Resguardo” the measurement minute of which is registered on page 311 number 57 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

72.
Exploitation mining concessions named “Rio Elqui Uno 6”; “Río Elqui Uno 7”; and “Rio Elqui Uno 9 to 33” (of the group named “Río Elqui Uno 1 to 33”), the measurement minute of which is registered on page 1160 number 229 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 1160, number 229 of the cited Registry and Registrar of 1996;

73.
Exploitation mining concessions named “Rio Elqui Dos 1 to 4”; “Río Elqui Dos 8 to 13”; and “Río Elqui Dos 16 to 95” (of the group named “Río Elqui Dos 1 to 95”) the measurement minute of which is registered on page 1169 number 230 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 1169, number 230 of the cited Registry and Registrar of 1996;

74.
Exploitation mining concessions named “Rio Elqui Tres 2 to 53” (of the group named “Río Elqui Tres 1 to 53”) the measurement minute of which is registered on page 769 number 127 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 769, number 127 of the cited Registry and Registrar of 1996;

75.
Exploitation mining concessions named “Rio Limari Dos 1 to 11” the measurement minute of which is registered on page 788 number 129 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 788, number 129 of the cited Registry and Registrar of 1996;

76.
Exploitation mining concessions named “Rio Limari Tres 1 to 70” the measurement minute of which is registered on page 1178 number 231 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 1178, number 231 of the cited Registry and Registrar of 1996;

77.
Exploitation mining concessions named “Rio Limari Cuatro 1 to 82” the measurement minute of which is registered on page 779 number 128 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 779, number 128 of the cited Registry and Registrar of 1996;

78.
Exploitation mining concession named “Roberto” the measurement minute of which is registered on page 223 number 44 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

79.
Exploitation mining concession named “Rojo Dos” the measurement minute of which is registered on page 454 number 80 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

80.
Exploitation mining concession named “Rosario” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

81.
Exploitation mining concessions named “Rosario 62 to 67”; and “Rosario 89” (of the group named “Rosario 1 to 89”) the measurement minute of which is registered on page 598 number 105 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

82.
Exploitation mining concession named “Rosario 66” the measurement minute of which is registered on page 70 number 14 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

83.
Exploitation mining concessions named “Rosario 130 to 138” the measurement minute of which is registered on page 34 number 12 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

84.
Exploitation mining concessions named “Rosario 181” and “Rosario 183” (of the group named “Rosario 171 to 185”) the measurement minute of which is registered on page 586 number 103 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

85.
Exploitation mining concessions named “Rosario 186 to 188” and “Rosario 193” (of the group named “Rosario 186 to 193”) the measurement minute of which is registered on page 591 number 104 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

86.
Exploitation mining concession named “Rosario 194” the measurement minute of which is registered on page 80 number 16 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

87.
Exploitation mining concession named “San Jose” the measurement minute of which is registered on page 733 number 122, page 755 number 125 and page 795 number 130, of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

88.
Exploitation mining concession named “San Lorenzo” the measurement minute of which is registered on page 323 number 63 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

89.
Exploitation mining concession named “San Miguel” the measurement minute of which is registered on page 578 number 101 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

90.
Exploitation mining concession named “San Pedro” the measurement minute of which is registered on page 574 number 100 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

91.
Exploitation mining concession named “Sandra 1” and “Sandra 3” (of the group named “Sandra 1 to 3”) the measurement minute of which is registered on page 387 number 74 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over these mining concessions is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

92.
Exploitation mining concession named “Sandro” the measurement minute of which is registered on page 247 number 49 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 714, number 120 of the cited Registry and Registrar of 1996;

93.
Exploitation mining concession named “Sebastopol” the measurement minute of which is registered on page 120 number 24 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

94.
Exploitation mining concession named “Soledad” the measurement minute of which is registered on page 191 number 36 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 714, number 120 of the cited Registry and Registrar of 1996;

95.
Exploitation mining concession named “Sonia Primera” the measurement minute of which is registered on page 200 number 38 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

96.
Exploitation mining concession named “Sonia Segunda” the measurement minute of which is registered on page 206 number 39 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

97.
Exploitation mining concession named “Sonia Tercera” the measurement minute of which is registered on page 212 number 40 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

98.
Exploitation mining concession named “Sussy Primera” the measurement minute of which is registered on page 108 number 22 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

99.
Exploitation mining concession named “Tarapaca” the measurement minute of which is registered on page 570 number 99 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

100.
Exploitation mining concession named “Valdivia 1” the measurement minute of which is registered on page 531 number 91 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

101.
Exploitation mining concession named “Veranito 1” the measurement minute of which is registered on page 659 number 116 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

102.
Exploitation mining concession named “Verde Bajo” the measurement minute of which is registered on page 313 number 58 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

103.
Exploitation mining concessions named “Viejo 1 to 4” the measurement minute of which is registered on page 546 number 94 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

104.
Exploitation mining concessions named “Zapallo 1 to 3” the measurement minute of which is registered on page 552 number 95 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 718, number 121 of the cited Registry and Registrar of 1996;

105.
Exploitation mining concessions named “Esperanza 1 to 3” the measurement minute of which is registered on page 19 number 12 of the Property Registry of the Andacollo Custodian of Mines of the year 2004. The ownership of Operator over these mining concessions is registered on page 19, number 05 of the cited Registry and Registrar of 2009;

106.
Exploitation mining concessions named “Fuerza 4 to 6”; “Fuerza 8”; “Fuerza 9”; “Fuerza 11 to 13”; “Fuerza 16 to 18”; and “Fuerza 22 to 24” (of the group named “Fuerza 1 to 24”) the measurement minute of which is registered on page 109 number 62 of the Property Registry of the Andacollo Custodian of Mines of the year 2003. The ownership of  Operator over this mining concession is registered on page 21, number 7 of the cited Registry and Registrar of 2009;

107.
Exploitation mining concessions named “Milla 1 to 10” the measurement minute of which is registered on page 91 number 59 of the Property Registry of the Andacollo Custodian of Mines of the year 2003. The ownership of Operator over this mining concession is registered on page 22, number 8 of the cited Registry and Registrar of 2009;

108.
Exploitation mining concessions named “Nuevo Mexico 5”; “Nuevo Mexico 10”; and “Nuevo Mexico 29” (of the group named “Nuevo Mexico 1 to 37”) the measurement minute of which is registered on page 9 number 9 of the Property Registry of the Andacollo Custodian of Mines of the year 2004. The ownership of Operator over this mining concession is registered on page 26, number 12 of the cited Registry and Registrar of 2009;

109.
Exploitation mining concessions named “Osorno 1 to 8” the measurement minute of which is registered on page 1098 number 213 of the Property Registry of the Andacollo Custodian of Mines of the year 1996. The ownership of Operator over this mining concession is registered on page 27, number 13 of the cited Registry and Registrar of 2009;

110.
Exploitation mining concession named “Recife 1” the measurement minute of which is registered on page 104 number 61 of the Property Registry of the Andacollo Custodian of Mines of the year 2003. The ownership of Operator over this mining concession is registered on page 23, number 9 of the cited Registry and Registrar of 2009;

111.
Exploitation mining concessions named “Remanso 1 to 30” the measurement minute of which is registered on page 97 number 60 of the Property Registry of the Andacollo Custodian of Mines of the year 2003. The ownership of Operator over this mining concession is registered on page 24, number 10 of the cited Registry and Registrar of 2009;

112.
Exploitation mining concessions named “Rosa 1 to 15” the measurement minute of which is registered on page 250 number 55 of the Property Registry of the Andacollo Custodian of Mines of the year 1997. The ownership of Operator over these mining concessions is registered on page 90, number 58 of the cited Registry and Registrar of 2003; and

113.
Exploitation mining concessions named “Rosa Segunda 1 to 41” the measurement minute of which is registered on page 232 number 53 of the Property Registry of the Andacollo Custodian of Mines of the year 1997. The ownership of Operator over these mining concessions is registered on page 28, number 14 of the cited Registry and Registrar of 2009.

(e)           Notwithstanding any other provision of this Agreement and even if a Dayton Concession falls wholly or partially within the Shaded Area, the Dayton Concessions will not be subject to the mortgages and prohibitions of this Agreement and will not be Mining Properties or Subject Properties provided, however, that if:

(i)
a Dayton Concession falls wholly or partially within the Shaded Area and is reacquired by Operator or any Affiliate of Operator; such Dayton Concession shall be subject to the mortgages and prohibitions of this Agreement and shall be part of the Mining Properties and Subject Properties; or

(ii)
a Dayton Concession has not been transferred to Dayton on or before March 31, 2010 such Dayton Concession shall be subject to the mortgages and prohibitions of this Agreement and shall be part of the Mining Properties and Subject Properties until such time as the Dayton Concession is transferred to Dayton.

(f)           The Parties shall amend this Agreement, to add to the list of Mining Properties described in Section 1(d) any:

(i)	Dayton Concession reacquired in accordance with Section 1(e)(i); or

(ii)	Dayton Concession not transferred on or prior to March 31, 2010 in accordance with Section 1(e)(ii).

Furthermore, Operator shall comply with the undertakings set forth in Section 6(j)(iii) of this Agreement, as applicable.

(g)          Notwithstanding any other provision of this Agreement and even if a Dayton Concession falls wholly or partially within the Shaded Area, if a Dayton Concession is subject to the mortgages and prohibitions set forth in this Agreement in accordance with Section 1(e)(ii) herein and it shall be transferred to Dayton, Royal Gold shall consent to the transfer, and the release and cancellation of any mortgages and prohibitions in respect of such Dayton Concession under this Agreement, and such Dayton Concession, upon the transfer to Dayton and the release and cancellation of any mortgages and prohibitions shall not be subject to the mortgages and prohibitions of this Agreement and shall not be Mining Properties or Subject Properties for the purposes herein.

(h)          The Parties undertake to grant or execute all such further agreements, deeds, public or private instruments, or documents and do all such further actions as may be necessary to:

(i)	consent to and permit the transfer to Dayton of any Dayton Concession free and clear of any Liens (including the Royalty and the mortgages and prohibitions evidenced in this Agreement);

(ii)	release and cancel any mortgages and prohibitions in respect of any such Dayton Concession under this Agreement; and

(iii)	amend, to the extent necessary this Agreement on or after the date hereof to give effect to these matters.

(i)          Operator and Royal Gold acknowledge and agree that some of the exploitation mining concessions described in Section 1(d) that are located wholly or partially within the Circular Boundary and the Shaded Area Boundary overlap or are overlapped by exploitation mining concessions owned by third parties (each an “Overlapping Third-Party Concession” and collectively, the “Overlapping Third-Party Concessions”). Operator represents and warrants to Royal Gold that the Overlapping Third-Party Concessions do not currently impact nor are they expected to impact in the future the activities or operations of the Project, except where such impact could not reasonably be expected to have a Material Adverse Effect.

(j)          Royal Gold and Operator acknowledge and agree that the rights and obligations of the Parties under this Agreement shall be exercised in such a way that the Dayton Concessions to be Transferred or are Transferred by Operator to Dayton pursuant to the Dayton Agreement, may be exploited by Dayton as if there were no overlapping between such Dayton Concessions and those mining concessions owned by Operator or an Affiliate of Operator; provided that in no event shall those Dayton Concessions affect: (i) the exploitation mining concessions wholly or partially located within the Circular Boundary; or (ii) the exploitation mining concessions that the Operator or any Affiliate of Operator now or in the future exploits as part of the Project wholly or partially within the Shaded Area Boundary and outside the Circular Boundary.

2.           Purchase and Sale of the Royalty.

(a)           Operator hereby grants, sells, assigns, transfers and conveys to Royal Gold, and Royal Gold purchases from Operator, the Royalty free and clear of any Lien (other than any Lien created by this Agreement) in accordance with and subject to the terms and conditions set forth in this Agreement.  This sale, assignment and transfer is subject to the satisfaction or waiver of the conditions precedent for effectiveness (condiciones suspensivas) set forth herein and in Schedule C (the “Condiciones Suspensivas”), including but not limited to the registration of the mortgage and prohibitions mentioned under Sections 6(p) and 6(q) and the payment to Operator of the Purchase Price mentioned hereto below.  This Schedule C, duly signed by the appearing Parties, is part of the instrument herein and is recorded at the end of the registry of the Notary who legalizes this public deed, under the same number of the same.  This Agreement and any registration, guarantee, security interest (caución), or annotation related thereto, including those relating to the mortgage and prohibitions mentioned under Sections 6(p) and 6(q), will terminate immediately, ipso facto, without the need of any declaration, judicial or otherwise, further action from, or document executed by, any of the Parties, if the Condiciones Suspensivas have not been satisfied or waived on or before February 16, 2010, which circumstance for all legal purposes will be demonstrated solely by the lack of execution by the Parties of  a public deed granted on this same Notarial Office on or before February 16, 2010, leaving record of the satisfaction or waiver of the Condiciones Suspensivas, and expressly waiving their right to request the termination (resolución) of the sale of the Royalty, as provided in articles 1489 and 1873 of the Chilean Civil Code (the “Deed of Release”).  If this Agreement has terminated as provided above, (i) Operator will be entitled to request to Royal Gold’s Agent, as provided in the Irrevocable Mandate, to execute on behalf of Royal Gold and together with Operator, a public deed whereby it is declared that this Agreement has terminated because the Condiciones Suspensivas have failed, and including any provision considered necessary or desirable to request the cancellation of the registrations eventually made as provided herein (the “Deed of Cancellation”) and (ii) Royal Gold will be entitled to request to Operator’s Agent, as provided in the Irrevocable Mandate, to execute on behalf of Operator and together with Royal Gold a Deed of Cancellation.

In accordance with article 1813 of the Chilean Civil Code, the Parties hereby expressly state that the Royalty is an aleatory payment (pago aleatorio) contingent on the proceeds obtained from the exploitation of the Subject Properties and thus the sale of the same is not subject to the condition that such proceeds exist.  The Royalty shall be calculated in accordance with Section 3 below.

(b)           The purchase price for the Royalty shall be paid on the Closing Date as follows: (i) by issuing and delivering to Operator 1,204,136 shares of Royal Gold Common Stock (the “Share Portion”) and which number of shares shall be adjusted on or prior to the Closing Date as provided in Schedule D herein, which duly signed by the appearing Parties is part of the instrument herein and is recorded at the end of the registry of the Notary who legalizes this public deed, under the same number of the same; and (ii) by paying $217,942,500.00 in cash or immediately available funds (the “Cash Portion” and together with Share Portion, the “Purchase Price”), by means of an electronic transfer of funds in that exact amount.  Upon payment of the Purchase Price and satisfaction or waiver of the other Condiciones Suspensivas, the Parties shall execute the Deed of Release which for greater clarity will be on the date the last of the Condiciones Suspensivas has been satisfied or waived.

(c)           As used in this Agreement, “Closing Date” means the later of the date:

(i)	to be designated by Royal Gold, which date shall be no later than the fifth business day after Royal Gold and its Chilean counsel have received, to their reasonable satisfaction:

(A)	for each of the Mining Properties, the following certificates from the relevant Mining Register: (X) mortgages and encumbrances, (Y) interdictions and prohibitions, and (Z) ownership; and

(B)	authorized copies of the registrations made evidencing the mortgages and grant of prohibition under this Agreement;

(ii)	that is mutually agreed to in writing by the Parties; and

(iii)
that is ten business days after the date designated by Royal Gold pursuant to Section 2(c)(i) or mutually agreed by the Parties pursuant to Section 2(c)(ii), as the case may be; provided that Operator has delivered written notice to Royal Gold pursuant to Section 2(a)(viii)(A) of Schedule C, and Royal Gold has delivered written notice to Operator of its intention to postpone the Closing Date by ten business days, provided, however that each of the other Condiciones Suspensivas (other than the conditions which by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of each of such conditions) shall have been satisfied or waived as of the designated or agreed date.

3.           Royalty.

(a)           As used in this Agreement, the “Royalty” means an interest in the Subject Minerals when produced from the Subject Properties granted by Operator to Royal Gold free and clear of any Lien (other than any Lien created by this Agreement) and determined and payable as provided in this Agreement.  The Royalty shall be calculated each month, adjusted each calendar quarter, and shall be equal to the product obtained by multiplying (i) the Payable Subject Minerals by (ii) the Applicable Rate and then multiplying the resulting product by (iii) the Net Reference Price.

(b)           As used in this Agreement, “Payable Subject Minerals” mean, the number of troy ounces of Subject Minerals shipped during a calendar month to a smelter, refiner, other processor or purchaser multiplied by the Payable Factor.

(c)           As used in this Agreement, “Applicable Rate” means 75% until such time as the cumulative Payable Subject Minerals under this Agreement after the Closing Date is equal to 910,000 troy ounces and 50% thereafter.

(d)           As used in this Agreement, “Reference Price” means the monthly average of the daily official London Bullion Market afternoon quotations for gold quoted in dollars per ounce and calculated to two decimal places as reported by the London Bullion Market Association.  If the London Bullion Market Association ceases to publish such quotations for gold, the Reference Price shall be determined by mutual agreement between the Parties, acting reasonably, and if such agreement cannot be reached within five business days of the London Bullion Market Association ceasing to publish the price for gold by arbitration in accordance with Section 7(b) of this Agreement.

(e)           As used in this Agreement, “Allowable Refining Charge” means (i) for purposes of the calculation of the Royalty under Section 4(a), the lesser of (A) $6.00 per payable troy ounce of gold for the month or (B) the weighted average refining charge per payable troy ounce of gold for the month in the applicable Metals Sales Contracts, and (ii) for purposes of the calculation of the Quarterly Adjustment to the Royalty under Section 4(c), the lesser of (A) $6.00 per payable troy ounce of gold for the quarter or (B) the weighted average refining charge per payable troy ounce of gold for the quarter in the applicable Metals Sales Contracts.

(f)           As used in this Agreement, “Net Reference Price” means (i) the Reference Price minus (ii) the Allowable Refining Charge.

4.           Time and Manner of Payment of the Royalty.

(a)           Beginning in the calendar month in which copper concentrate produced from the Subject Properties is first shipped to any smelter, refiner or other processor or purchaser, the Royalty shall be computed, accrued and paid, if applicable, on a monthly basis within 15 days after the end of each calendar month.  Notwithstanding the foregoing, Operator shall be required to pay at that time only that percentage of the Royalty due in respect of any Subject Minerals that is equal to the percentage of the payment that Operator has received or has been credited with payment for the sale or disposition of such Subject Minerals at that time under the Metal Sales Contract; provided, however, that Operator shall bear all risk of loss of material in the event of a loss in transit of any Subject Minerals shipped to any third party smelter, refiner or other processor or purchaser under any Metal Sales Contract and the Royalty shall be paid solely from, and at the time of, the Operator’s receipt of insurance benefits paid in respect of such loss.

For the avoidance of doubt, as an example of the manner of the determination of the timing of the Royalty and as illustration of the intent of the Parties with respect to such determination:

If copper concentrate is shipped on February 15, and Operator has received or been credited with payment of 85% of the net smelter return during the month of February, Royal Gold shall receive 85% of the Royalty based on the Payable Subject Minerals in such shipment on March 15, or the next business day following thereafter if March 15 is not a business day.  If Operator has received or been credited with payment of the remaining 15% of the net smelter return payable on April 15, Royal Gold shall receive the remaining 15% of the Royalty based on the Payable Subject Minerals in such shipment on May 15 or the next business day following thereafter if May 15 is not a business day.

(b)           Each Royalty paid by Operator to Royal Gold shall be accompanied by a statement (“Royalty Statement”) in reasonable detail sufficient to allow Royal Gold to determine the method of computation of such Royalty and the accuracy thereof.  Each Royalty Statement shall include the number of troy ounces of Subject Minerals shipped to a smelter, refiner, other processor or purchaser during the applicable calendar month, and the Payable Subject Minerals, Payable Factor, Applicable Rate, Reference Price and Allowable Refining Charge then in effect, as well as any other pertinent information, in sufficient detail to explain the calculation of the Royalty.

(c)           Within 15 days of the end of each calendar quarter (March 31, June 30, September 30 and December 31), Operator will reconcile, on an aggregate basis, any adjustments (up or down) to the Royalty Statements as may be necessary for such quarter to reflect the difference between the Royalty, as calculated and paid on a monthly basis, and the Royalty calculated for such quarter, reflecting (i) the Allowable Refining Charges calculated for such calendar quarter, (ii) any adjustments to the weight or grade of the concentrate made pursuant to any Metal Sales Contract during such quarter and (iii) to the extent that the average Payable Factor for such calendar quarter is less than 90.6%, to increase the Royalty in respect of such calendar quarter to reflect a deemed Payable Factor of 90.6% (each a “Quarterly Adjustment”).  In the event the Quarterly Adjustment reflects a balance owing to Royal Gold, the Operator shall provide written notice to Royal Gold of the amount of such underpayment and will pay such Quarterly Adjustment in accordance with Section 4(a) of this Agreement.  In the event the Quarterly Adjustment reflects an overpayment to Royal Gold, the Operator shall provide written notice to Royal Gold of the amount of such overpayment and shall be entitled to deduct such amount of the Quarterly Adjustment from any Royalties owing to Royal Gold.

(d)           Royal Gold, at its sole election and expense, shall have the right to perform audits of Operator’s accounts relating to the Royalty Statements.  Any such inspection shall be for a reasonable length of time during regular business hours, at a mutually convenient time, upon at least 10 business days’ prior written notice by Royal Gold, subject at all times to the workplace rules and supervision of Operator, and provided that any rights of access do not interfere with any exploration, development, mining or milling activities conducted on the Subject Properties.  Each Royalty Statement shall be final and binding on Operator and not subject to subsequent modification by Operator, except to the extent necessary to account for a final settlement made by a smelter or refinery in respect of a provisional payment that was previously included in the calculation of a Royalty as set forth in a Quarterly Adjustment.  Notwithstanding the foregoing, Royal Gold may by written notice to Operator delivered within one year after the receipt of a Royalty Statement object to a payment of the Royalty to which such Royalty Statement relates.  Such notice shall specify the basis for the objection in reasonable detail.  Subject to Section 7(b), Operator shall be required to account for any deficit in the payment of such Royalty which was the subject of such objection.  For greater certainty, if it is determined by agreement of the Parties or by arbitration that any Royalty has not been properly paid in full, Operator shall make the balance of such Royalty owing within 10 days of such agreement or arbitral award.

(e)           Except to the extent that Royal Gold has exercised its right to take all or a portion of the Royalty in kind pursuant to Section 4(f), all payments of the Royalty shall be made in United States dollars by wire transfer in immediately available funds to Royal Gold on or before the due date at an account designated by Royal Gold and communicated to Operator at least five days prior to the due date.

(f)           To the extent that physical gold is made available to Operator in the case of gold recovered from concentrate, Royal Gold may elect, upon 15 days’ written notice to Operator prior to the first day of the first calendar month for which such election shall be effective, to take all or a portion of the Royalty in kind by physical delivery of the refined gold.   During any period in which Royal Gold has elected to take the Royalty for gold in kind, Operator shall make the refined gold bullion available to Royal Gold at the place where the bullion has been refined on the date for payment of the Royalty.  The bullion shall be in the form in which Operator sells or otherwise disposes of the same.  Operator shall provide at least 10 days’ prior notice to Royal Gold of the name and location of the refinery or smelter and the date or dates on which the bullion will be available to Royal Gold.

5.           General Covenants Regarding the Royalty.

(a)           Hedging Transactions: Futures, Options and Other Trading.  No profits or losses resulting from any hedging agreements, commodity futures trading, option trading, metals trading, gold loan forward sale, option, swap, price collar of fixing contract off-take agreement or any combination thereof, and any other similar transactions by Operator shall be subject to the Royalty and all such transactions by Operator, and any profits or losses associated therewith, shall be solely for the account of Operator engaging in such transactions and shall not be included in the calculation of the Royalty.

(b)           Commingling.  Operator shall be entitled to commingle Subject Minerals and minerals from any other properties during the production, milling (concentrating), refining, minting or further processing of Subject Minerals.  Before any Subject Minerals produced from any of the Subject Properties are commingled with minerals from other properties, the Subject Minerals shall be weighed, measured, sampled and analyzed in accordance with sound mining and metallurgical practices and in accordance with a written plan in reasonable detail previously submitted to Royal Gold so that quantities of gold and the Royalty can be reasonably and accurately determined.  Representative samples of the Subject Minerals produced from the Subject Properties shall be retained by Operator and assays (including moisture and penalty substances) and other appropriate analyses of these samples shall be made before commingling to determine metal, commercial minerals, and other appropriate content.  Detailed records shall be kept by Operator showing measures, moisture, assays of metal, commercial minerals, and other appropriate mineral content of Subject Minerals produced from the Subject Properties, and copies of all such records shall be provided to Royal Gold on a contemporaneous basis.  From this information, Operator shall determine the amount of the Royalty due and payable to Royal Gold from the Subject Minerals produced from the Subject Properties that are to be commingled with minerals from other properties.  If Royal Gold does not object in respect of a payment of the Royalty within the period for objection specified in Section 4(d), Operator may dispose of the measurement and sampling materials and data required to be kept and produced by this Section 5(b).

(c)           Books and Records.  Operator shall keep true and accurate books and records of all of its operations and activities under this Agreement or which would affect any Royalty under this Agreement.  Such books and records shall be kept in accordance with generally accepted accounting principles consistently applied.  Operator shall keep for a period of not less than three years, all records and information relating to the calculation and payment of the Royalty, including accurate records of tonnage, volume of production, analyses of products, weight, moisture, assays of pay metal content, refining charges and other related records and information.

(d)          Reports.  Operator shall deliver to Royal Gold or make available to Royal Gold on a secure website:

(i)
Monthly construction, operating and exploration reports for all activities on the Subject Properties, copies of all metallurgical results received from any smelter, refiner, other processor or purchaser in respect of Subject Minerals;

(ii)
Annual reports of mineral reserves and resources for the Subject Properties as and when calculated from time to time but no less frequently than December 31 of such year and such reports shall be delivered to Royal Gold within two months following such date of estimation;

(iii)
A list of all material engineering and economic studies or reports related to the Project, including all material amendments or revisions to Project Studies, as and when prepared, and if requested by Royal Gold a copy of any or all such reports and studies, in paper and electronic format as requested by Royal Gold;

(iv)	A copy of the annual budget for operations on the Subject Properties, production forecasts and life of mine plan, and all material updates or revisions to any of them, as and when prepared;

(v)	A copy of all new Metal Sales Contracts and any amendment to an existing Metal Sales Contract;

(vi)
Prompt notice of any material event pertaining to the Project or the Subject Properties, including any material event of Force Majeure, legal or administrative proceedings, disputes under any Metal Sales Contract, notice of a violation of any Governmental Requirement, any event, development or occurrence that has or is reasonably likely to have a Material Adverse Effect on Operator, or any actual or threatened withdrawal or cancellation of any material Approval; and

(vii)	Advance notice of any proposed Fundamental Process Change.

Notwithstanding this Sections 5(d), Operator shall have no obligation to provide any Person to act as a qualified person in respect of, provide qualified person consents or certificates in respect of or otherwise certify for or on behalf of Royal Gold, any mineral reserve and resource statements, reports, press releases or other documentation of any kind.

(e)           Inspections.  At any reasonable time during normal business hours and from time to time, on reasonable prior notice, Operator shall permit Royal Gold acting through its officers, employees and representatives (the “Representatives”), acting reasonably and at their own expense, to review, examine and make copies of and abstracts from the books and records of Operator referred to in Section 5(c) and to visit and inspect the properties of Operator (including the Subject Properties, the Ancillary Property Rights and all improvements thereto and operations thereon) and to discuss the operations, technical findings, affairs, finances and accounts of Operator and other matters affecting Operator and its properties with the officers of Operator (the “Confidential Information”).  To the extent permitted under the Metal Sales Contracts, Royal Gold and its Representatives shall also have the right to be present or to be represented at any smelter, refinery or other processing facility at which the weighing, sampling and assaying of metals and the calculation of the Royalty will be determined and any information or documentation obtained from those visits or investigations shall also be considered part of the Confidential Information.  Operator shall not be responsible for injuries to or damages suffered by Royal Gold or its Representatives while visiting the properties of the Operator (including the Subject Properties) unless such injuries or damages are caused or contributed to by the gross negligence or willful misconduct of Operator or its representatives.  Royal Gold and its Representatives shall not permit their activities permitted by this Section 5(e) to unreasonably interfere with the business and operations of Operator and its properties, including the Project site, or at any mill or processor at which Subject Minerals may be processed, and agree that such inspections shall be subject to the confidentiality provisions of this Agreement.  Such site inspection activities shall also be subject to supervision of Operator, conducted in compliance with Governmental Requirements and Operator’s safety and workplace rules and procedures.  Royal Gold and its Representative shall diligently complete any audit or other examination permitted hereunder.

6.           Additional Covenants of the Parties.

(a)           Maintenance of Insurance.  Operator will maintain, with financially sound and reputable insurance companies, property, liability, business interruption, construction and other insurance covering Operator and its operations, the Project, the Ancillary Property Rights and the Subject Properties and covering at least such risks, liabilities, damages and loss as are usually insured against at mining operations of similar size and scope in Chile.

(b)           Preservation of Existence, Etc.  Operator shall preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its incorporation or formation; and, Operator will maintain the qualifications required in view of its business and operations or the ownership of its properties.  Operator shall not, except with 60 days’ prior written notice to Royal Gold and as provided in Section 6(o)(ii) of this Agreement, as applicable, liquidate or dissolve, or enter into any consolidation, amalgamation or merger, or enter into any partnership, joint venture or other combination where such combination involves a contribution by Operator of all or substantially all of its assets, or sell, lease or dispose of its business or assets as a whole or in an amount which constitutes substantially all of such assets, or sell, lease or dispose of all or substantially all of the Subject Properties or the Ancillary Property Rights, or enter into any agreement with respect to the foregoing or agree to do or undertake any of the foregoing.

(c)           Maintenance of the Project.  Operator shall not, directly or indirectly, except with 60 days’ prior written notice to Royal Gold, abandon, delay, forego or stop the exploration, development, construction or operation of the Project, or abandon, relinquish, terminate or allow the termination of any claim, lease, title or interest within or forming part of the Subject Properties or the Ancillary Property Rights, or abandon, relinquish, terminate or, to the extent it is within Operator’s control, allow the termination of any Approval necessary for the development, construction or operation of the Project, except for cessation of operations under care and maintenance, as a result of a Force Majeure, pursuant to any Governmental Requirement or to protect life, limb or property.

(d)           Notice of Default or Insolvency Proceedings.  Operator shall furnish to Royal Gold as soon as possible and in any event within three business days after the occurrence of any material breach of any covenant, agreement or obligation of Operator under this Agreement, written notice setting forth the details of such breach, and the action that Operator proposes to take with respect thereto.  Operator shall also furnish to Royal Gold immediate written notice if either: (i) Operator or any of its shareholders or Subsidiaries commence a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect; (ii) Operator or any of its shareholders or Subsidiaries consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of any substantial part of its assets; (iii) Operator or any of its shareholders or Subsidiaries make a general assignment for the benefit of creditors; (iv) Operator or any of its shareholders or Subsidiaries takes corporate or other action in furtherance of any of the foregoing; or (v) entry is made against Operator or any of its shareholders or Subsidiaries of a judgment, decree or order for relief affecting a substantial part of any of their assets by a court of competent jurisdiction in an involuntary case commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect.

(e)           Material Agreements.  Operator shall comply with the terms and conditions of each of the Material Agreements, except where any non-compliance could not reasonably be expected to cause a default under such Material Agreement or have a Material Adverse Effect.

(f)           Confidentiality.  Royal Gold shall not, and shall cause its Representatives not to, without the express written consent of Operator, which consent shall not be unreasonably withheld or delayed, disclose any non-public data or information concerning Operator’s operations or the Subject Properties or otherwise obtained under this Agreement; or otherwise issue any press releases concerning operations or the Subject Properties; provided, however, that Royal Gold may disclose any data or information obtained under or in connection with this Agreement without the consent of Operator: (i) if required to be made for compliance with any law, regulation or a requirement or order of a court having jurisdiction over Royal Gold or its Affiliates, provided that Royal Gold shall disclose only such data or information as, in the opinion of its counsel, is required to be disclosed and provided further that Royal Gold shall promptly notify Operator in writing to permit Operator to have the opportunity to provide comments on the disclosure and to contest or seek to obtain an injunction or protective order or other remedy restricting the disclosure of such information; (ii) if required by Royal Gold’s securities exchanges or securities regulatory authority, provided that Royal Gold shall promptly notify Operator in writing to permit Operator to have the opportunity to provide comments on the disclosure; (iii) to any of Royal Gold’s Representatives; (iv) to any third party to whom Royal Gold, in good faith, anticipates selling or assigning any portion of Royal Gold’s interest hereunder; or (v) to a prospective lender to whom any portion of Royal Gold’s interest hereunder is proposed to be granted as security; provided further that Royal Gold will (A) retain the Confidential Information in confidence and will only disclose it to those Representatives or third parties in the case of clauses (iii) through (v) above, on a need to know basis where those Representatives or third parties have been informed of and agree to be bound by the terms of this Section 6(f) as if those Representatives or third parties were party to this Agreement; (B) ensure that proper and secure storage is provided for the Confidential Information; (C) not use any such Confidential Information for its own use or benefit, except for the purpose of enforcing its rights under this Agreement or for the purposes stated in this Section 6(f); and (D) ensure that none of its Representatives or third parties to which access has been granted to Confidential Information as provided herein, does any act or thing which, if done by Royal Gold, would constitute a breach of the undertakings contained in this Agreement.

(g)          Compliance with Law.

(i)
Operator shall at all times comply in all material respects with all applicable Governmental Requirement relating to Operator’s operations on or with respect to the Subject Properties and the Ancillary Property Rights, including but not limited to Environmental Laws; provided, however, Operator shall have the right to contest any of the same if such contest does not jeopardize title to or its operations on the Subject Properties, the Ancillary Property Rights or Royal Gold’s rights under this Agreement.

(ii)
Operator shall timely and fully perform in all material respects all environmental protection and reclamation activities required on or with respect to the Subject Properties and the Ancillary Property Rights.

(h)          Stockpiling.  Except pursuant to a Metal Sales Contract, Operator shall be entitled to stockpile, store or place ores or mined rock containing minerals produced from the Project in any locations owned, leased or otherwise controlled by Operator or its Affiliates, on or off the Project site, provided when such location is not owned by Operator or its Affiliates, it has first secured from the property owner where such stockpiling, storage or placement is to occur a written agreement, in recordable form, that provides that Royal Gold’s rights to the Royalty on such Subject Minerals shall be preserved.  Such agreement shall provide that (i) Royal Gold’s rights pursuant to this Agreement shall continue in full force and effect with respect to such Subject Mineral; (ii) Royal Gold’s rights in and to such Subject Minerals shall be the same as if the Subject Minerals were situated on the Subject Properties; (iii) Royal Gold’s rights to such Subject Minerals in the stockpiled material shall take precedence over the rights of the property owner (and/or of such property owner’s creditors) to the stockpiled material; and (iv) the stockpiling agreement shall be irrevocable as long as the Subject Minerals from the Subject Properties, or any part thereof, remain on the property not part of the Subject Properties.

(i)          Tailings and Residues.  All tailings, residues, waste rock, spoiled leach materials, and other waste materials (collectively “Materials”) resulting from Operator’s operations and activities on the Subject Properties after the Closing Date shall be the sole property of Operator, but shall remain subject to the Royalty should the processing or reprocessing or use of Materials, as the case may be, in the future result in the production of Subject Minerals.  Notwithstanding the foregoing, Operator shall have the right to sell or otherwise dispose of Materials from the Subject Properties in an arms’ length transaction with a third party, and to commingle the same with Materials from other properties.  In the event Materials produced after the Closing Date from the Subject Properties are processed, reprocessed or used: (i) the amount of Materials on which the Royalty is payable shall be determined using the best engineering and technical practices then available, and (ii) if such Materials are sold or otherwise disposed of to a third party, the Royalty shall only be payable to the extent that the proceeds or credit received by Operator from the sale or other disposition of such Materials exceed the direct costs of processing the Materials for sale or disposition and the costs of transportation borne by Operator in connection with such sale or disposition.

(j)           Title Maintenance and Taxes; Abandonment; Granting of Mortgages and Prohibitions; Conversion and Exchange Rights.

(i)
Operator shall maintain, preserve, protect and defend, at its own expense, its ownership of and title to the Subject Properties and the Ancillary Property Rights, including, paying when due all patentes, annual fees, Taxes, Liens and assessments, and doing all other things and making all other payments necessary or appropriate to maintain the ownership, right, title and interest of Operator and Royal Gold, respectively, in the Subject Properties, the Ancillary Property Rights and under this Agreement.

(ii)
If Operator intends to abandon all or any portion of the Subject Properties (“Abandonment Property”), Operator shall give 60 days’ written notice of such intention in advance of the proposed date of abandonment to Royal Gold, and Royal Gold shall have the right, but not the obligation, to have Operator assign or transfer such Abandonment Property to Royal Gold, for a purchase price of $10.00 per Abandonment Property to be paid to Operator.  If Operator reacquires any interest in any portion of the mining concessions covered by the Abandonment Property at any time, the production of Subject Minerals from such ground shall be subject to the Royalty and this Agreement.

(iii)	Operator undertakes to constitute or cause the constitution of a first degree mortgage and prohibitions, in the terms set forth in Sections 6(p) and 6(q) of this Agreement, respectively, on:

(A)	any exploitation mining concessions to be acquired or constituted by Operator or any Affiliate of Operator in the future and located wholly or partially within the Shaded Area;

(B)
any Dayton Concession wholly or partially within the Shaded Area, which has been transferred to Dayton, but then in the future, is reacquired by Operator or any Affiliate of Operator in accordance with Section 1(e)(i) of this Agreement; and

(C)	any Dayton Concession wholly or partially within the Shaded Area, which has not been transferred on or prior to March 31, 2010 in accordance with Section 1(e)(ii) of this Agreement.

Operator shall notify Royal Gold in writing of the acquisition or constitution of the exploitation mining concessions referred to above, when applicable, within 60 days from the respective date of the acquisition public deed or the registration of the title and survey, as applicable. In the case of those exploitation mining concessions described in paragraphs (A) and (B) of this Section 6(j)(iii), Operator shall enter into, or cause the entering into of, the corresponding public deeds for the constitution of mortgages and prohibitions within 90 days from the date of such acquisition public deed or registration of the title and the survey.  In the case of those exploitation mining concessions described in paragraph (C) of this Section 6(j)(iii), Operator shall enter into, or cause the entering into of, the corresponding public deeds for constitution of mortgages and prohibitions no later than May 31, 2010.

(iv)
The rights of Royal Gold with respect to the Subject Properties shall not be adversely affected by any conversion of the exploration concessions into exploitation concessions or any other form of tenure or mineral or surface interest, and the Royalty and this Agreement shall remain in full force and effect with respect to each property or interest resulting from any such conversion.

(k)          Marketing.

(i)
Operator shall not amend or modify the terms of any Metal Sales Contract that is in effect on the date of this Agreement to include, or enter any new Metal Sales Contract that contains, any provisions that would prejudice the economic interest of Royal Gold under this Agreement and not be typically contained in arms’ length contracts for smelting, refining or other processing of copper concentrates, as the case may be, without the prior written consent of Royal Gold, not to be unreasonably withheld.

(ii)
Operator (A) shall comply at all times in all material respects with all agreements between Operator and any third party smelter, refiner, other processor or purchaser relating to Subject Minerals produced from the Subject Properties and (B) except pursuant Section 6(o)(ii), shall not assign any of its rights or interests under any such agreement without the prior written consent of Royal Gold, not to be unreasonably withheld.  Operator shall promptly notify Royal Gold of any material dispute arising under any such agreement.

(iii)	Operator shall not sell ore from the Project, to any third party, nor recover gold from the Project in a form other than in concentrate, without the prior written consent of Royal Gold.

(l)          Fundamental Process Changes. If Operator wishes to implement a Fundamental Process Change that reasonably would be expected to result in an adverse impact on the economic interest of Royal Gold under this Agreement in excess of $750,000 in any 12 month period, Operator and Royal Gold will negotiate in good faith an equitable adjustment to the entitlement of Royal Gold hereunder, which adjustment shall have effect from the date on which such Fundamental Process Change is instituted.  If such equitable adjustment cannot be settled by negotiation within 60 days of the institution of the Fundamental Process Change, the appropriate adjustment shall be determined by arbitration pursuant to Section 7(b).  The arbitration panel shall be instructed to adjust the entitlement of Royal Gold hereunder such that the Royalty payable to Royal Gold after the institution of the Fundamental Process Change will be equivalent to the Royalty that it would have been entitled to had the Fundamental Process Change not been instituted.

(m)         Operations.

(i)
Operator shall engage solely in the business of developing and operating the Subject Properties and the Project and other prospective mineral properties, and in activities incidental thereto, in accordance with good mining industry practices.

(ii)
Operator shall conduct all operations on or that affect the Subject Properties and the Ancillary Property Rights in a good, workmanlike, safe and efficient manner. Operator shall use all commercially reasonable efforts to diligently (A) pursue completion of construction and completion of the Project and to cause such construction and completion to occur in accordance with the schedules in the Project Studies and consistent with prudent development practices; (B) construct and complete the mill, plant, physical facilities and infrastructure for the Project in accordance with the most recent schedules in the Project Studies and consistent with prudent development practices; and (C) develop, operate and manage the Project in all material respects in accordance with the Governmental Requirements, the Approvals, and in accordance with the most recent schedules in the Project Studies and consistent with prudent development practices.  Operator shall promptly notify Royal Gold of any material revision, modification, supplement or amendment to, or change of work order affecting the Project.

(iii)
Operator shall diligently pursue all Approvals necessary for the development, construction, operation and closure of the Project that have not been obtained prior to the date of this Agreement.  Operator shall maintain in full force and effect, and diligently comply, in all material respects with the terms and conditions of all Approvals necessary for the development, construction and operation of the Project which have been obtained and Operator shall diligently enforce, maintain and protect the rights and interests granted to it in connection with such Approvals.

(iv)
Operator shall not consider the economic effect of the Royalty in any resource or reserve determination, mine planning or mine development, or in any studies, analyses or decision regarding the nature or location of the ore to be mined or the sequence of mining operations on the Subject Properties.

(v)
All decisions concerning methods, the extent, times, procedures and techniques of any (A) exploration, development and mining related to the Project, (B) leaching, milling, processing or extraction treatment and (C) materials to be introduced on or to the Project or produced therefrom, and all decisions concerning the sale or other disposition of concentrate from the Project, shall be made by Operator, acting reasonably and in accordance with accepted mining industry practices in the circumstances.

(vi)	Except as expressly set forth in this Agreement, Operator shall retain sole discretion with respect to the operation of the Project.

(vii)
Except as expressly set forth in this Agreement, Operator shall not be responsible for or obliged to make any payment of Royalty for Subject Minerals, or Subject Minerals’ value, lost in any mining or processing of Subject Minerals conducted in accordance with accepted mining and milling practices.

(viii)	Operator shall not be required to mine Subject Minerals if it has determined, acting reasonably, that exploitation of the Project is not, at the relevant time, economically feasible.

(n)          Covenants Running with the Subject Properties. The Royalty and Royal Gold’s interests provided in this Agreement shall attach to (i) any amendments, relocations, adjustments, resurvey, additional locations of any existing mining claims or concessions or conversions of any mining claims or concessions comprising the Subject Properties, and any extralateral rights claimed by Operator pertaining to any interests within the Subject Properties, and (ii) to any renewal, amendment or other modification or extensions of any leases of any real property interests now existing or hereafter arising comprising the Subject Properties.  The Royalty is an interest in the Subject Minerals and unless and until terminated as herein provided, and shall be applicable to Operator and its transferees, successors and assignees of the Subject Properties or any portion thereof and shall represent an interest in minerals in place.

(o)          Assignment.

(i)
Royal Gold may transfer, sell, assign, lease, convey, mortgage, pledge or otherwise dispose of or encumber (“Transfer”) all or any portion of the Royalty or its interest under this Agreement (A) to an Affiliate by providing 10 days’ prior written notice to Operator and (B) to any Person who is not an Affiliate by providing 60 days’ prior written notice to Operator. Before any direct or indirect Transfer by Royal Gold of all or any portion of the Royalty or its interest under this Agreement shall become effective or relieve Royal Gold of its obligations under this Agreement, Royal Gold shall first have delivered to Operator a written undertaking, executed by public deed in form and substance satisfactory to Operator, acting reasonably, by the Person receiving the interest subject to the Transfer and enforceable by Operator, that it will be bound by the terms and conditions of this Agreement and any amendments hereto with respect to the interest subject to the Transfer.  If Royal Gold Transfers a portion of the Royalty, then Royal Gold and all such transferees must agree to common administrative procedures for payment, audit rights and notice under this Agreement.

(ii)
Operator may only Transfer an interest in this Agreement, the Project, the Subject Properties or the Ancillary Property Rights to a Person that has or will have immediately following the Transfer the financial wherewithal and either has or will have immediately following the Transfer the technical wherewithal or has engaged a Person with the technical wherewithal, to assume all of Operator’s obligations under this Agreement.  Operator shall not, directly or indirectly, except with 60 days’ prior written notice to Royal Gold, Transfer, or enter into any agreement to Transfer, all or any portion of its interest in this Agreement, the Project, the Subject Properties or the Ancillary Property Rights.  No direct or indirect Transfer of all or any portion of Operator’s interest in this Agreement, the Project, the Subject Properties or the Ancillary Property Rights (including, but not limited to, any Transfer by merger, consolidation, amalgamation, liquidation, dissolution or otherwise by operation of law), shall become effective or relieve Operator of its obligations under this Agreement, including its liability for payment of the Royalty under this Agreement, unless Operator shall first have delivered to Royal Gold a written undertaking, executed by public deed in form and substance satisfactory to Royal Gold, acting reasonably, by the Person receiving the interest subject to the Transfer and enforceable by Royal Gold, that it will be bound by the terms and conditions of this Agreement and any amendments hereto with respect to the interest subject to the Transfer.

(iii)	This Agreement shall inure to the benefit of and shall be binding on and enforceable by the Parties and, where the context so permits, their respective permitted successors and permitted assigns.

(p)          Grant of Mortgage.  With the purpose of warranting the complete and timely performance of each and all of the obligations undertaken herein by Operator, Mr. _______ on behalf of Operator constitutes herein a first degree mortgage on the Mining Properties in favor of Royal Gold.  The Parties state that the mortgage created is to warrant to Royal Gold the complete, full and timely performance of each and all of Operator’s obligations, including but not limited to payment of the Royalty.  Mr._________, on behalf of Royal Gold, accepts herein the constitution of the above mortgage.

The mortgages created herein are subject to the satisfaction or waiver of each of the Condiciones Suspensivas, which satisfaction or waiver shall be conclusively determined by the execution by both Parties of the Deed of Release.

Operator leaves testimony that the mortgage granted above has been authorized by the Extraordinary Shareholders Meeting recorded on the public deed dated March 30, 2009 granted before the Notary Public of Santiago María Gloria Acharán Toledo (repertory number 6,958).

(q)          Grant of Prohibition.  With the purpose of warranting the complete and timely performance of each and all of the obligations undertaken herein by Operator, Mr. _______ on behalf of Operator hereby grants prohibition:

(i)	to sign any type of Avío with respect to all or any of the Mining Properties, without the prior written consent of Royal Gold; and

(ii)
to Transfer, directly or indirectly, all or any portion of the Mining Properties, without the prior written consent of Royal Gold unless: (A) transferee has the financial wherewithal or will have the financial wherewithal immediately following the Transfer and either has the technical wherewithal or has engaged a Person with the technical wherewithal, to assume all of Operator’s obligations under this Agreement; (B) Operator gives 60 days written notice to Royal Gold prior to the Transfer; and (C) Operator has delivered to Royal Gold a written undertaking, executed by public deed in form and substance satisfactory to Royal Gold, acting reasonably, by the transferee and enforceable by Royal Gold, that it will be bound by the terms and conditions of this Agreement.

Mr. _________, on behalf of Royal Gold accepts herein the creation of the above described prohibitions and hereby authorizes Operator to grant any Liens (other than Liens that constitute Avíos, which are addressed in Section 6(q)(i)) over the Subject Properties and Ancillary Property Rights if the same are reasonably required by financiers of the Project in connection with bona fide financings in order to provide new or additional funding for the exploration, development, construction or operation of the Project, which Operator, acting reasonably, considers necessary or desirable to that effect.  Royal Gold shall execute all acts or contracts in form and substance agreed to by the Parties, acting reasonably, required to execute and register, if applicable, such Liens (other than Liens that constitute Avíos, which are addressed in Section 6(q)(i)).

7.           Miscellaneous.

(a)          Governing Law.  This Agreement is to be governed by and construed under the laws of Chile, without giving effect to those principles of conflicts of laws that might otherwise require application of the laws of any other jurisdiction.

(b)          Dispute Resolution.

(i)
The Parties shall use reasonable commercial efforts to resolve any controversies, disputes or claims arising under this Agreement, including those arising out of a written objection made by Royal Gold to any Royalty Statement concerning any Royalty delivered to it pursuant to Section 4(b). If for any reason any Dispute arising out of this Agreement is not resolved by negotiation and agreement within 30 days after the delivery of a written notice of Dispute, the Dispute shall be determined by arbitration as provided in this Section 7(b).

(ii)
All Disputes shall be referred to and finally resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce (“ICC”). The number of arbitrators shall be three. The place of Arbitration shall be Santiago, Chile. The language of the Arbitration shall be Spanish. Judgment may be entered upon an award in any court of competent jurisdiction.

(iii)
The Party referring a Dispute to arbitration hereunder shall appoint an arbitrator in the arbitration petition and the respondent Party shall appoint an arbitrator in its response. If within 30 days after the date of the arbitration petition, the respondent has not appointed an arbitrator, such arbitrator shall be appointed by the ICC. Within 30 days of their appointment, the two arbitrators so appointed shall appoint a third arbitrator who shall preside over the arbitration panel. If the two arbitrators cannot agree on a third arbitrator within such 30 day period, the third arbitrator shall be appointed by the ICC.

(iv)
Notwithstanding the provisions of Section 7(b)(i), the arbitral tribunal shall have the power to grant interim measures of protection, but, without derogating from the commitment to arbitrate or the power of the arbitral tribunal to grant such measures, it shall not be inconsistent with this Agreement for a party to apply to a court of competent jurisdiction for an interim measure of protection pending the commencement or completion of arbitration.

(v)
In any arbitration, or in any court proceeding authorized to be taken under this Agreement, the arbitral tribunal or the court, as the case may be, shall in addition to any other relief, be entitled to make an award or enter a judgment, as the case may be, for reasonable attorney’s fees and disbursements, including experts witness fees, and any other costs of the proceeding. The arbitration panel may only award damages as provided for under the terms of this Agreement and in no event may punitive, consequential or special damages be awarded.

(vi)	If contemporaneous Disputes arise under this Agreement, a single arbitration may be commenced in respect of the Disputes.

(c)           Notices.  Unless otherwise provided in this Agreement, any notice or other correspondence required or permitted by this Agreement shall be deemed to have been properly given or delivered when made in writing and hand-delivered to the Party to whom directed, or when given by facsimile transmission, with all necessary delivery charges fully prepaid (or in the case of a facsimile, upon confirmation of receipt), and addressed to the Party to whom directed at the following address:

If to Operator:

Compañía Minera Teck Carmen de Andacollo
c/o Teck Operaciones Mineras Chile Ltda.
Avenida Vitacura 2939, Piso 24
Las Condes, Santiago, Chile
Attention: Christian Arentsen
Facsimile:  (56-2) 464-5794

with a copy, which shall not constitute notice, to:

Borden Ladner Gervais LLP
1200 Waterfront Centre
200 Burrard Street, P.O. Box 48600
Vancouver, British Columbia, V7X 1T2  Canada
Attention:  Fred R. Pletcher
Facsimile:  (604) 687-1415

with a copy, which shall not constitute notice, to:

Carey y Cía. Ltda.
Miraflores 222, piso 24
Santiago, Chile
Attention:  Rafael Vergara G.
Facsimile:  (562) 633-1980

If to Royal Gold:

Royal Gold, Inc.
1660 Wynkoop Street, Suite 1000
Denver, CO  80202-1132  USA
Attention:  Vice President and General Counsel
Facsimile:  (303) 595-9385

with a copy, which shall not constitute notice, to:

Hogan & Hartson L.L.P.
One Tabor Center
1200 Seventeenth Street, Suite 1500
Denver, CO 80202   USA
Attention:  Paul Hilton, Esq.
Facsimile:  (303) 899-7333

with a copy, which shall not constitute notice, to:

Urenda, Rencoret, Orrego y Dörr
Avda. Andrés Bello 2711, Floor 16
Las Condes
Santiago, Chile
Attention: Sergio Orrego
Facsimile:  (562) 499-5555

Any Party may change its address for the purpose of notices or communications by furnishing notice thereof to the other Party in the manner provided in this Section 7(c).

(d)          Survival.  All covenants, agreements, representations, warranties and indemnities made under this Agreement shall survive the execution and delivery of this Agreement and shall survive the Closing Date.

(e)          Indemnification.

(i)
Subject to Section 7(e)(iii), Operator agrees to indemnify Royal Gold from and against, and to hold Royal Gold harmless from any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (collectively “Losses”) which may at any time be imposed on, incurred by or asserted against Royal Gold in any way relating to or arising out of (A) any breach by Operator or any misrepresentation or inaccuracy of any representation or warranty of Operator contained in this Agreement or in any public deed registered pursuant hereto; (B) any breach or non-performance by Operator of any covenant or agreement to be performed by Operator contained in this Agreement or in any public deed registered pursuant hereto; (C) the failure of Operator to comply with any Governmental Requirement, including any Environmental Laws or Approvals relating to environmental protection and reclamation obligations, with respect to the Subject Properties or the Ancillary Property Rights; and (D) the physical environmental condition of the Subject Properties or the Ancillary Property Rights and matters of health or safety related to the Subject Properties or the Ancillary Property Rights or any action or claim brought with respect to either.

(ii)
Subject to Section 7(e)(iii), Royal Gold agrees to indemnify Operator from and against, and to hold Operator harmless from, any and all Losses which may at any time be imposed on, incurred by or asserted against Operator in any way relating to or arising out of (A) any breach by Royal Gold or any misrepresentation or inaccuracy of any representation or warranty of Royal Gold contained in this Agreement or in any public deed registered pursuant hereto; and (B) any  breach or non-performance by Royal Gold of any covenant or agreement to be performed by Royal Gold contained in this Agreement or in any public deed registered pursuant hereto.

(iii)
In no event will either Party be liable to the other Party for any lost profits (excluding moratorium damages) or incidental, indirect, speculative, consequential, special, punitive, or exemplary damages of any kind (whether based in contract, tort, including negligence, strict liability, fraud, or otherwise, or statutes, regulations, or any other theory) arising out of or in connection with this Agreement, even if advised of such potential damages.

(f)           Further Assurances.  The Parties shall from time to time execute all such further instruments and documents and do all such further actions as may be necessary to effectuate the purposes of this Agreement.

(g)          Force Majeure.  The obligations of Operator in respect of the development, construction, and operation of the Project and shipment of copper concentrate to any smelter, refiner or other processor or purchaser under any Metal Sales Contract shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control (except for lack of funds), including, without limitation, labour disputes (however arising and whether employee demands are reasonable or within the power of the parties to grant); acts of God; laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, territorial or local environmental standards; acts of war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather conditions; delay or failure by suppliers or transporters of materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; or any other cause whether similar or dissimilar to the foregoing beyond the reasonable control of Operator (“Force Majeure”).  Operator shall promptly give notice to Royal Gold of the suspension of performance, stating therein the nature of the suspension, the reasons therefore, and the expected duration thereof.  Operator shall resume performance as soon as reasonably possible.  Except as expressly set forth in Sections 7(g) and 6(c), the obligations of Operator under this Agreement, including, but not limited to, the obligation to make a payment of Royalty when due, shall not be affected by any Force Majeure.

(h)          No Partnership.  Nothing in this Agreement shall be construed to create, expressly or by implication, a joint venture, mining partnership, commercial partnership, or other partnership of any kind or as imposing upon any Party any partnership duty, obligation or liability or any fiduciary duty, obligation or liability to any other Party hereto.

(i)           Business Opportunity.  Except as expressly provided in this Agreement, each Party shall have the right independently to engage in and receive full benefits from its business activities, whether or not competitive with the other Party, without consulting the other Party.

(j)           Time of the Essence.  Time is of the essence in this Agreement.

(k)         Entire Agreement.  This Agreement, together with the Schedules and Exhibits attached hereto are the complete expression of the entire agreement of the Parties, and no oral promise, statement or representation not contained herein shall be binding on the Parties unless reduced to writing and signed by the Parties.

(l)          Waiver and Amendment.  This Agreement may not be amended, modified or changed; nor shall any wavier of any provision hereof be effective, except by means of a written instrument that has been executed by the Party or Parties to be bound.

(m)         Taxes.

(i)	If any Taxes are required by applicable law to be deducted from or in respect of any amounts payable to Royal Gold hereunder:

(A)	Royal Gold will receive an amount equal to the sum it would have received if such deduction had not been made less the amount of such deduction;

(B)	Operator will make such deductions; and

(C)	Operator will pay the full amount deducted to the relevant taxing authority in accordance with applicable law and Operator will promptly furnish to Royal Gold written proof of such payment.

(ii)
If Operator fails to pay any Taxes when due to the appropriate taxing authority, Operator will indemnify Royal Gold for any incremental Taxes that may become payable by Royal Gold as a result of any such failure.

(iii)
Operator shall be responsible for and shall pay when due any excise Taxes (goods and services Taxes), stamp duties, sales and use Taxes and similar Taxes and any registration fees payable in respect of the sale and transfer of the Royalty to Royal Gold and imposed or collected by any Governmental Authority.

(iv)
For greater certainty, Operator shall be entitled to deduct all amounts owing for Taxes as required by applicable law without grossing up any payment to Royal Gold in respect thereof, including but not limited to the Royalty made under this Agreement.

(n)         No Brokers or Commissions.  Each of the Parties acknowledges, agrees and represents and warrants to the other Parties that it has not engaged any broker, agent or other intermediary to act on its behalf on connection with the transactions contemplated by this Agreement and that it is not aware of any current or possible future claim for any brokerage, agency or finder's fee or commission in connection with the transactions contemplated by this Agreement and that if any such claim should arise through, or under, or by virtue of any action taken by any party, such Party shall indemnify and hold harmless the others in respect thereof.

(o)         Term.  This Agreement shall be in effect for 50 years from the date hereof.

(p)         Appearing Parties.  The appearing Parties grant sufficient power to Mr. Sergio Orrego Flory, national identity card Nº 7.051.727-2 and Mr. Rafael Vergara Gutiérrez, national identity card N°  7.018.916-K to jointly perform all acts and execute all public or private instruments that are necessary to clarify, rectify or complement this deed, in relation to the description of the Mining Properties, for the adequate registration of this title, the mortgage and prohibitions, being also authorized to either jointly or separately make the necessary annotations on the original deed and request the required inscriptions, registrations and sub-inscriptions from the corresponding Mines Registrars.

(q)         Legalization and Registration. The bearer of a notarized copy of this deed is entitled to request and execute all the registrations, sub registrations and notations that might be necessary in the corresponding Mining Registry.

(r)          Legal Capacity. The legal capacity of Mr._________________ to represent Royal Gold Inc. is evidenced in __________________. The legal capacity of Mr._______________to represent Compañía Minera Teck Carmen de Andacollo is evidenced in _________________.

SCHEDULE A

Metallurgical Recovery Rate

The metallurgical gold recovery rate will be calculated as a percentage by dividing the Gold In Concentrate by the Gold In Feed.  The terms and methodology necessary for determining the metallurgical gold recovery rate are described below:

Concentrator Feed Tonnage – The weight of ore fed to the concentrator will be measured by a calibrated weighbridge “weightometer” on the conveyor feeding the primary grinding mill.  The calibration of the weightometer will be checked monthly.  This weightometer measures the wet weight of ore entering the concentrator.  Daily samples of the mill feed will be taken from the feed conveyor to determine the moisture content.  The dry feed weight to the concentrator will be calculated from the measured wet weight corrected for the measured moisture content.  Concentrator Feed Tonnage for a particular time period will be the cumulative sum of the daily dry feed weights for that period of time.

Concentrate Tonnage – The weight of concentrate will be based on weighing and sampling the concentrate haulage trucks as they are dispatched from the mine. The wet concentrate weight will be the difference between the tare weight of the truck before loading and loaded weight. Each truck will be sampled by taking 9 probe samples distributed over the top of the load.  The samples from each lot of approximately 10 trucks will be combined to form a lot. The sample will be blended, sub-sampled and sent to the on-site assay laboratory for moisture and metals analysis.  The dry concentrate weight will be calculated from the measured wet weight corrected for the measured moisture content.  Concentrate Tonnage for a particular time period will be the cumulative sum of the daily dry concentrate weights for that period of time.

Tailings Tonnage – The weight of tailings will be based on the daily metallurgical balance which utilizes the Concentrator Feed Tonnage and the shift feed, concentrate and tailings assays to calculate the concentrate and tailings tonnages.  Tailings Tonnage for a particular time period will be the cumulative sum of the daily dry tailings weights for that period of time.

Gold In Feed – Regular and representative samples of the concentrator feed will be obtained from the primary cyclone overflow (flotation feed) at timed intervals and the samples will be composited as a 12 hour shift sample.  The feed sample will be dried and assayed in the site assay lab.  The average daily feed assays will be multiplied by the corresponding daily Concentrator Feed Tonnage to arrive at daily Gold In Feed.  The Gold In Feed for a particular time period will be the cumulative sum of the daily amounts of Gold In Feed for that period of time.

Gold in Tailings –Regular and representative samples of the tailings will be obtained at timed intervals and the various samples will be composited as a 12 hour shift sample.  The tailings sample will be filtered and dried and assayed in the site assay lab.  The average daily tailing assays will be multiplied by the corresponding daily Tailings Tonnage to arrive at daily Gold In Tailings.  The Gold In Tailings for a particular time period will be the cumulative sum of the daily amounts of Gold In Tailings for that period of time.

A-1

Gold in Concentrate – The gold content of the concentrate will be based on weighing and sampling the concentrate haulage trucks as they are dispatched from the mine.  Each truck will be sampled by taking 9 probe samples distributed over the top of the load.  The samples from each lot of approximately 10 trucks will be combined to form a lot.  The sample will be blended, sub-sampled, dried and assayed for gold in the on-site assay laboratory.  The truck lot concentrate assays will be multiplied by the corresponding dry Concentrate Tonnage to arrive at the Gold In Concentrate for that lot.  The Gold In Concentrate for a particular time period will be the cumulative sum of the truck lots of Gold In Concentrate for that period of time.

Metallurgical reconciliations will be made to insure Gold In Feed equals the sum of Gold In Concentrate plus Gold In Tails.  The cumulative daily metallurgical balance will be reconciled back to the measured concentrate tonnage on a monthly basis with appropriate adjustments for inventory.  On a reasonable periodic basis, Gold In Concentrate and Concentrate Tonnage will be reconciled to settled smelter receipts for such comparable period to ensure site measurements are accurate and representative.

A-2

SCHEDULE B

Description of Areas Covered by Mining Properties

Part I – Map

(Attached)

B-1

SCHEDULE B

Description of Areas Covered by Mining Properties

Part II – Universal Transverse Mercator Coordinates

(a)           UTM Coordinates – Circular Boundary: (Attached)

(b)           UTM Coordinates – Shaded Area Boundary: (Attached)

B-2

SCHEDULE C

Condiciones Suspensivas

The sale, assignment and transfer of the Royalty contemplated by this Agreement is subject to each of the Condiciones Suspensivas set forth in Section 2(a) and Section 2(b) below being satisfied or waived on or prior to the Closing Date (notwithstanding this Agreement may terminate prior to the Closing Date as provided in Section 2(a) of the same).  After the Closing, this Schedule C shall cease to have any further force or legal effect.

1.	Certain Defined Terms and Construction.

(a)          Capitalized terms used, but not otherwise defined, in this Schedule C shall have the meanings otherwise given to them in this Agreement for purposes of this Schedule C.  If a capitalized term is defined in both this Agreement and in this Schedule C, the meaning assigned to such capitalized term in this Schedule C shall govern for purpose of this Schedule C.  The definitions set forth below (i) shall be used only for this Schedule C and not otherwise in connection with this Agreement (unless expressly referenced elsewhere), and (ii) are not intended to, and do not, amend the definitions in this Agreement.

(b)          As used in this Schedule C, the following capitalized terms shall have the following meanings:

(i)	“Affiliate” means, with respect to any Person, any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

(ii)
“Approvals” mean any authorizations, licenses, permits, consents, waivers, grant notices, approvals, rulings, orders, certifications, exemptions, filings, variances, decrees, registrations, or other action, whether written or oral, of, by, from or on behalf of any Governmental Authority or any other third party, together with all easements, rights-of-way and other rights to access or use property.

(iii)	“Closing” means closing of the Transactions contemplated by this Agreement and the Amended and Restated Master Agreement,

(iv)	“Closing Time” means 10:00 am local time in Santiago, Chile on the Closing Date.

(v)
“Environmental Laws” mean Governmental Requirements relating to pollution or protection of the environment, including, without limitation, Governmental Requirements relating to emissions, discharges, releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, aquifers, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes which are applicable to the Subject Properties, the Project , the other assets owned, controlled or managed by Operator which are used on or in connection with the Subject Properties, the Ancillary Property Rights or the Project or to the activities of Operator on or in connection with the Subject Properties, the Ancillary Property Rights or the Project.

(vi)
“Governmental Authority” means (A) with respect to Operator, the government of Chile or of any state, provincial, territorial, divisional, county, regional, city or other political subdivision of Chile and any entity, court, arbitrator or arbitration panel, agency, department, commission, board, bureau or regulatory authority or other instrumentality of any of them exercising executive, legislative, judicial, regulatory or administrative functions that exercises valid jurisdiction, including over the Project, the Ancillary Property Rights or the Subject Properties; and (B) with respect to Royal Gold, the government of any nation, state, provincial, territorial, divisional, county, regional, city or other political subdivision thereof and any entity, court, arbitrator or arbitration panel, agency, department, commission, board, bureau or regulatory authority or other instrumentality of any of them exercising executive, legislative, judicial, regulatory or administrative functions that exercises valid jurisdiction.

(vii)
“Governmental Requirements” mean any law, statute, code, ordinance, treaty, order, rule, regulation, judgment, ruling, decree, injunction, franchise, permit, certificate, license, authorization, approval or other direction or requirement of any Governmental Authority.

(viii)
“Material Adverse Effect” means with respect to Operator, any change, effect, event, or occurrence that, either individually or in the aggregate, is, or would reasonably be expected to be, material and adverse to the Project, or the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise), capitalization, operations or results of operations of Operator, each either considered as a whole or collectively in their entirety, as the case may be, other than any change, effect, event or occurrence in or relating to:

(A)
changes in general political, economic or financial conditions, whether domestic or international in either case, including changes or disruptions in securities, currency exchange, real property, labour or commodities markets (including without limitation gold or copper prices), except to the extent that such changes adversely affect the Project or the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise), capitalization, operations or results of operations of Operator, as the case may be, in a manner distinct from and with a materially disproportionate effect than it affects other operators of a similar business in Chile;

(B)
acts of God, any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism or civil unrest, except to the extent that such acts of God, hostilities, war, terrorism or civil unrest adversely affect the Project or the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise), capitalization, operations or results of operations of Operator, as the case may be, in a manner distinct from and with a materially disproportionate effect than it affects other operators of a similar business in Chile;

(C)
changes in applicable law or changes in generally accepted accounting principles, except to the extent that such changes in applicable law or changes in generally accepted accounting principles affect the Project or the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise), capitalization, operations or results of operations of Operator, as the case may be, in a manner distinct from and with a materially disproportionate effect than it affects other operators of a similar business in Chile;

(D)
changes due to disruption of power, labour, utilities, water, supply and transportation systems, except to the extent that such changes affect the Project or the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise), capitalization, operations or results of operations of Operator, as the case may be, in a manner distinct from and with a materially disproportionate effect than it affects other operators of a similar business in Chile;

(E)
the announcement or pendency of the transactions contemplated by the Amended and Restated Master Agreement or other communication by Royal Gold, Operator or any of their Affiliates of its plans or intentions with respect to the Project or any elements of the Project, specifically; or

(F)
the consummation of the transactions contemplated by the Amended and Restated Master Agreement or any actions by Royal Gold, Operator or their Affiliates taken pursuant to or in light of the Amended and Restated Master Agreement.

With respect to Royal Gold, any change, effect, event, or occurrence that, either individually or in the aggregate, is, or would reasonably be expected to be, material and adverse to the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise), capitalization, operations or results of operations of Royal Gold and its Subsidiaries (taken together as a whole), each either considered as a whole or collectively in their entirety, as the case may be, other than any change, effect, event or occurrence in or relating to:

(A)
changes in general political, economic or financial conditions, whether domestic or international in either case, including changes or disruptions in securities, currency exchange, real property, labour or commodities markets (including without limitation gold prices), except to the extent that such changes adversely affect the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise), capitalization, operations or results of operations of Royal Gold and its Subsidiaries (taken together as a whole), as the case may be, in a manner distinct from and with a materially disproportionate effect than it affects other companies of a similar size operating in the industry in which Royal Gold and its Subsidiaries operate;

(B)
acts of God, any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism or civil unrest, except to the extent that such acts of God, hostilities, war, terrorism or civil unrest adversely affect the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise), capitalization, operations or results of operations of Royal Gold and its Subsidiaries (taken together as a whole), as the case may be, in a manner distinct from and with a materially disproportionate effect than it affects other companies of a similar size operating in the industry in which Royal Gold and its Subsidiaries operate;

(C)
changes in applicable law or changes in generally accepted accounting principles, except to the extent that such changes in applicable law or changes in generally accepted accounting principles affect the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise), capitalization, operations or results of operations of Royal Gold and its Subsidiaries (taken together as a whole), as the case may be, in a manner distinct from and with a materially disproportionate effect than it affects other companies of a similar size operating in the industry in which Royal Gold and its Subsidiaries operate;

(D)
the announcement or pendency of the transactions contemplated by the Amended and Restated Master Agreement or other communication by Royal Gold, Operator or any of their Affiliates of its plans or intentions with respect to the Project or any elements of the Project, specifically;

(E)
the consummation of the transactions contemplated by the Amended and Restated Master Agreement or any actions by Royal Gold, Operator or their Affiliates taken pursuant to or in light of the Amended and Restated Master Agreement; or

(F)	any change in the market price or trading volume of any of the securities of Royal Gold.

(ix)	“Person” means an individual, partnership, corporation (including a business trust), joint venture, limited liability company or other legal entity, or a Governmental Authority.

(x)	“Registration Rights Agreement” means the Registration Rights Agreement to be executed by Royal Gold and Operator on the Closing Date.

(xi)
“Registration Statement” means a registration statement under the Securities Act pursuant to which the shares of Royal Gold Common Stock that constitute the Share Portion (as defined in Schedule D of this Agreement) have been issued.

(xii)	“Securities Act” means the United States Securities Act of 1933, as amended.

(xiii)	“Subsidiary” means any corporation, association or other business entity more than 50% of each class of equity or voting securities of which is owned, directly or indirectly, by any Person.

(xiv)
“Transactions” mean the granting, selling, assignment, transferring and conveying to Royal Gold by, and purchasing by Royal Gold from, Operator, of the Royalty free and clear of any Lien (other than any Lien created by this Agreement), in accordance with and subject to the terms and conditions set forth in the Amended and Restated Master Agreement.

2.	Condiciones Suspensivas.

(a)           Conditions of Closing in Favor of Operator. The following conditions are for the exclusive benefit of Operator:

(i)
Representations and Warranties.  The representations and warranties of Royal Gold contained in the Amended and Restated Master Agreement shall be true and correct in all respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date (except for any representation and warranty made as of specific date, which shall have been true and correct as of such date), provided, however that for purposes of determining the accuracy of the representations and warranties of Royal Gold contained in the Amended and Restated Master Agreement which have “Material Adverse Effect” qualifications and other “material” and “materiality” qualifications limiting the scope of the representations and warranties of Royal Gold contained in the Amended and Restated Master Agreement or the scope of the defined terms used in the representations and warranties of Royal Gold contained in the Amended and Restated Master Agreement,

(A)
all “Material Adverse Effect” qualifications and other “material” and “materiality” qualifications limiting the scope of the representations and warranties of Royal Gold contained in the Amended and Restated Master Agreement shall be disregarded;

(B)
all “Material Adverse Effect” qualifications and other “material” and “materiality” qualifications limiting the scope of the defined terms used in the representations and warranties of Royal Gold contained in the Amended and Restated Master Agreement shall be disregarded; and

(C)
any inaccuracies in such representations and warranties of Royal Gold will be disregarded if such inaccuracies considered collectively do not constitute, and would not reasonably be expected to have or result in, a Material Adverse Effect on Royal Gold;

(ii)
Covenants.  All of the terms, covenants, obligations and conditions of the Amended and Restated Master Agreement to be performed, observed or complied with by Royal Gold on or before the Closing Date shall have been duly performed, observed or complied with by Royal Gold;

(iii)
No Orders or Proceedings.  No injunction or restraining order or other decision, ruling or order of any Governmental Authority of competent jurisdiction being in effect which prohibits, restrains, materially limits or imposes material adverse conditions on, the Transactions contemplated by the Amended and Restated Master Agreement and no action or proceeding having been instituted or remaining pending or having been threatened and not resolved before any such Governmental Authority to restrain, prohibit, materially limit or impose material adverse conditions on such contemplated Transactions);

(iv)
Governmental and Other Approvals.  Any Approvals by any Governmental Authorities, shareholders of Royal Gold or any other third parties required to consummate the Transactions contemplated by the Amended and Restated Master Agreement under any applicable Governmental Requirements or otherwise shall have been obtained and shall remain in full force and effect as of the Closing Date;

(v)
Registration Statement.  The appropriate Registration Statement relating to the shares of Royal Gold Common Stock that constitute the Share Portion (as defined in Schedule D of this Agreement) shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order;

(vi)
Listing.  NASDAQ Global Select Market and the Toronto Stock Exchange shall have conditionally agreed to list the shares of Royal Gold Common Stock that constitute the Share Portion (as defined in Schedule D of this Agreement), subject to receipt of ordinary course post-closing filings;

(vii)	[Intentionally deleted];

(viii)
Approvals Under Environmental Laws. As of the Closing Date (but not upon a postponed Closing Date, if Royal Gold has elected to postpone the Closing Date by ten business days in accordance with Section 2(c)(iii)), no material Approval under any Environmental Laws, which is necessary for the construction or operation of the Project, will be either: (x) withdrawn or threatened to be withdrawn by any Governmental Authority; or (y) challenged or threatened to be challenged by any Person on non-frivolous grounds; provided that (A) Operator has provided written notice to Royal Gold prior to such proposed Closing Date describing in reasonable detail the factual circumstances giving rise to the condition set out in this Section 2(a)(viii) not having been met and (B) Royal Gold has not on or prior to the Closing Time irrevocably waived its right to indemnity pursuant to Section 9(f)(i)(E) of the Amended and Restated Master Agreement by written notice to Operator.  For purposes of greater certainty, if Royal Gold has waived its right to indemnity pursuant to Section 9(f)(i)(E) of the Amended and Restated Master Agreement, the Closing condition set forth in this Section 2(a)(viii) shall be deemed to be waived by Operator subject to the Closing occurring; and

(ix)	Deliveries. Royal Gold shall have delivered, or caused to be delivered, the following to Operator:

(A)
a certificate of Royal Gold, dated as of the Closing Date, executed by an authorized senior officer of Royal Gold, certifying that certifying the conditions set forth in Section 6(a)(i) (Representations and Warranties) and Section 6(a)(ii) (Covenants) of the Amended and Restated Master Agreement have been duly satisfied;

(B)	evidence by the relevant notary public that this Agreement has been executed by Royal Gold and recorded into the Notary’s registry (repertorio);

(C)	[Intentionally deleted];

(D)	a duly executed Registration Rights Agreement, in the form attached as Exhibit E to the Amended and Restated Master Agreement;

(E)
legal opinions of Hogan & Hartson L.L.P. and Urenda, Rencoret, Orrego y Dorr, Abogados, counsel to Royal Gold dated as of the Closing Date, in the forms attached as Exhibits G-1 and G-2 of the Amended and Restated Master Agreement;

(F)	payment of the Cash Portion, in cash or other immediately available funds, by wire transfer, in accordance with the written instructions of Operator;

(G)
the number of shares of Royal Gold Common Stock equal to the Share Portion of the Purchase Price shall be deposited in a dematerialized form by Royal Gold's transfer agent on behalf of Royal Gold to the account of Operator or its nominee as Operator may request by written notice to Royal Gold at least two business days prior to the Closing Date and Operator shall have received written confirmation of such deposit to its account or the account of its nominee as directed; and

(H)
certified copies of resolutions of the directors of Royal Gold approving the Transactions contemplated by the Amended and Restated Master Agreement and the execution and delivery of the Amended and Restated Master Agreement and all documents, instruments and agreements required to be executed and delivered by Royal Gold pursuant to the Amended and Restated Master Agreement and the performance by Royal Gold of its rights and obligations thereunder.

(b)          Conditions of Closing in Favor of Royal Gold.  The following conditions are for the exclusive benefit of Royal Gold:

(i)
Representations and Warranties.  The representations and warranties of Operator contained in the Amended and Restated Master Agreement shall be true and correct in all respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date (except for any representation and warranty made as of specific date, which shall have been true and correct as of such date), provided, however that for purposes of determining the accuracy of the representations and warranties of Operator contained in the Amended and Restated Master Agreement which have “Material Adverse Effect” qualifications and other “material” and “materiality” qualifications limiting the scope of the representations and warranties of Operator contained in the Amended and Restated Master Agreement or the scope of the defined terms used in the representations and warranties of Operator contained in the Amended and Restated Master Agreement,

(A)
all “Material Adverse Effect” qualifications and other “material” and “materiality” qualifications limiting the scope of the representations and warranties of Operator contained in the Amended and Restated Master Agreement shall be disregarded;

(B)
all “Material Adverse Effect” qualifications and other “material” and “materiality” qualifications limiting the scope of the defined terms used in the representations and warranties of Operator contained in the Amended and Restated Master Agreement shall be disregarded; and

(C)
any inaccuracies in such representations and warranties of Operator will be disregarded if such inaccuracies considered collectively do not constitute, and would not reasonably be expected to have or result in, a Material Adverse Effect on Operator;

(ii)
Covenants.  All of the terms, covenants, obligations and conditions of the Amended and Restated Master Agreement to be performed, observed or complied with by Operator on or before the Closing Date shall have been duly performed, observed or complied with by Operator;

(ii)
No Orders or Proceedings.  No injunction or restraining order or other decision, ruling or order of any Governmental Authority of competent jurisdiction being in effect which prohibits, restrains, materially limits or imposes material adverse conditions on, the Transactions contemplated by the Amended and Restated Master Agreement and no action or proceeding having been instituted or remaining pending or having been threatened and not resolved before any such Governmental Authority to restrain, prohibit, materially limit or impose material adverse conditions on such contemplated Transactions;

(iii)
Governmental and Other Approvals.  Any Approvals by any Governmental Authorities, shareholders of Operator or any other third parties required to consummate the Transactions contemplated by the Amended and Restated Master Agreement under any applicable Governmental Requirements or otherwise shall have been obtained and shall remain in full force and effect as of the Closing Date;

(iv)
Registration Statement.  The appropriate Registration Statement relating to the shares of Royal Gold Common Stock that constitute the Share Portion (as defined in Schedule D of this Agreement) shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order;

(v)	[Intentionally deleted]

(vi)
Financial Commitments. Royal Gold shall be entitled to draw down all advances under Royal Gold’s committed credit facilities existing as of the date of the Amended and Restated Master Agreement that Royal Gold needs in order to pay the Initial Cash Portion (as defined in Schedule D of this Agreement) and consummate the Transactions contemplated by the Amended and Restated Master Agreement;

(vii)
Committed Metals Sales Contracts.  Operator shall have entered into committed Metal Sales Contracts on terms consistent with industry practice for the sale of a minimum of 255,000 tonnes of copper concentrate per annum for a period of not less than three years, and such Metals Sales Contracts shall not have been terminated;

(viii)	[Intentionally deleted]

(ix)
Approvals Under Environmental Laws. As of the Closing Date, no material Approval under any Environmental Laws, which is necessary for the construction or operation of the Project, will be either: (x) withdrawn or threatened to be withdrawn by any Governmental Authority; or (y) challenged or threatened to be challenged by any Person; and

(x)	Deliveries. Operator shall have delivered, or caused to be delivered, the following to Royal Gold:

(A)
a certificate of Operator dated as of the Closing Date, executed by an authorized senior officer of Operator, certifying that the conditions set forth in Section 6(b)(i) (Representations and Warranties) and Section 6(b)(ii) (Covenants) of the Amended and Restated Master Agreement have been duly satisfied;

(B)
evidence by the relevant notary public that this Agreement has been executed by Operator and recorded into the Notary’s registry  (repertorio) and authorized copies of the due registration and certificates evidencing the due registration of the mortgages and grant of prohibition under this Agreement from the Mining Registry evidencing that no Liens have been made with respect to the Subject Properties, other than those in favor of Royal Gold or as set forth on Schedule 3(h) of the Amended and Restated Master Agreement;

(C)	[Intentionally deleted];

(D)	a duly executed Registration Rights Agreement;

(E)	a legal opinion of Carey y Cia., counsel to Operator, dated as of the Closing Date, in the form attached as Exhibit F to the Amended and Restated Master Agreement;

(F)
certified copies of resolutions of the directors and shareholders of Operator approving the Transactions contemplated by the Amended and Restated Master Agreement and the execution and delivery of the Amended and Restated Master Agreement and all documents, instruments and agreements required to be executed and delivered by Operator pursuant to the Amended and Restated Master Agreement and the performance by Operator of its rights and obligations thereunder;

(G)	copies of the Metal Sales Contracts satisfying the requirements set forth in Section 6(b)(viii) of the Amended and Restated Master Agreement;

(H)	[Intentionally Deleted]; and

(I)
such other transfers, assignments and other documentation in form and substance agreed to by the Parties, acting reasonably, required to carry out the Transactions contemplated by the Amended and Restated Master Agreement.

SCHEDULE D

Adjustment Provisions

The following provisions shall be used to calculate the adjustments, if any, to the Share Portion to be delivered to Operator pursuant to Section 2(b) of this Agreement.  After the Closing Date, this Schedule D shall cease to have any further force or legal effect.

1.	Certain Defined Terms and Construction.

(a)          Capitalized terms used, but not otherwise defined, in this Schedule D shall have the meanings otherwise given to them in this Agreement for purposes of this Schedule D.  If a capitalized term is defined in both this Agreement and in this Schedule D, the meaning assigned to such capitalized term in this Schedule D shall govern for purpose of this Schedule D.  The definitions set forth below (i) shall be used only for this Schedule D and not otherwise in connection with this Agreement (unless expressly referenced elsewhere), and (ii) are not intended to, and do not, amend the definitions in this Agreement.

(b)          As used in this Schedule D, the following capitalized terms shall have the following meanings:

(i)	“Closing” means closing of the transactions contemplated by this Agreement and the Amended and Restated Master Agreement;

(ii)
“Current Market Price” means the weighted average trading price of the Royal Gold Common Stock on the NASDAQ Global Select Market, during the ten consecutive Trading Days ending on a date which is the fifth Trading Day before such date; provided that the weighted average trading price shall be determined by dividing that aggregate sale price of all Royal Gold Common Stock sold on the said exchange, as the case may be, during the said ten consecutive Trading Days by the total number of Royal Gold Common Stock so sold; and provided further that, if the Royal Gold Common Stock are not listed and posted for trading on any stock exchange in Canada or the United States or traded in the over-the-counter market, the Current Market Price shall be determined by the good faith judgment of the board of directors of Royal Gold.

(iii)	“Subsidiary” means any corporation, association or other business entity more than 50% of each class of equity or voting securities of which is owned, directly or indirectly, by any Person.

(iv)	“Trading Days” mean days on which shares of Royal Gold Common Stock are traded on the NASDAQ Global Select Market.

2.	Adjustment Provisions.

(a)           The Share Portion shall be adjusted proportionately as necessary if, during the period beginning on the date of this Agreement and ending on the Closing Date (the “Intermediary Period”), Royal Gold:

(i)
fixes the record date for the issue, or issues to, all or substantially all of the holders of Royal Gold Common Stock by way of a stock dividend or otherwise shares of Royal Gold Common Stock or other securities of Royal Gold or any other issuer convertible into or exchangeable for or otherwise carrying the right to acquire Royal Gold Common Stock (the “Convertible Securities”), other than (A) the issue from time to time of Royal Gold Common Stock or Convertible Securities by way of stock dividend to holders who elect to receive Royal Gold Common Stock or Convertible Securities in lieu of cash dividends in the ordinary course or pursuant to a dividend reinvestment plan or (B) as dividends paid in the ordinary course; or

(ii)	subdivides or redivides the issued and outstanding shares of Royal Gold Common Stock into a greater number of shares of Royal Gold Common Stock; or

(iii)	combines, consolidates or reduces the issued and outstanding shares of Royal Gold Common Stock into a smaller number of shares of Royal Gold Common Stock

(any of those events being herein called a “Share Reorganization”),

effective immediately after the record date at which the holders of Royal Gold Common Stock are determined for the purposes of the Share Reorganization or the effective date of the Share Reorganization if no record date is fixed, to a number that is the product of (1) the Share Portion in effect on the record date, or the effective date if no record date is fixed, and (2) a fraction:

(A)	the numerator of which shall be the number of Royal Gold Common Stock outstanding after giving effect to the Share Reorganization; and

(B)	the denominator of which shall be the number of Royal Gold Common Stock outstanding on the record date, or effective date if no record date is fixed, before giving effect to the Share Reorganization.

For the purposes of determining the number of Royal Gold Common Stock outstanding at any particular time for the purpose of this Schedule D, there shall be included that number of Royal Gold Common Stock which would have resulted from the conversion at that time of all outstanding Convertible Securities.

(b)          If during the Intermediary Period, Royal Gold fixes a record date for the issuance of rights, options or warrants to all or substantially all the holders of Royal Gold Common Stock pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Royal Gold Common Stock or Convertible Securities within a period of not more than 45 days from such record date at a price per share, or at a conversion price per share, of less than 95% of the Current Market Price on such record date (any such issuance being herein called a “Rights Offering” and Royal Gold Common Stock that may be acquired on exercise of the Rights Offering, or upon conversion of the Convertible Securities offered by the Rights Offering, being herein called the “Offered Royal Gold Common Stock”), the Share Portion shall be adjusted effective immediately after the applicable record date to a Share Portion that is the product of (1) the Share Portion in effect on the record date and (2) a fraction:

(i)
the numerator of which shall be the sum of (A) the number of Royal Gold Common Stock outstanding on the record date plus (B) the number of Offered Royal Gold Common Stock offered pursuant to the Rights Offering or the maximum number of Offered Royal Gold Common Stock into which the Convertible Securities so offered pursuant to the Rights Offering may be converted, as the case may be; and

(ii)	the denominator of which shall be the sum of:

(A)	the number of Royal Gold Common Stock outstanding on the record date; and

(B)
the number arrived at when (I) either the product of (a) the number of Offered Royal Gold Common Stock so offered and (b) the price at which such Offered Royal Gold Common Stock are offered, or the product of (c) the conversion price of the Offered Royal Gold Common Stock so offered and (d) the maximum number of Offered Royal Gold Common Stock for or into which the Convertible Securities so offered pursuant to the Rights Offering may be converted, as the case may be, is divided by (II) the Current Market Price of Royal Gold Common Stock on the record date for the Rights Offering.

If by the terms of the rights, options, or warrants referred to in this paragraph 2(b) of this Schedule D, there is more than one purchase, conversion or exchange price per Offered Royal Gold Common Stock, the aggregate price of the total number of additional Offered Royal Gold Common Stock offered for subscription or purchase, or the aggregate conversion or exchange price of the Convertible Securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Offered Royal Gold Common Stock, as the case may be.  Any Offered Royal Gold Common Stock owned by or held for the account of Royal Gold or a Subsidiary of Royal Gold shall be deemed not to be outstanding for the purpose of any such computation; if all the rights, options or warrants are not so issued or if all rights, options or warrants are not exercised prior to the expiration thereof, the Share Portion shall be readjusted to the Share Portion in effect immediately prior to the record date, and the Share Portion shall be further adjusted based upon the number of Offered Royal Gold Common Stock (or Convertible Securities that are convertible into Offered Royal Gold Common Stock) actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after that record date.

(c)           If during the Intermediary Period there is a reorganization of Royal Gold not otherwise provided for in paragraphs 2(a) and 2(b) in this Schedule D or a consolidation, merger, arrangement, amalgamation or acquisition of Royal Gold by, with or into another body corporate including a transaction whereby all or substantially all of Royal Gold’s assets become the property of any other Person through sale, lease, exchange or otherwise (any such event being herein called a “Capital Reorganization”), Operator, shall be entitled to receive and shall accept, in lieu of the Share Portion to which it was theretofore entitled upon Closing, the aggregate amount of cash and/or the aggregate number of Royal Gold Common Stock or other securities or property of Royal Gold, or the continuing, successor or purchasing Person, as the case may be, under the Capital Reorganization that Operator would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, Operator had been the holder of the number of Royal Gold Common Stock to which immediately before the transaction it was entitled.  No Capital Reorganization shall be carried into effect unless all necessary steps have been taken so that Operator shall thereafter be entitled to receive the requisite amount of cash and/or the number of Royal Gold Common Stock or other securities or property of Royal Gold or of the continuing, successor or purchasing Person, as the case may be, under the Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Schedule D.

(d)           If during the Intermediary Period Royal Gold reclassifies or otherwise changes the issued and outstanding shares of Royal Gold Common Stock, the Share Portion shall be adjusted effective immediately upon the reclassification becoming effective so that if Operator thereafter shall be entitled to receive such Share Portion as it would have received had the Share Portion been issued immediately prior to the effective date, subject to adjustment thereafter in accordance with provisions the same, as nearly as may reasonably be possible, as those contained in paragraphs 2(a) through 2(c) of this Schedule D.

(e)           The adjustments and readjustments provided for in paragraphs 2(b) through 2(d) of this Schedule D are cumulative and, apply (without duplication) to successive issues, subdivisions, combinations, consolidations, distributions and any other events that require adjustment of the Share Portion.

EXHIBIT D

Stockholder Agreement

(Attached)

D-1

EXHIBIT E

Form of Registration Rights Agreement

(Attached)

E-1

EXHIBIT F

Form of Legal Opinion of Carey y Cia.

(Attached)

Santiago de Chile, [●], 2010

Royal Gold, Inc.
1660 Wynkoop Street, Suite 1000
Denver, CO  80202-1132  USA
Attention:  Vice President and General Counsel
Facsimile:  (303) 595-9385

Ladies and Gentlemen:

We have acted as special Chilean counsel to Compañía Minera Teck Carmen de Andacollo (before Compañía Minera Carmen de Andacollo), a contractual mining company organized under the laws of Chile (“Operator”), in connection with:

(i)
the execution and delivery of an Amended and Restated Master Agreement, dated [●], 2010 (the “Master Agreement”), between Royal Gold, Inc., a corporation organized under the laws of the State of Delaware, Unites States of America (“Royal Gold”) and the Operator; and

(ii)	the execution and delivery of the other Transaction Documents (as defined herein).

This opinion is being delivered pursuant to Section 7(a)(v) of the Master Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Master Agreement.

In arriving at the opinions expressed herein, we have examined copies of the following agreements and documents:

(1)	the Master Agreement;

(2)	the Stockholder Agreement;

(3)	the Registration Rights Agreement;

(4)	the Royalty Agreement (together with the Master Agreement, the Stockholder Agreement, and the Registration Rights Agreement, the “Transaction Documents”);

(5)	the Irrevocable Mandate;

(6)	copy of the minutes of the board meeting of Operator held on March 26, 2009, passed to public deed on March 27, 2009 at the Notarial Office of Santiago of Mrs. María Gloria Acharán Toledo;

(7)
copy of the public deed dated March 30, 2009 granted at the Notarial Office of Santiago of Mrs. María Gloria Acharán Toledo, corresponding to the special shareholders meeting of Operator held on such date;

(8)	a copy of Operator’s original by-laws (estatutos sociales) and of all amendments thereto, including the registrations required by Chilean Law (the “By-Laws”);

(9)	a certificate issued by the Mining Registrar of Andacollo on [●], 2010 stating that there is no evidence that Operator has been dissolved; and

(10)	copies of the documents listed in Schedule A herein (the “Disclosure Documents”).

The opinions expressed herein are subject to the following qualifications:

First, we are attorneys admitted to practice in Chile and we express no opinion as to any laws other than Chilean law. In particular, we have made no independent investigation of the laws of the United States of America or any other state as a basis for our opinion, and have assumed that there is nothing in any such laws that affect our opinion.

Second, in considering the Transaction Documents, we have assumed, without any independent investigation or verification of any kind:

(i)	the genuineness of all signatures thereon;

(ii)	the legal capacity of all individuals;

(iii)	the authenticity of all documents and records presented as originals, and the conformity with the originals of all documents and records presented as copies;

(iv)
the due authorization, execution and delivery of all Transaction Documents by the parties thereto other than Operator (with respect to whom we make no such assumption) and that each such party (other than the Operator) has adequate power, authority and legal right to enter into each document to which it is a party; and

(v)
that the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby, do not and will not contravene or breach, or result in a default under, or require any consent of any person under any agreement or other document or instrument to which any of the parties to any thereof (other than Operator in respect of which we make no such assumption but solely with regard to provisions of Chilean law, the By-Laws and the Disclosure Documents) is a party or by which it is bound.

Based upon the foregoing and subject to the additional qualifications expressed below, we are of the opinion that:

1.           Operator validly exists as a contractual mining corporation and is in good standing under the laws of Chile.

2.           Operator has the corporate power to execute, deliver and perform the Transaction Documents and the Irrevocable Mandate. The execution, delivery and performance by Operator of each of the Transaction Documents and the Irrevocable Mandate have been duly authorized by all necessary corporate action of Operator.

3.           (i) Each of the Transaction Documents has been duly executed and delivered by Operator, and (ii) each of the Royalty Agreement and the Irrevocable Mandate constitutes a valid and binding obligation of Operator, enforceable against Operator in accordance with its terms (including, for avoidance of doubt, upon fulfillment of the applicable condiciones suspensivas provided therein), except that the enforceability of the Royalty Agreement and the Irrevocable Mandate is subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting Operator.

4.           The execution, delivery and performance on the date hereof by Operator of the Transaction Documents and the Irrevocable Mandate do not (i) require any approval of its shareholders which has not been obtained, (ii) violate the Chilean Mining Code or the By-Laws, (iii) violate any provision of Chilean law; (iv) violate any court or administrative order, judgment or decree listed on Schedule A attached hereto that names the Operator and is specifically directed to it or any of its property, or (v) breach or constitute a default under any agreement or contract to which Operator is a party, listed on Schedule A attached hereto.

5.           No approval or consent of, or registration or filing with, any governmental authority is required to be obtained or made by Operator under Chilean law in connection with the execution, delivery and performance on the date hereof by Operator of the Transaction Documents and the Irrevocable Mandate (other than filings necessary to be made by Operator with the Central Bank of Chile in connection with the acquisition of the Share Portion by Operator and other than any approvals, consents, registrations, and filings necessary for Operator to continue to conduct its business as currently conducted).

6.           The Royalty Agreement is effective to create in favor of Royal Gold a mortgage over the Subject Properties described in the Royalty Agreement.

The foregoing opinion is subject to the following additional qualifications:

(i)           This opinion speaks as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, legal conclusions or any other matter set forth in or relating to this opinion letter. Accordingly, any person relying on this opinion letter at any time after the date thereof should seek the advice of its counsel as to proper application of this opinion letter at such time.

(ii)           We are furnishing this opinion letter to and for your benefit in connection with the above described transaction. It is not, however, to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

Very truly yours,

•
Rafael Vergara
CAREY Y CIA. LTDA.

EXHIBIT G-1

Form of Legal Opinion of Hogan & Hartson L.L.P.

(Attached)

(a)           Royal Gold is validly existing and in good standing under the laws of the State of Delaware.

(b)           Royal Gold has the corporate power to execute, deliver and perform the Agreement and each of the other Transaction Documents.  The execution, delivery and performance by Royal Gold of the Agreement and each of the other Transaction Documents have been duly authorized by all necessary corporate action of Royal Gold.

(c)           The Agreement and each of the other Transaction Documents has been duly executed and delivered by Royal Gold.

(d)           The Agreement and the Registration Rights Agreement each constitute a valid and binding obligation of Royal Gold, enforceable against Royal Gold in accordance with its terms, except that the enforceability of each of the Agreement and the Registration Rights Agreement is subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting Royal Gold and that no opinion is expressed herein as to the enforceability of rights of indemnity or contribution under Section 2.8 of the Registration Rights Agreement.

(e)           The execution, delivery and performance on the date hereof by Royal Gold of the Agreement and the other Transaction Documents do not (i) require any approval of its shareholders which has not been obtained, (ii) violate the General Corporation Law of the State of Delaware or Royal Gold’s certificate of incorporation or by-laws, (iii) violate any provision of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, (together “Applicable Federal Law”), (iv) violate any court or administrative order, judgment or decree listed on Schedule 1 attached hereto that names Royal Gold and is specifically directed to it or any of its property, or (v) breach or constitute a default under any agreement or contract to which Royal Gold is a party filed as an exhibit to Royal Gold’s Annual Report on Form 10-K/A for the Fiscal Year ended June 30, 2008 (except that we express no opinion with respect any matters that would require a mathematical calculation or a financial or accounting determination).

(f)            No approval or consent of, or registration or filing with, the Securities and Exchange Commission or any Colorado governmental authority is required to be obtained or made by Royal Gold under Applicable Federal Law or Colorado law in connection with the execution, delivery and performance on the date hereof by Royal Gold of the Agreement and the other Transaction Documents (other than [               ], which approvals have been obtained and other than any approvals, consents, registrations, and filings necessary for Royal Gold to continue to conduct its business as currently conducted).

(g)           The shares of Royal Gold Common Stock constituting the Share Portion (the “Shares”) have been duly authorized, and when issued in accordance with the provisions of the Agreement, the Shares will be validly issued, fully paid and non-assessable.

(h)           The Royal Gold Common Stock conforms as to legal matters in all material respects to the description thereof contained in the Prospectus under the caption “Description of Common Stock.”

(i)            No holder of outstanding shares of Royal Gold Common Stock has any statutory preemptive right under the General Corporation Law of the State of Delaware or Royal Gold’s certificate of incorporation or, to our knowledge, any contractual right to subscribe for any of the Shares.

Statement outside of the body of the opinions:  The Shares are being issued under Royal Gold’s Registration Statement on Form S-4 (File No. [   ]).

EXHIBIT G-2

Form of Legal Opinion of Urenda, Rencoret, Orrego y Dorr, Abogados

(Attached)

(a)           The Royalty Agreement and the Irrevocable Mandate each constitute a valid and binding obligation of Royal Gold, enforceable against Royal Gold in accordance with its terms (including, for avoidance of doubt, upon fulfillment of the applicable condiciones suspensivas provided therein), except that the enforceability of the Royalty Agreement and the Irrevocable Mandate is subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting Royal Gold.

(b)           The execution, delivery and performance on the date hereof by Royal Gold of the Agreement, the other Transaction Documents and the Irrevocable Mandate do not violate any provision of (i) the Chilean Mining Code or (ii) any other provision of Chilean law.

(c)           No approval or consent of, or registration or filing with, any governmental authority is required to be obtained or made by Royal Gold under Chilean law in connection with the execution, delivery and performance on the date hereof by Royal Gold of the Agreement, the other Transaction Documents and the Irrevocable Mandate (other than any approvals, consents, registrations, and filings necessary for Royal Gold to continue to conduct its business as currently conducted).

EXHIBIT H

Form of Side Letter Agreement

(Attached)

January [•], 2010
ROYAL GOLD, INC.
1660 Wynkoop Street, Suite 1000
Denver, CO  80202-1132  USA
Attention:  Vice President and General Counsel
Facsimile:  (303) 595-9385

ROYAL GOLD CHILE LIMITADA
c/o ROYAL GOLD, INC.

Re: Overlapping Dayton Concessions

Dear Sirs:

Reference is made to (i) the Royalty Agreement by and between Royal Gold, Inc. and Compañía Minera Teck Carmen de Andacollo, executed by public deed granted before the Notary Public of Santiago Mr. Andrés Rubio Flores on January [•], 2010 (the “Royalty Agreement”) and (ii) the Amended and Restated Master Agreement by and between the same parties mentioned above, executed by means of a private instrument dated January 12, 2010 (the “Master Agreement”).

Capitalized terms used but not defined in this letter agreement (this “Letter Agreement”) have the meanings assigned to them in the Master Agreement.

This Letter Agreement will serve to confirm the agreement of the parties hereto as follows:

1.
Operator undertakes to constitute or cause the constitution of a first degree mortgage and prohibitions, in the terms set forth in Clauses Sixth (p) and Sixth (q) of the Royalty Agreement, respectively, on any Overlapping Dayton Concession wholly or partially within the Shaded Area, which has been transferred to Dayton, but then in the future, is reacquired by Operator or any Affiliate of Operator.

Operator shall notify Royal Gold (or its authorized successor under the Royalty Agreement) in writing of the reacquisition of any Overlapping Dayton Concession referred to above, when applicable, within 60 days from the respective date of the acquisition public deed and Operator shall enter into, or cause the entering into of, the corresponding public deeds for the constitution of mortgages and prohibitions within 90 days from the date of such acquisition public deed.

2.
From the date hereof, all the provisions contained in the Master Agreement regarding Overlapping Dayton Concessions, in particular but not limited to those contained in Sections 5(c)(ix), 5(c)(x), 5(c)(xi), 5(c)(xii), 5(c)(xiii) and 5(c)(xv), together with the covenants set forth in Section 1. of this Letter Agreement, shall be governed by and construed under the laws of Chile, without giving effect to those principles of conflicts of laws that might otherwise require application of the laws of any other jurisdiction, and any dispute with respect to such matters shall be governed by the provisions of Clause Seventh (b) (Dispute Resolution – Solución de Controversias–) of the Royalty Agreement and not the dispute resolution provisions of the Master Agreement.

3.
Section 9(d) of the Master Agreement (Assignment) is made applicable to this Letter Agreement and is deemed to be reproduced herein in its entirety, and any reference therein to the Agreement, shall be understood as a reference to this Letter Agreement.

4.
The parties hereto agree that from the date Royal Gold Chile Limitada (“RG Chile”) becomes the successor of Royal Gold under the Royalty Agreement (the “Assignment Date”), RG Chile will assume, from such date on, the contractual position that until the Assignment Date corresponded to Royal Gold under this Letter Agreement, such that each time that in this instrument a reference is made to “Royal Gold, Inc.” or “Royal Gold”, as of the Assignment Date said reference shall be understood to be made for all legal purposes to Royal Gold Chile Limitada.

5.
The parties hereto also agree that no assignment of the Royalty Agreement from RG Chile to a third party, and no subsequent assignment of the Royalty Agreement thereafter, may take place until the corresponding assignee has assumed the contractual position of the assignor under this Letter Agreement and becomes bound by the same.

6.
This Letter Agreement may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the parties hereto.  Delivery of an executed signature page of this Letter Agreement by facsimile or other electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Letter Agreement. This Letter Agreement is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto.

7.
This Letter Agreement shall be governed by, and construed in accordance with, the laws of Chile, without giving effect to those principles of conflicts of laws that might otherwise require application of the laws of any other jurisdiction, and any dispute with respect to this Letter Agreement shall be governed by the provisions of Clause Seventh (b) (Dispute Resolution – Solución de Controversias –) of the Royalty Agreement (and any reference therein to the Agreement – Contrato –, shall be understood as a reference to this Letter Agreement).

[signature pages follow]

If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by returning to us an executed counterpart hereof, whereupon this Letter Agreement shall become a binding agreement between us.

Very truly yours,

COMPAÑÍA MINERA TECK CARMEN DE ANDACOLLO

By
Name:
Title:

CC:	Hogan & Hartson L.L.P.
One Tabor Center
1200 Seventeenth Street, Suite 1500
Denver, CO 80202 USA
Attention: Paul Hilton, Esq.
Facsimile: (303) 899-7333

Accepted and agreed to as of
the date first above written:

ROYAL GOLD, INC.

By
Name:
Title: